As filed with the Securities and Exchange Commission on January 26, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADVANCED CELL TECHNOLOGY, INC.

(Name of small business issuer in its charter)

Delaware	2834	87-0656515
(State or Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization)	Classification Code Number)	Identification Number)

1201 Harbor Bay Parkway
Alameda, CA 94502
(510) 748-4900

(Address and telephone number of principal executive offices)

William M. Caldwell, IV, Chief Executive Officer
Advanced Cell Technology, Inc.
1201 Harbor Bay Parkway
Alameda, CA 94502
(510) 748-4900

(Name, address and telephone number of agent for service)

Copies of all communications to:

Jonathan F. Atzen	Christopher E. Howard, Esq.
Senior Vice President and General Counsel	Pierce Atwood LLP
Advanced Cell Technology, Inc.	One Monument Square
1201 Harbor Bay Parkway	Portland, ME 04101
Alameda, CA 94502	Phone: (207) 791-1335
Phone: (310) 481-5121	Fax: (207) 791-1350
Fax: (310) 481-0833

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement, as determined by the Registrant.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Number of Shares To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share	13,516,367	(1)	$0.88	(2)	$11,894,402	(2)	$1,272.70
Common Stock, $0.001 par value per share	20,397,296	(3)	$2.08	(4)	$42,426,375	(4)	$4,539.62	(5)
Total Registration Fee							$5,812.32	(6)

(1)                Includes shares of our common stock, par value $.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion or redemption of certain convertible debentures and upon the exercise of certain warrants, which were issued in 2005 and 2006. Should the conversion price of the debentures be adjusted resulting in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price of the warrants occur as a result of an issuance or sale of shares below the then exercise price result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)                Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Act”), based on the average of the high and low prices for the Company’s common stock as reported on the OTC Bulletin Board on January 22, 2007.

(3)                Includes shares of our common stock, par value $.001 per share, which shares are issuable upon conversion or redemption of certain convertible debentures and upon the exercise of certain warrants, each of which were issued in 2005. These securities were previously registered on Registration Statement No. 333-129019, on Form SB-2 which was filed on October 14, 2005, originally declared effective on October 28, 2005, and subsequently amended.

(4)                Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Act, based on the average of the high and low prices for the Company's common stock as reported on the OTC Bulletin Board on October 12, 2005 in connection with the filing of Registration Statement No. 333-129019, which was filed on October 14, 2005.

(5)                The registration fee for these securities was paid and is transferred and carried forward to this registration statement pursuant to Rule 429 under the Securities Act.

(6)                As noted in footnote (5), above, the registration fee was partially offset by an aggregate amount of $4,493.58 that was previously paid to register securities subject to this registration statement that were previously registered on Registration Statement No. 333-129019 on Form SB-2 filed on October 14, 2005. Pursuant to Rule 429 under the Securities Act, the previously paid registration fees for these securities is transferred and carried forward to this registration statement. The remaining amount of $1,319.04 for the total registration fee has been paid herewith.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

The registrant is filing a single prospectus in this registration statement pursuant to Rule 429 under the Securities Act of 1933, as amended, in order to satisfy the requirements of the Securities Act and the rules and regulations thereunder for this offering and other offerings registered on earlier registration statements. The combined prospectus in this registration statement relates to, and shall act, upon effectiveness, as a post-effective amendment to Registration Statement No. 333-129019, which was filed on October 14, 2005, originally declared effective October 28, 2005, and subsequently amended.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

ADVANCED CELL TECHNOLOGY, INC.

13,516,367* SHARES OF COMMON STOCK

*Does not include 20,397,296 previously registered shares that are covered by this Prospectus

This prospectus relates to the resale to the public by the selling security holders of up to 13,516,367 shares of our common stock, par value $.001 per share, underlying (i) convertible debentures issued in 2006 in the aggregate original principal amount of $10,981,250, convertible at a conversion price of $0.288, (ii) common stock purchase warrants issued in 2006 at an exercise price of $0.3168, (iii) common stock purchase warrants, with an exercise price of $0.3168, issued to a broker-dealer as commissions paid in connection with the private placement of the 2006 debentures and the 2006 warrants, (iv) convertible debentures issued in 2005 in the aggregate principal amount of $22,276,250, convertible at a conversion price of $0.90, and (v) common stock purchase warrants issued in 2005 at an exercise price of either $0.95 or $0.90.

The conversion price of each of the convertible debentures and the exercise price of the warrants described above is subject to anti-dilution and other customary adjustments.

This prospectus also covers the resale to the public by the selling security holders of up to 20,397,296 shares of common stock previously registered pursuant to that certain Registration Statement No. 333-129019, which was filed on October 14, 2005, originally declared effective October 28, 2005, and subsequently amended, including (i) shares of common stock underlying convertible debentures issued in 2005 and held by certain selling security holders, and (ii) shares of common stock issuable upon the exercise of common stock purchase warrants issued in 2005 and held by certain of the selling security holders.

This prospectus will act as a single combined prospectus as permitted by Rule 429 of the Securities Act of 1933, as amended. The selling security holders named herein may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will not receive any proceeds from the sales by the selling security holders, but we receive funds from the exercise of warrants held by selling security holders, if and when exercised. We will pay the expenses of registering these shares.

Our common stock is quoted on the OTC Bulletin Board under the symbol “ACTC.” On January 22, 2007,  the closing bid and ask prices for one share of our common stock were $0.87 and $0.90, respectively, as reported by the OTC Bulletin Board. These over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

These securities are speculative and involve a high degree of risk. You should consider carefully the “Risk Factors” beginning on Page 6 of this prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2007

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Overview of Business

We are a biotechnology company focused on developing and commercializing human stem cell technology in the emerging field of regenerative medicine. Our plan is to successfully develop and commercialize products for use in treatment of a wide array of chronic degenerative diseases and in regenerative repair of acute disease, such as trauma, infarction and burns. All of our technologies are at the basic research or in the pre-clinical stage of development.

Our embryonic stem cell research and development is supported by our portfolio of patents and patent applications and a research and development team that includes some of the world’s leading scientists in the field of stem cell research and development. We have three core categories of research programs:

•       Cellular Reprogramming—the transformation of a patient’s own cells into embryonic stem cells which can then be differentiated into therapeutically useful cells for treatment of disease.

•       Reduced Complexity Program—the production of stem cell therapies for “off-the-shelf” deployment to treat acute disease in time critical situations not amenable to reprogramming technologies.

•       Stem Cell Differentiation—the development of technologies designed to control the differentiation and re-differentiation of stem cells into specific cell types, such as hematopoietic, myocardial, skin, retinal, and neuronal cells, for therapeutic application.

The core of our technology platform is the ability to produce embryonic stem cells that are immunologically compatible with the patient. If successfully developed, our cellular reprogramming technologies will produce cells that will maximize the potential for effective use as transplants to replace diseased or destroyed cells in human patients. Our technology avoids reliance on more limited approaches that involve use of cell lines that are not histocompatible with the recipient, or therapies based upon use of adult stem cells. We believe that successful commercialization of stem cell technologies will require the ability to produce cells that are immunologically compatible with the patient, have the proliferative capacity of young cells and have specific therapeutic application. Our research and development programs are dedicated to production of stem cell therapies that share these characteristics.

We believe that successful development of our technologies could provide cell-based therapies for a broad range of diseases, including:

•       hematopoietic cells for blood diseases and cancer

•       myocardial and endothelial vascular tissue for cardiovascular disease

•       skin cells for dermatological conditions

•       retinal pigment epithelium cells as treatment for macular degeneration and retinal pigmentosis

•       neuronal cells for spinal cord injury, Parkinson’s disease and other neuro-degenerative diseases

•       pancreatic islet <*> cells for diabetes

•       liver cells for hepatitis and cirrhosis

•       cartilage cells for arthritis

•       lung cells for a variety of pulmonary diseases

Our headquarters are located at 1201 Harbor Bay Parkway, Alameda, California, 94502, where we maintain one of our primary research facilities. Our other research facility is located in Worcester, Massachusetts.

Recent Developments

Recent Financing.   As disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on September 19, 2005, on September 15, 2005 we entered into a Securities Purchase Agreement pursuant to which certain purchasers, whom we refer to as the 2005 Purchasers, agreed to purchase from us amortizing convertible debentures and warrants to purchase shares of our common stock, referred to as the 2005 Debentures and the 2005 Warrants respectively. The Securities Purchase Agreement also provided the 2005 Purchasers with investment rights to purchase additional convertible debentures and warrants in the future. On September 6, 2006, we closed the exercise by certain of the 2005 Purchasers of this additional investment right, or AIR, under Section 4.18 of the Securities Purchase Agreement. In connection with the closing of the AIR, we entered into a new Securities Purchase Agreement, dated as of August 30, 2006 and executed and delivered on September 6, 2006, with the 2005 Purchasers exercising the AIR, whom we refer to as the Purchasers. The Purchasers purchased from us additional amortizing convertible debentures and warrants to purchase shares of our common stock, referred to as the 2006 Debentures and the 2006 Warrants respectively. We also entered into a Registration Rights Agreement with the Purchasers, which required us to file a registration statement with the Securities and Exchange Commission following the AIR closing registering on behalf of the Purchasers the resale of the shares of common stock issuable upon conversion or redemption of the 2006 Debentures and upon the exercise of the 2006 Warrants.

The 2006 Debentures issued at the closing of the AIR exercise will be due and payable in full three years from the closing, and will not bear interest. The 2006 Debentures begin amortizing 180 days after the closing with 1/30th of the principal amount due monthly over thirty months in cash or stock. The aggregate cash purchase price for the 2006 Debentures purchased at the AIR closing was $8,750,000, which is a 20.3187% discount to the full principal amount of the 2006 Debentures of $10,981,250. At any time from the closing date until the maturity date of the 2006 Debentures, the Purchasers have the right to convert the debentures, in whole or in part, into our common stock at the then effective conversion price. The 2006 Debentures are initially convertible into 38,129,340 shares of common stock at a price of $0.288 per share. The conversion price will be subject to adjustment under circumstances set forth in the 2006 Debentures. The Purchasers also received the 2006 Warrants, which are exercisable for five years for 19,064,670 additional shares of common stock at a price of $0.3168 per share. The 2006 Debentures and the 2005 Debentures are hereinafter referred to collectively as the debentures or the convertible debentures, and the 2006 Warrants and the 2005 Warrants are hereinafter referred to collectively as the warrants.

The 2006 Debentures and the 2006 Warrants contain covenants that will limit our ability to, among other things: incur or guarantee additional indebtedness; incur or create liens; amend our certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the holders of the debentures; and repay or repurchase more than a de minimis number of shares of common stock other than as permitted in the debentures and other documents executed with the Purchasers. The 2006 Debentures include customary default provisions and an event of default includes, among other things, a change of control of us, the sale of all or substantially all of our assets, the lapse of the effectiveness of the registration statement for more than 30 consecutive trading days or 60 non-consecutive days during any 12-month period (with certain exceptions), the failure by us to timely deliver certificates to holders upon conversion and a default by us in any obligations under any indebtedness of at least $150,000 which results in such indebtedness being accelerated. Upon the occurrence of an event of default, each 2006 Debenture may become immediately due and payable, either automatically or by declaration of the holder of such debenture. The aggregate amount payable upon an acceleration by reason of an event of default will be equal to the greater of 120% of the principal amount of the debentures to be prepaid or the principal amount of the debentures to be prepaid, divided by the conversion price on the date specified in the debenture, multiplied by the closing price on the date set forth in the debenture.

In connection with this transaction, each Purchaser has contractually agreed to restrict its ability to convert the debentures, exercise the warrants and additional investment rights and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion or exercise.

Certain of our officers have entered into a lock-up agreement that restricts their right to dispose of any shares of our common stock for a period of one year following the effective date of a registration statement registering the shares of our common stock as provided in the Registration Rights Agreement.

In connection with this financing, we paid a cash fee of $783,875.40 and issued a warrant to purchase 3,050,347 shares of common stock at an exercise price of $0.3168 per share, to T.R. Winston & Company, LLC, the placement agent for the securities sold in this transaction.

As reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2007, we closed amendments to the transaction documents described above. The amendments contained the basic terms described below.

The transaction documents associated with the 2005 Debentures and 2005 Warrants were amended in the following material respects:

•       The conversion price of the 2005 Debentures was reset to $0.90.

•       The exercise price of the 2005 Warrants was reset to $0.95.

•       The 2005 Debentures were amended to waive the corporate milestones contained therein and give us the right to pay mandatory monthly redemptions in registered shares (or shares of common stock eligible for immediate resale under Rule 144) or cash, in our discretion.

•       The Registration Rights Agreement was amended so as to limit the number of shares of common stock required to be registered to an amount not in excess of the limits imposed by the Securities and Exchange Commission’s application of Rule 415 to secondary, resale registration statements, provided that we shall register not less than 30% of our issued and outstanding common stock (less shares held by our affiliates) every six months until the registration requirements of the applicable registration rights agreement are satisfied in their entirety, and provided further that we continue to exercise best efforts to satisfy the registration requirements of the original registration rights agreement as promptly as possible.

•       The definition of “Exempt Issuance” was expanded to include certain additional recipients of options issued under our approved stock option plans.

The transaction documents associated with the 2006 Debentures and 2006 Warrants were amended in the following material respects:

•       The 2006 Debentures were amended to waive the corporate milestones contained therein and give us the right to pay mandatory monthly redemptions in registered shares (or shares of common stock eligible for immediate resale under Rule 144) or cash, in our discretion.

•       The commencement of monthly redemptions was deferred until September 7, 2007.

•       The monthly redemption conversion price was reduced to the lesser of (a) the conversion price and (b) 70% of the average of the 10 closing prices immediately preceding the applicable monthly redemption.

•       We were authorized to withdraw our pending registration statement, subject to satisfaction of the provisions of the amended registration rights agreement described immediately below.

•       The registration rights agreement was amended as follows:  (a) to require the filing of this registration statement by the later of the 10th trading day following the effective date of the amendment, or January 19, 2007; (b) the number of shares of common stock required to be registered is limited to an amount not in excess of the limits imposed by the Securities and Exchange Commission’s application of Rule 415 to secondary, resale registration statements, provided that we register not less than 30% of our issued and outstanding common stock (less shares held by our affiliates) every six months until the registration requirements of the applicable registration rights agreement are satisfied in their entirety, and provided further that we continue to exercise best efforts to satisfy the registration requirements of the original registration rights agreement as promptly as possible.

•       We agreed to limit cash expenditures to an amount not in excess of $1.3 million per calendar month, subject to certain specified exceptions.

•       The definition of “Exempt Issuance” was expanded to include certain additional recipients of options issued under our approved stock option plans.

Warrant Repricing.   We concluded a repricing of the 2005 Warrants and our $1.27 warrants on August 28, 2006. The repricing transaction resulted in the exercise of certain of the 2005 Warrants for 4,541,672 shares of our common stock, generating proceeds to us of approximately $4,314,589. Replacement warrants identical in all respects to the exercised 2005 Warrants, except for an adjusted strike price of $1.60, were issued to the warrant holders that exercised their warrants in the repricing transaction. Certain of the shares issuable upon the exercise of the replacement warrants issued to the Purchasers are included in the registration statement of which this prospectus is part. The holders of 2005 Warrants that did not participate in the repricing transaction will be entitled to an adjustment in the exercise or conversion price, as applicable, of their 2005 Warrants and 2005 Debentures pursuant to the antidilution provisions thereof.

We issued a warrant to purchase 1,525,174 shares of common stock at an exercise price of $0.3168 per share to T.R. Winston & Company, LLC as commission for broker services provided in connection with the closing of the warrant repricing.

All of the above securities were issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

Risk Factors

Investing in our common stock is subject to numerous risks, including the risk of delays in or discontinuation of our research and development due to lack of financing, inability to obtain necessary regulatory approvals to market the products, unforeseen safety issues relating to the products and dependence on third party collaborators to conduct research and development of the products. Because we are an early stage company with a very limited history of operations, we are also subject to many risks associated with early-stage companies. For a more detailed discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 6 of this prospectus.

Corporate History

We were incorporated under Nevada law in May of 2000. On January 31, 2005, we completed an acquisition of Advanced Cell, Inc., a Delaware corporation, formerly known as Advanced Cell Technology, Inc. and referred to as ACT, pursuant to the terms of an agreement and plan of merger dated January 3, 2005. At the time of the transaction, we had only nominal assets and no operating activities.

Pursuant to the terms of the merger, a wholly owned subsidiary of ours merged with and into ACT, with ACT surviving the merger as our wholly owned subsidiary. As a result of the merger, all of the outstanding shares of the capital stock of ACT were converted, on a pro rata basis, into the right to receive an aggregate of approximately 18,000,000 shares of our common stock. In addition, all outstanding options and warrants to acquire shares of the capital stock of ACT were converted into the right to receive shares of our common stock, and we adopted the ACT stock option plan and all options granted thereunder. Upon completion of the merger, all of our pre-merger officers and directors resigned and were replaced by ACT’s officers and directors. As a result of the merger, we effected a complete change of business operations and terminated our pre-merger business and succeeded to, and are continuing the business operations and research efforts of, ACT in the field of biotechnology.

On November 18, 2005, we reincorporated the company from the State of Nevada to the State of Delaware pursuant to a merger of the company with and into a newly formed Delaware corporation. Immediately following the reincorporation, we completed the merger of ACT with and into the company, so that the separate existence of ACT ceased.

Our principal executive offices are located at 1201 Harbor Bay Parkway, Alameda, California, 94502, and our telephone number is (510) 748-4900.

The Offering

The selling security holders identified on page 22 of this prospectus are offering on a resale basis the following shares:

Common stock offered(1)	13,516,367	shares
Common stock outstanding before the offering(2)	45,681,925	shares
Common stock outstanding after the offering(3)	59,198,292	shares
OTC Bulletin Board symbol		ACTC

(1)          Does not include 20,397,296 shares of common stock covered by this prospectus which were previously registered on Registration Statement No. 333-129019, which was filed on October 14, 2005, originally declared effective on October 28, 2005, and subsequently amended.

(2)          Based on the number of shares outstanding on January 19, 2007, not including shares issuable upon conversion or exercise of securities convertible or exercisable into shares of common stock.

(3)          Based on the number of shares outstanding on January 19, 2007, assuming (i) conversion of the 2005 and 2006 Debentures, (ii) exercise of the 2005 and 2006 Warrants sold in the recent financing, (iii) exercise of those certain warrants issued in 2006 to certain selling security holders as consideration for their exercise of common stock purchase warrants previously issued to them in 2005, but not assuming (A) conversion or exercise of any other securities convertible or exercisable into shares of common stock and (B) the conversions and exercises referred to in preceding clauses (i) through (iii) are limited to the total number of shares registered hereunder and under the Registration Statement (No. 333-129019) filed in October of 2005.

RISK FACTORS

You should carefully consider each of the following risk factors and all of the other information provided in this prospectus before purchasing our common stock. The risks described below are those we currently believe may materially affect us. An investment in our common stock involves a high degree of risk, and should be considered only by persons who can afford the loss of their entire investment. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue” and variations thereof, and other statements contained in quarterly report, and the exhibits hereto, regarding matters that are not historical facts and are forward-looking statements. Because these statements involve risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to risks inherent in: our early stage of development, including a lack of operating history, lack of profitable operations and the need for additional capital; the development and commercialization of largely novel and unproven technologies and products; our ability to protect, maintain, and defend our intellectual property rights: uncertainties regarding our ability to obtain the capital resources needed to continue research and development operations and to conduct research, preclinical development and clinical trials necessary for regulatory approvals; uncertainty regarding the outcome of clinical trials and our overall ability to compete effectively in a highly complex, rapidly developing, capital intensive and competitive industry.

Risks Relating to Our Early Stage of Development

We have a limited operating history on which potential investors may evaluate our operations and prospects for profitable operations.   We have a limited operating history on which a potential investor may base an evaluation of us and our prospects. If we are unable to begin and sustain profitable operations, investors may lose their entire investment in us. We are in the pre-clinical stage, and our prospects must be considered speculative in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly in light of the uncertainties relating to the new, competitive and rapidly evolving markets in which we anticipate we will operate. To attempt to address these risks, we must, among other things, further develop our technologies, products and services, successfully implement our research, development, marketing and commercialization strategies, respond to competitive developments and attract, retain and motivate qualified personnel. A substantial risk is involved in investing in us because, as an early stage company,

•       we have fewer resources than an established company,

•       our management may be more likely to make mistakes at such an early stage, and

•       we may be more vulnerable operationally and financially to any mistakes that may be made, as well as to external factors beyond our control.

These difficulties are compounded by our heavy dependence on emerging and sometimes unproven technologies. In addition, some of our significant potential revenue sources involve ethically sensitive and controversial issues which could become the subject of legislation or regulations that could materially restrict our operations and, therefore, harm our financial condition, operating results and prospects for bringing our investors a return on their investment.

We have a history of operating losses, and we cannot assure you that we will achieve future revenues or operating profits.   We have generated modest revenue to date from our operations. Historically, we have had net operating losses each year since our inception. We have limited current potential sources of revenue from license fees and product development revenues, and we cannot assure you that we will be able to develop such revenue sources or that our operations will become profitable, even if we are able to commercialize our technologies or any products or services developed from those technologies. If we continue to suffer losses as we have in the past, investors may not receive any return on their investment and may lose their entire investment.

Although we have revenues from license fees and royalties, we have no commercially marketable products and no immediate ability to generate revenue from commercial products, nor any assurance of being able to develop our technologies for commercial applications. As a result, we may never be able to operate profitably. We are just beginning to identify products available for pre-clinical trials and may not receive significant revenues from commercial sales of our products for the next several years, if at all, although we do generate revenues from licensing activities. We have marketed only a limited amount of services based on our technologies and have little experience in doing so. Our technologies and any potential products or services that we may develop will require significant additional effort and investment prior to material commercialization and, in the case of any biomedical products, pre-clinical and clinical testing and regulatory approvals. We cannot assure you that we will be able to develop any such technologies or any products or services, or that such technologies, products or services will prove to be safe and efficacious in clinical trials, meet applicable regulatory standards, be capable of being produced in commercial quantities at acceptable costs or be successfully marketed. For that reason, we may not be able to generate revenues from commercial production or operate profitably.

We have sold the agricultural portion of our business in order to finance operations. The agricultural applications of our technology generally have a more rapid realization of revenues due to more limited regulatory requirements and testing. Our ability to generate revenue from any agricultural applications of our technology is limited to existing license royalties, if any.

We will require substantial additional funds to continue operating which may not be available on acceptable terms, if at all.   We have losses from operations, negative cash flows from operations and a substantial stockholders’ deficit that raise substantial doubt about the Company’s ability to continue as a going concern. We do not believe that our cash from all sources, including cash, cash equivalents and anticipated revenue stream from licensing fees and sponsored research contracts is sufficient for us to continue operations beyond December 31, 2007 without raising additional financing.

Management continues to evaluate alternatives and sources for additional funding, which may include public or private investors, strategic partners, and grant programs available through specific states or foundations, although there is no assurance that such sources will result in raising additional capital. Lack of necessary funds may require us to delay, scale back or eliminate some or all of our research and product development programs and /or our capital expenditures, to license our potential products or technologies to third parties, to consider business combinations related to ongoing business operations, or shut down some, or all, of our operations.

In addition, our cash requirements may vary materially from those now planned because of results of research and development, potential relationships with strategic partners, changes in the focus and direction of our research and development programs, competition, litigation required to protect our technology, technological advances, the cost of pre-clinical and clinical testing, the regulatory process of the United States Food and Drug Administration, or FDA, and foreign regulators, whether any of our products become approved or the market acceptance of any such products and other factors. Our current cash reserves are not sufficient to fund our operations through the commercialization of our first products or services.

We have limited clinical testing, regulatory, manufacturing, marketing, distribution and sales capabilities which may limit our ability to generate revenues.   Because of the relatively early stage of our research and development programs, we have not yet invested significantly in clinical testing, regulatory, manufacturing, or in marketing, distribution or product sales resources. We cannot assure you that we will be able to develop any such resources successfully or as quickly as may be necessary. The inability to do so may harm our ability to generate revenues or operate profitably.

Risks Relating to Competition

Our competition includes both public and private organizations and collaborations among academic institutions and large pharmaceutical companies, most of which have significantly greater experience and financial resources than we do.   The biotechnology and pharmaceutical industries are characterized by intense competition. We compete against numerous companies, both domestic and foreign, many of which have substantially greater experience and financial and other resources than we have. Several such enterprises have initiated cell therapy research programs and/or efforts to treat the same diseases targeted by us. Companies such as Geron Corporation, Genzyme Corporation, StemCells, Inc., Aastrom Biosciences, Inc. and Viacell, Inc., as well as others, many of which have substantially greater resources and experience in our fields than we do, are well situated to effectively compete with us. Any of the world’s largest pharmaceutical companies represents a significant actual or potential competitor with vastly greater resources than ours.

These companies hold licenses to genetic selection technologies and other technologies that are competitive with our technologies. These and other competitive enterprises have devoted, and will continue to devote, substantial resources to the development of technologies and products in competition with us.

Private and public academic and research institutions also compete with us in the research and development of human therapeutic or agricultural products. In the past several years, the pharmaceutical industry has selectively entered into collaborations with both public and private organizations to explore the possibilities that stem cell therapies may present for substantive breakthroughs in the fight against disease.

In addition, many of our competitors have significantly greater experience than we have in the development, pre-clinical testing and human clinical trials of biotechnology and pharmaceutical products, in obtaining FDA and other regulatory approvals of such products and in manufacturing and marketing such products. Accordingly our competitors may succeed in obtaining FDA approval for products more rapidly or effectively than we can. Our competitors may also be the first to discover and obtain a valid patent to a particular stem cell which may effectively block all others from doing so. It will be important for us or our collaborators to be the first to discover any stem cell that we are seeking to discover. Failure to be the first could prevent us from commercializing all of our research and development affected by that discovery. Additionally, if we commence commercial sales of any products, we will also be competing with respect to manufacturing efficiency and sales and marketing capabilities, areas in which we have no experience.

The United States is encountering tremendous competition from many foreign countries that are providing an environment more attractive for stem cell research. The governments of numerous foreign countries are investing in stem cell research, providing facilities, personnel and legal environments intended to attract biotechnology companies and encourage stem cell research and development of stem cell-related technologies.

These efforts by foreign countries may make it more difficult to effectively compete in our industry and may generate competitors with substantially greater resources than ours.

Risks Relating to Our Technology

We rely on nuclear transfer and embryonic stem cell technologies that we may not be able to successfully develop, which will prevent us from generating revenues, operating profitably or providing investors any return on their investment.   We have concentrated our research on our nuclear transfer and embryonic stem cell technologies, and our ability to operate profitably will depend on being able to successfully develop these technologies for human applications. These are emerging technologies with, as yet, limited human applications. We cannot guarantee that we will be able to successfully develop our nuclear transfer and embryonic stem cell technologies or that such development will result in products or services with any significant commercial utility. We anticipate that the commercial sale of such products or services, and royalty/licensing fees related to our technology, would be our primary sources of revenues. If we are unable to develop our technologies, investors will likely lose their entire investment in us.

The outcome of pre-clinical, clinical and product testing of our products is uncertain, and if we are unable to satisfactorily complete such testing, or if such testing yields unsatisfactory results, we will be unable to commercially produce our proposed products. Before obtaining regulatory approvals for the commercial sale of any potential human products, our products will be subjected to extensive pre-clinical and clinical testing to demonstrate their safety and efficacy in humans. We cannot assure you that the clinical trials of our products, or those of our licensees or collaborators, will demonstrate the safety and efficacy of such products at all, or to the extent necessary to obtain appropriate regulatory approvals, or that the testing of such products will be completed in a timely manner, if at all, or without significant increases in costs, program delays or both, all of which could harm our ability to generate revenues. In addition, our prospective products may not prove to be more effective for treating disease or injury than current therapies. Accordingly, we may have to delay or abandon efforts to research, develop or obtain regulatory approval to market our prospective products. Many companies involved in biotechnology research and development have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. The failure to adequately demonstrate the safety and efficacy of a therapeutic product under development could delay or prevent regulatory approval of the product and could harm our ability to generate revenues, operate profitably or produce any return on an investment in us.

While the marketing of cloned or transgenic animals does not currently require regulatory approval, such approval may be required in the future. We cannot assure you that we would obtain such approvals or that our licensees’ products would be accepted in the marketplace. This lack of approval could reduce or preclude any royalty revenues we might receive from our licensees in that field.

We may not be able to commercially develop our technologies and proposed product lines, which, in turn, would significantly harm our ability to earn revenues and result in a loss of investment.   Our ability to commercially develop our technologies will be dictated in large part by forces outside our control which cannot be predicted, including, but not limited to, general economic conditions, the success of our research and pre-clinical and field testing, the availability of collaborative partners to finance our work in pursuing applications of nuclear transfer technology and technological or other developments in the biomedical field which, due to efficiencies, technological breakthroughs or greater acceptance in the biomedical industry, may render one or more areas of commercialization more attractive, obsolete or competitively unattractive. It is possible that one or more areas of commercialization will not be pursued at all if a collaborative partner or entity willing to fund research and development cannot be located. Our decisions regarding the ultimate products and/or services we pursue could have a significant adverse affect on our ability to earn revenue if we misinterpret trends, underestimate development costs and/or pursue wrong products or services. Any of these factors either alone or in concert could materially harm our ability to earn revenues and could result in a loss of any investment in us.

If we are unable to keep up with rapid technological changes in our field or compete effectively, we will be unable to operate profitably.   We are engaged in activities in the biotechnology field, which is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. We cannot assure you that research and discoveries by other biotechnology, agricultural, pharmaceutical or other companies will not render our technologies or potential products or services uneconomical or result in products superior to those we develop or that any technologies, products or services we develop will be preferred to any existing or newly-developed technologies, products or services.

We may not be able to protect our proprietary technology, which could harm our ability to operate profitably.   The biotechnology and pharmaceutical industries place considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. Our success will depend, to a substantial degree, on our ability to obtain and enforce patent protection for our products, preserve any trade secrets and operate without infringing the proprietary rights of others. We cannot assure you that:

•       we will succeed in obtaining any patents in a timely manner or at all, or that the breadth or degree of protection of any such patents will protect our interests,

•       the use of our technology will not infringe on the proprietary rights of others,

•       patent applications relating to our potential products or technologies will result in the issuance of any patents or that, if issued, such patents will afford adequate protection to us or not be challenged invalidated or infringed, and

•       patents will not issue to other parties, which may be infringed by our potential products or technologies.

We are aware of certain patents that have been granted to others and certain patent applications that have been filed by others with respect to nuclear transfer technologies. The fields in which we operate have been characterized by significant efforts by competitors to establish dominant or blocking patent rights to gain a competitive advantage, and by considerable differences of opinion as to the value and legal legitimacy of competitors’ purported patent rights and the technologies they actually utilize in their businesses.

Our business is highly dependent upon maintaining licenses with respect to key technology.   Several of the key patents we utilize are licensed to us by third parties. These licenses are subject to termination under certain circumstances (including, for example, our failure to make minimum royalty payments or to timely achieve development and commercialization benchmarks). The loss of any of such licenses, or the conversion of such licenses to non-exclusive licenses, could harm our operations and/or enhance the prospects of our competitors.

Certain of these licenses also contain restrictions, such as limitations on our ability to grant sublicenses that could materially interfere with our ability to generate revenue through the licensing or sale to third parties of important and valuable technologies that we have, for strategic reasons, elected not to pursue directly. The possibility exists that in the future we will require further licenses to complete and/or commercialize our proposed products. We cannot assure you that we will be able to acquire any such licenses on a commercially viable basis.

We may not be able to adequately protect against piracy of intellectual property in foreign jurisdictions.   Considerable research in the areas of stem cells, cell therapeutics and regenerative medicine is being performed in countries outside of the United States, and a number of our competitors are located in those countries. The laws protecting intellectual property in some of those countries may not provide protection for our trade secrets and intellectual property adequate to prevent our competitors from misappropriating our trade secrets or intellectual property. If our trade secrets or intellectual property are misappropriated in those countries, we may be without adequate remedies to address the issue.

Certain of our technology is not protectable by patent.   Certain parts of our know-how and technology are not patentable. To protect our proprietary position in such know-how and technology, we intend to require all employees, consultants, advisors and collaborators to enter into confidentiality and invention ownership agreements with us. We cannot assure you, however, that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. Further, in the absence of patent protection, competitors who independently develop substantially equivalent technology may harm our business.

Patent litigation presents an ongoing threat to our business with respect to both outcomes and costs.   We have previously been involved in patent interference litigation, and it is possible that further litigation over patent matters with one or more competitors could arise. We could incur substantial litigation or interference costs in defending ourselves against suits brought against us or in suits in which we may assert our patents against others. If the outcome of any such litigation is unfavorable, our business could be materially adversely affected. To determine the priority of inventions, we may also have to participate in interference proceedings declared by the United States Patent and Trademark Office, which could result in substantial cost to us. Without additional capital, we may not have the resources to adequately defend or pursue this litigation.

Risks Relating to the September 2005 and September 2006 Financings

If we are required for any reason to repay our outstanding debentures we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the convertible debentures, if required, could result in legal action against us, which could require the sale of substantial assets.  We have outstanding, as of December 31, 2006, $23,512,706 aggregate original principal amount of convertible debentures with an original issue discount of 20.3187% with $10,981,250 in 2006 Debentures and $12,531,456 in 2005 Debentures. We are required to redeem on a monthly basis, by payment with cash or with shares of our common stock, 1/30th of the aggregate original principal amount of the 2006 Debentures. Unless waived by the holders of the debentures, in order to redeem with shares of our common stock we must satisfy certain conditions which have yet to be satisfied, including such conditions as the listing of our shares of common stock on either the NASDAQ National Market, the NASDAQ Small Cap Market, or the American Stock Exchange. These monthly payments will impact the amount of working capital available to us.

The 2005 Debentures are due and payable on September 14, 2008, unless sooner converted into shares of our common stock, and the 2006 Debentures are due and payable on February 28, 2010, unless sooner converted into shares of our common stock. Any event of default could require the early repayment of the convertible debentures, including the accruing of interest on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If, prior to the maturity date, we are required to repay the convertible debentures in full, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the debenture holders could commence legal action against us to recover the amounts due. Any such action could require us to curtail or cease operations.

There are a large number of shares underlying our convertible debentures in full, and warrants that are registered and available for sale and the sale of these shares may depress the market price of our common stock. As of December 31, 2006, we had:

•       certain outstanding 2005 Debentures that may be converted into an estimated 2,877,604 shares of common stock based on a conversion price of $0.90, and

•       certain outstanding 2005 Debentures that may be converted into an estimated 4,328,090 shares of common stock based on a conversion price of $2.30, and

•       outstanding 2005 Warrants to purchase 882,112 shares of common stock with an exercise price of $0.95 that were issued in connection with the sale of the 2005 Debentures.

•       outstanding 2005 Warrants to purchase 581,120 shares of common stock with an exercise price of $2.53 that were issued in connection with the sale of the 2005 Debentures.

•       outstanding 2006 Debentures that may be converted into an estimated 37,584,635 shares of common stock based on a conversion price of $0.288, and

•       outstanding 2006 Warrants to purchase 19,064,670 shares of common stock with an exercise price of $0.3168 that were issued in connection with the sale of the 2006 Debentures, and

•       outstanding 2006 Debentures that may be converted into an estimated 4,541,672 shares of common stock based on a conversion price of $1.60.

Sales of a substantial number of shares of our common stock in the public market could adversely affect the market price for our common stock and make it more difficult for you to sell shares of our common stock at times and prices that you feel are appropriate.

The issuance of shares upon conversion of the convertible debentures and exercise of outstanding warrants will cause immediate and substantial dilution to our existing stockholders.   The issuance of shares upon conversion of the convertible debentures and exercise of warrants, including the replacement warrants, will result in substantial dilution to the interests of other stockholders since the selling security holders may ultimately convert and sell the full amount issuable on conversion. Although no single selling security holder may convert its convertible debentures and/or exercise its warrants if such conversion or exercise would cause it to own more than 4.99% of our outstanding common stock, this restriction does not prevent each selling security holder from converting and/or exercising some of its holdings and then converting the rest of its holdings. In this way, each selling security holder could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering. In addition, the issuance of the 2006 Debentures and the 2006 Warrants triggered certain anti-dilution rights for certain third parties currently holding securities of the Company resulting in substantial dilution to the interests of other stockholders.

Payment of mandatory monthly redemptions in shares of common stock will result in substantial dilution.   We expect to satisfy all or a significant portion of our obligation to redeem 1/30th of the aggregate original principal amount of debentures per month through issuance of additional shares of our common stock. This approach will result in substantial dilution to the interests of other stockholders.

If we fail to effect and maintain registration of the common stock issued or issuable pursuant to conversion of our debentures, or upon exercise of our warrants, we may be obligated to pay the investors of those securities liquidated damages.   We have various obligations to file and obtain the effectiveness of certain registration statements which include certain outstanding common stock and common stock underlying outstanding  debentures and common stock underlying the warrants. If we fail to meet any obligations we have to have effective and current registration statements available (including the current registration statement related to the common stock underlying our debentures and warrants), we may become obligated to pay liquidated damages to investors to the extent they may be entitled to such damages. In addition, pursuant to the amendments to the 2005 and 2006 financing documents described above, we are contractually obligated to file additional registration statements at various times in the future. Because of the SEC’s recent interpretation of Rule 415, we cannot offer any assurances that we will be able to obtain the effectiveness of any registration statement or post-effective amendments that we may file.

Risks Relating to Government Regulation

Companies such as ours engaged in research using nuclear transfer and embryonic stem cells are currently subject to strict government regulations, and our operations could be harmed by any legislative or administrative efforts impacting the use of nuclear transfer technology or human embryonic material.   Our business is focused on human cell therapy, which includes the production of human differentiated cells from stem cells and involves the use of nuclear transfer technology, human oocytes, and embryonic material. Nuclear transfer technology, commonly known as therapeutic cloning, and research utilizing embryonic stem cells are controversial subjects, and are currently subject to intense scrutiny, both in the United States, the United Nations and throughout the world, particularly in the area of nuclear transfer of human cells and the use of human embryonic material.

We cannot assure you that our operations will not be harmed by any legislative or administrative efforts by politicians or groups opposed to the development of nuclear transfer technology generally or the use of nuclear transfer for therapeutic cloning of human cells specifically. Further, we cannot assure you that legislative or administrative restrictions directly or indirectly delaying, limiting or preventing the use of nuclear transfer technology or human embryonic material or the sale, manufacture or use of products or services derived from nuclear transfer technology or human embryonic material will not be adopted in the future.

Restrictions on the use of human embryonic stem cells, and the ethical, legal and social implications of that research, could prevent us from developing or gaining acceptance for commercially viable products in these areas.   Some of our most important programs involve the use of stem cells that are derived from human embryos. The use of human embryonic stem cells gives rise to ethical, legal and social issues regarding the appropriate use of these cells. In the event that our research related to human embryonic stem cells becomes the subject of adverse commentary or publicity, the market price for our common stock could be significantly harmed. Some political and religious groups have voiced opposition to our technology and practices. We use stem cells derived from human embryos that have been created for in vitro fertilization procedures but are no longer desired or suitable for that use and are donated with appropriate informed consent for research use. Many research institutions, including some of our scientific collaborators, have adopted policies regarding the ethical use of human embryonic tissue. These policies may have the effect of limiting the scope of research conducted using human embryonic stem cells, thereby impairing our ability to conduct research in this field.

Potential and actual legislation and regulation at the federal or state level related to our technology could limit our activities and ability to develop products for commercial sales, depriving us of our anticipated source of future revenues. Legislative bills could be introduced in the future aiming to prohibit the use or commercialization of somatic cell nuclear transfer technology or of any products resulting from it, including those related to human therapeutic cloning and regenerative medicine. Such legislation could have a significant influence on our ability to pursue our research, development and commercialization plans in the United States.

Any future or additional government-imposed restrictions in these or other jurisdictions with respect to use of embryos or human embryonic stem cells in research and development could have a material adverse effect on us, by, among other things:

•       harming our ability to establish critical partnerships and collaborations,

•       delaying or preventing progress in our research and development,

•       limiting or preventing the development, sale or use of our products, and

•       causing a decrease in the price of our stock.

Because we or our collaborators must obtain regulatory approval to market our products in the United States and other countries, we cannot predict whether or when we will be permitted to commercialize our products.   Federal, state and local governments in the United States and governments in other countries have significant regulations in place that govern many of our activities. We are or may become subject to various federal, state and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals and the use and disposal of hazardous or potentially hazardous substances used in connection with our research and development work. The preclinical testing and clinical trials of the products that we or our collaborators develop are subject to extensive government regulation that may prevent us from creating commercially viable products from our discoveries. In addition, the sale by us or our collaborators of any commercially viable product will be subject to government regulation from several standpoints, including manufacturing, advertising and promoting, selling and marketing, labeling, and distributing.

If, and to the extent that, we are unable to comply with these regulations, our ability to earn revenues will be materially and negatively impacted. The regulatory process, particularly in the biotechnology field, is uncertain, can take many years and requires the expenditure of substantial resources. Biological drugs and non-biological drugs are rigorously regulated. In particular, proposed human pharmaceutical therapeutic product candidates are subject to rigorous preclinical and clinical testing and other requirements by the FDA in the United States and similar health authorities in other countries in order to demonstrate safety and efficacy. We may never obtain regulatory approval to market our proposed products. For additional information about governmental regulations that will affect our planned and intended business operations, see “DESCRIPTION OF BUSINESS—Government Regulation” below.

Our products may not receive FDA approval, which would prevent us from commercially marketing our products and producing revenues. The FDA and comparable government agencies in foreign countries impose substantial regulations on the manufacture and marketing of pharmaceutical products through lengthy and detailed laboratory, pre-clinical and clinical testing procedures, sampling activities and other costly and time-consuming procedures. Satisfaction of these regulations typically takes several years or more and varies substantially based upon the type, complexity and novelty of the proposed product. We cannot yet accurately predict when we might first submit any Investigational New Drug, or IND, application to the FDA, or whether any such IND application would be granted on a timely basis, if at all, nor can we assure you that we will successfully complete any clinical trials in connection with any such IND application. Further, we cannot yet accurately predict when we might first submit any product license application for FDA approval or whether any such product license application would be granted on a timely basis, if at all. As a result, we cannot assure you that FDA approvals for any products developed by us will be granted on a timely basis, if at all. Any such delay in obtaining, or failure to obtain, such approvals could have a material adverse effect on the marketing of our products and our ability to generate product revenue. For additional information about governmental regulations that will affect our planned and intended business operations, see “DESCRIPTION OF BUSINESS—Government Regulation” below.

For-profit entities may be prohibited from benefiting from grant funding.   There has been much publicity about grant resources for stem cell research, including Proposition 71 in California, which is described more fully under the heading “DESCRIPTION OF BUSINESS—California Proposition 71” below. There is ongoing litigation in California that may delay, or prevent the sale of State bonds that would fund the activities contemplated by California voters. In addition, rules and regulations related to any funding that may ultimately be provided, the type of entity that will be eligible for funding, the science to be funded, and funding details have not been finalized. As a result of these uncertainties regarding Proposition 71, we cannot assure you that funding, if any, will be available to us, or any for-profit entity.

The government maintains certain rights in technology that we develop using government grant money and we may lose the revenues from such technology if we do not commercialize and utilize the technology pursuant to established government guidelines.   Certain of our and our licensors’ research has been or is being funded in part by government grants. In connection with certain grants, the U.S. government retains rights in the technology developed with the grant. These rights could restrict our ability to fully capitalize upon the value of this research.

Risks Relating to Our Reliance on Third Parties

We depend on our collaborators to help us develop and test our proposed products, and our ability to develop and commercialize products may be impaired or delayed if collaborations are unsuccessful.   Our strategy for the development, clinical testing and commercialization of our proposed products requires that we enter into collaborations with corporate partners, licensors, licensees and others. We are dependent upon the subsequent success of these other parties in performing their respective responsibilities and the continued cooperation of our partners. Our collaborators may not cooperate with us or perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators’ resources that will be devoted to our research and development activities related to our collaborative agreements with them. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us.

Under agreements with collaborators, we may rely significantly on such collaborators to, among other things:

•       design and conduct advanced clinical trials in the event that we reach clinical trials,

•       fund research and development activities with us,

•       pay us fees upon the achievement of milestones, and

•       market with us any commercial products that result from our collaborations.

The development and commercialization of potential products will be delayed if collaborators fail to conduct these activities in a timely manner or at all. In addition, our collaborators could terminate their agreements with us and we may not receive any development or milestone payments. If we do not achieve milestones set forth in the agreements, or if our collaborators breach or terminate their collaborative agreements with us, our business may be materially harmed.

Our reliance on the activities of our non-employee consultants, research institutions, and scientific contractors, whose activities are not wholly within our control, may lead to delays in development of our proposed products.   We rely extensively upon and have relationships with scientific consultants at academic and other institutions, some of whom conduct research at our request, and other consultants with expertise in clinical development strategy or other matters. These consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of these consultants and, except as otherwise required by our collaboration and consulting agreements to the extent they exist, can expect only limited amounts of their time to be dedicated to our activities.

In addition, we have formed research collaborations with academic and other research institutions throughout the world. These research facilities may have commitments to other commercial and non-commercial entities. We have limited control over the operations of these laboratories and can expect only limited amounts of time to be dedicated to our research goals.

We also rely on other companies for certain process development or other technical scientific work. We have contracts with these companies that specify the work to be done and results to be achieved, but we do not have direct control over their personnel or operations. If any of these third parties are unable or refuse to contribute to projects on which we need their help, our ability to generate advances in our technologies and develop our products could be significantly harmed.

General Risks Relating to Our Business

We may be subject to litigation that will be costly to defend or pursue and uncertain in its outcome.   Our business may bring us into conflict with our licensees, licensors, or others with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. That litigation is likely to be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business.

We may not be able to obtain third-party patient reimbursement or favorable product pricing, which would reduce our ability to operate profitably.   Our ability to successfully commercialize certain of our proposed products in the human therapeutic field may depend to a significant degree on patient reimbursement of the costs of such products and related treatments at acceptable levels from government authorities, private health insurers and other organizations, such as health maintenance organizations. We cannot assure you that reimbursement in the United States or foreign countries will be available for any products we may develop or, if available, will not be decreased in the future, or that reimbursement amounts will not reduce the demand for, or the price of, our products with a consequent harm to our business. We cannot predict what additional regulation or legislation relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such regulation or legislation may have on our business. If additional regulations are overly onerous or expensive, or if health care related legislation makes our business more expensive or burdensome than originally anticipated, we may be forced to significantly downsize our business plans or completely abandon our business model.

Our products are likely to be expensive to manufacture, and they may not be profitable if we are unable to control the costs to manufacture them.   Our products are likely to be significantly more expensive to manufacture than most other drugs currently on the market today. Our present manufacturing processes produce modest quantities of product intended for use in our ongoing research activities, and we have not developed processes, procedures and capability to produce commercial volumes of product. We hope to substantially reduce manufacturing costs through process improvements, development of new science, increases in manufacturing scale and outsourcing to experienced manufacturers. If we are not able to make these or other improvements, and depending on the pricing of the product, our profit margins may be significantly less than that of most drugs on the market today. In addition, we may not be able to charge a high enough price for any cell therapy product we develop, even if they are safe and effective, to make a profit. If we are unable to realize significant profits from our potential product candidates, our business would be materially harmed.

To be successful, our proposed products must be accepted by the health care community, which can be very slow to adopt or unreceptive to new technologies and products.   Our proposed products and those

developed by our collaborative partners, if approved for marketing, may not achieve market acceptance since hospitals, physicians, patients or the medical community in general may decide not to accept and utilize these products. The products that we are attempting to develop represent substantial departures from established treatment methods and will compete with a number of more conventional drugs and therapies manufactured and marketed by major pharmaceutical companies. The degree of market acceptance of any of our developed products will depend on a number of factors, including:

•       our establishment and demonstration to the medical community of the clinical efficacy and safety of our proposed products;

•       our ability to create products that are superior to alternatives currently on the market;

•       our ability to establish in the medical community the potential advantage of our treatments over alternative treatment methods; and

•       reimbursement policies of government and third-party payors.

If the health care community does not accept our products for any of the foregoing reasons, or for any other reason, our business would be materially harmed.

Our current source of revenues depends on the stability and performance of our sublicensees.   Our ability to collect royalties on product sales from our sublicensees will depend on the financial and operational success of the companies operating under a sublicense. Revenues from those licensees will depend upon the financial and operational success of those third parties. We cannot assure you that these licensees will be successful in obtaining requisite financing or in developing and successfully marketing their products. These licensees may experience unanticipated obstacles including regulatory hurdles, and scientific or technical challenges, which could have the effect of reducing their ability to generate revenues and pay us royalties.

We depend on key personnel for our continued operations and future success, and a loss of certain key personnel could significantly hinder our ability to move forward with our business plan.   Because of the specialized nature of our business, we are highly dependent on our ability to identify, hire, train and retain highly qualified scientific and technical personnel for the research and development activities we conduct or sponsor. The loss of one or more certain key executive officers, or scientific officers, would be significantly detrimental to us. In addition, recruiting and retaining qualified scientific personnel to perform research and development work is critical to our success. Our anticipated growth and expansion into areas and activities requiring additional expertise, such as clinical testing, regulatory compliance, manufacturing and marketing, will require the addition of new management personnel and the development of additional expertise by existing management personnel. There is intense competition for qualified personnel in the areas of our present and planned activities, and there can be no assurance that we will be able to continue to attract and retain the qualified personnel necessary for the development of our business. The failure to attract and retain such personnel or to develop such expertise would adversely affect our business.

Our credibility as a business operating in the field of human embryonic stem cells is largely dependent upon the support of our Ethics Advisory Board.   Because the use of human embryonic stem cells gives rise to ethical, legal and social issues, we have instituted an Ethics Advisory Board. Our Ethics Advisory Board is made up of highly qualified individuals with expertise in the field of human embryonic stem cells. We cannot assure you that these members will continue to serve on our Ethics Advisory Board, and the loss of any such member may affect the credibility and effectiveness of the Board. As a result, our business may be materially harmed in the event of any such loss.

Our insurance policies may be inadequate and potentially expose us to unrecoverable risks.   We have limited director and officer insurance and commercial insurance policies. Any significant insurance claims would have a material adverse effect on our business, financial condition and results of operations. Insurance availability, coverage terms and pricing continue to vary with market conditions. We endeavor to obtain appropriate insurance coverage for insurable risks that we identify, however, we may fail to correctly anticipate or quantify insurable risks, we may not be able to obtain appropriate insurance coverage, and insurers may not respond as we intend to cover insurable events that may occur. We have observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance. Such conditions have resulted in higher premium costs, higher policy deductibles, and lower coverage limits. For some risks, we may not have or maintain insurance coverage because of cost or availability.

We have no product liability insurance, which may leave us vulnerable to future claims we will be unable to satisfy.   he testing, manufacturing, marketing and sale of human therapeutic products entail an inherent risk of product liability claims, and we cannot assure you that substantial product liability claims will not be asserted against us. We have no product liability insurance. In the event we are forced to expend significant funds on defending product liability actions, and in the event those funds come from operating capital, we will be required to reduce our business activities, which could lead to significant losses.

We cannot assure you that adequate insurance coverage will be available in the future on acceptable terms, if at all, or that, if available, we will be able to maintain any such insurance at sufficient levels of coverage or that any such insurance will provide adequate protection against potential liabilities. Whether or not a product liability insurance policy is obtained or maintained in the future, any product liability claim could harm our business or financial condition.

We need to improve our financial control procedures.   Since the January 31, 2005 merger, we have determined that there are deficiencies in the operating effectiveness of our internal controls over financial reporting that we believe would collectively constitute significant deficiencies and material weaknesses under standards established by the American Institute of Certified Public Accountants, resulting in more than a remote likelihood that a material misstatement of our annual or interim financial statements will not be prevented or detected. Since the merger, additional management processes and procedures have been added to supplement the underlying systems of internal accounting control to allow timely preparation and filing of required financial reports.

In our opinion, we have not established and did not maintain effective internal control over financial reporting as of December 31, 2006. We also believe that because of the effect of the material weaknesses we have identified, we have not maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. We have taken initial remedial steps, and will continue our on-going evaluation of internal controls and expect to improve our internal controls over financial reporting as necessary to assure their effectiveness, but there can be no assurance that we will succeed or that other deficiencies will not be identified.

We presently have members of management and other key employees located in various locations throughout the country which adds complexities to the operation of the business.   Presently, we have members of management and other key employees located in both California and Massachusetts, which adds complexities to the operation of our business. We intend to maintain our research facilities in Massachusetts and we have established corporate offices and an additional research facility in California. We will likely continue to incur significant costs associated with maintaining multiple locations.

We face risks related to compliance with corporate governance laws and financial reporting standards.   The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the Securities and Exchange Commission and the Public Company Accounting Oversight Board, require changes in the corporate governance practices and financial reporting standards for public companies.

These new laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting, referred to as Section 404, have materially increased our legal and financial compliance costs and made some activities more time-consuming and more burdensome. Section 404 requires that by 2007 our management assess our internal control over financial reporting annually and include a report on its assessment in our annual report. Our independent registered public accounting firm may be required to audit both the design and operating effectiveness of our internal controls and management’s assessment of the design and the operating effectiveness of our internal controls. There exist material weaknesses and deficiencies at this time in our internal controls. These weaknesses and deficiencies could have a material adverse effect on our business and operations.

Risks Relating to Our Common Stock

Stock prices for biotechnology companies have historically tended to be very volatile.   Stock prices and trading volumes for many biotechnology companies fluctuate widely for a number of reasons, including but not limited to the following factors, some of which may be unrelated to their businesses or results of operations:

•       clinical trial results

•       the amount of cash resources and ability to obtain additional funding

•       announcements of research activities, business developments, technological innovations or new products by companies or their competitors

•       entering into or terminating strategic relationships

•       changes in government regulation

•       disputes concerning patents or proprietary rights

•       changes in revenues or expense levels

•       public concern regarding the safety, efficacy or other aspects of the products or methodologies being developed

•       reports by securities analysts

•       activities of various interest groups or organizations

•       media coverage

•       status of the investment markets

This market volatility, as well as general domestic or international economic, market and political conditions, could materially and adversely affect the market price of our common stock and the return on your investment.

A significant number of shares of our common stock have or will become available for sale and their sale could depress the price of our common stock.   On January 31, 2006, a significant number of our outstanding securities that were previously restricted became eligible for sale under Rule 144 of the Securities Act. In addition, on January 31, 2007, a significant number of our outstanding securities that were previously restricted will become eligible for sale under Rule 144(k) of the Securities Act, and their sale will not be subject to any volume limitations.

Not including the shares of common stock underlying the 2005 Debentures, the 2005 Warrants, the 2006 Debentures, the 2006 Warrants, and the replacement warrants, there are presently approximately

8,100,000 outstanding options, warrants and other securities convertible or exercisable into shares of our common stock.

We may also sell a substantial number of additional shares of our common stock in connection with a private placement or public offering of shares of our common stock (or other series or class of capital stock to be designated in the future). The terms of any such private placement would likely require us to register the resale of any shares of capital stock issued or issuable in the transaction. We have also issued common stock to certain parties, such as vendors and service providers, as payment for products and services. Under these arrangements, we may agree to register the shares for resale soon after their issuance. We may also continue to pay for certain goods and services with equity, which would dilute your interest in the company.

Sales of a substantial number of shares of our common stock under any of the circumstances described above could adversely affect the market price for our common stock and make it more difficult for you to sell shares of our common stock at times and prices that you feel are appropriate.

We do not intend to pay cash dividends on our common stock in the foreseeable future.   Any payment of cash dividends will depend upon our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. We do not anticipate paying cash dividends on our common stock in the foreseeable future. Furthermore, we may incur additional indebtedness that may severely restrict or prohibit the payment of dividends.

Our securities are quoted on the OTC Bulletin Board, which may limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.   Our securities are currently quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board may limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. Some investors may perceive our securities to be less attractive because they are traded in the over-the-counter market. In addition, as an OTC Bulletin Board listed company, we do not attract the extensive analyst coverage that accompanies companies listed on Nasdaq or any other regional or national exchange. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded in the over-the-counter market. These factors may have an adverse impact on the trading and price of our securities.

Our common stock is subject to “penny stock” regulations and restrictions on initial and secondary broker-dealer sales.   The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Penny stocks are subject to certain additional oversight and regulatory requirements. Brokers and dealers affecting transactions in our common stock in many circumstances must obtain the written consent of a customer prior to purchasing our common stock, must obtain information from the customer and must provide disclosures to the customer. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to sell your shares of our common stock in the secondary market.

USE OF PROCEEDS

We will not receive proceeds from the sale of shares under this prospectus by the selling security holders. We may, however, receive the exercise price of the warrants if and when those warrants are exercised by the selling security holders. Whether we receive any proceeds depends upon whether the holders of the warrants utilize their cashless exercise rights. Such amounts, if any, that we receive upon exercise of the warrants will be used for general corporate purposes.

SELLING SECURITY HOLDERS

The securities are being offered by the named selling security holders below. The selling security holders hold common stock (or securities convertible or exercisable into common stock), the terms of which are described below under “DESCRIPTION OF SECURITIES.” The selling security holders may, from time to time, offer and sell any or all of the shares that are registered or will be registered under this prospectus, although they are not obligated to do so.

The shares of common stock listed in Selling Security Holder Table A are being registered for the first time pursuant to this Registration Statement. The shares of common stock listed in Selling Security Holder Table B were previously registered for resale on Registration Statement No. 333-129019, which was filed on October 14, 2005, originally declared effective on October 28, 2005, and subsequently amended. Pursuant to Rule 429 promulgated under the Securities Act of 1933, this prospectus and the registration  statement of which it forms a part updates such Registration Statement.

The selling  security holders listed in Selling Security Holder Table A below hold either (i) the 2006 Debentures, (ii) the 2006 Warrants, (iii) the 2005 Debentures, (iv) the 2005 Warrants, and /or (v) the replacement 2005 Warrants, each of which are convertible or exercisable into shares of common stock. These shares of common stock underlying the 2005 Debentures and the 2005 Warrants shown in Table B were previously registered for resale on Registration Statement No. 333-129019 which was filed on October 14, 2005. The selling security holders listed in Selling Security Holder Table B below each received (i) the 2005 Debentures, which are convertible into shares of our common stock, and (ii) the 2005 Warrants, which our exercisable into shares of common stock, in connection with the closing of the private placement in September, 2005. As a result of certain contractual obligations, we are registering pursuant to this Registration Statement shares of common stock underlying these securities.

We believe, based on information supplied by the following persons,  that the persons  named in these tables have sole voting and investment power with respect to all shares of common stock which they  beneficially own. The last column of each of these tables  assumes the sale of all of our shares offered by this prospectus listed in that table. The registration of the offered shares does not mean that any or all of the selling stockholders will offer or sell any of these shares. Except as set forth in the notes to these tables, there is not nor has there been a material relationship between us and any of the selling stockholders within the past three years.

SELLING SECURITY HOLDER TABLE A

(CURRENT REGISTRATION SHARES)

	Total Shares of			Percentage of
	Common Stock	Shares of	Common Stock	Common Stock
	Owned as of the	Common Stock	Owned After	Owned After
	date of this	Included in	Completion of	Completion of
Name	Prospectus(1)	Prospectus(2)	Offering(3)	Offering
Newberg Family Trust UTD 12/18/90(4)	2,667,167	421,676	2,245,491	3.8%
JMB Capital Partners, LP(5)	7,381,840	1,020,975	6,360,865	10.7%
Jay Goldman Master Limited Partnership(6)	7,764,938	1,265,027	6,499,911	11.0%
CAMOFI Master LDC(7)	5,003,657	822,171	4,181,486	7.1%
Shapiro Family Trust Dated September 25, 1989(8)	1,070,503	168,670	901,833	1.5%
G. Tyler Runnels or Jasmine Niklas Runnels TTEES The Runnels Family Trust dtd 1-11-2000(9)	789,689	101,251	688,438	1.2%
High Tide, LLC(10)	789,689	101,251	688,438	1.2%
JMG Triton Offshore Fund, Ltd.(11)	5,108,377	726,860	4,381,517	7.4%
JMG Capital Partners, LP(12)	5,209,827	758,631	4,451,196	7.5%
Cranshire Capital, LP(13)	1,579,834	253,005	1,591,323	2.7%
MM & B Holdings, a California general partnership(14)	5,140,104	700,264	4,439,840	7.5%
JGB Capital, LP(15)	2,089,129	330,985	1,758,144	3.0%
Bristol Investment Fund, Ltd.(16)	11,427,530	1,691,161	10,236,369	17.3%
Overbrook Fund I, LLC(17)	1,161,740	168,670	993,070	1.7%
Portside Growth and Opportunity Fund(18)	2,098,918	337,502	1,761,416	3.0%
Omicron Master Trust(19)	1,445,116	269,972	1,175,144	2.0%
Rockmore Investment Fund(20)	269,811	26,671	243,140	0.4%
Smithfield Fiduciary, LLC(21)	2,617,365	421,676	2,195,689	3.7%
Alpha Capital(22)	2,244,531	337,502	1,907,029	3.2%
Midsummer Investment, Ltd.(23)	3,861,642	674,681	3,186,961	5.4%
Bushido Capital Master Fund, LP(24)	1,200,839	210,838	990,001	1.7%
John A. Kryzanowski(25)	2,141,008	337,341	1,803,667	3.0%
DAFNA LifeScience, Ltd.(26)	1,261,870	107,007	1,154,863	2.0%
Whalehaven Capital Fund Limited(27)	3,518,594	627,177	2,891,417	4.9%
Portside Growth and Opportunity Fund(28)	3,309,586	526,044	2,783,542	4.7%
Stonestreet, LP(29)	356,402	55,089	301,313	0.5%
Anthem Ventures Fund, LP(30)	6,819,935	843,351	5,976,584	10.1%
Evan S. Malik(31)	252,154	42,168	209,986	0.4%
Gamma Opportunity Fund Capital Partners LP Class A(32)	571,910	84,376	487,534	0.8%
Gamma Opportunity Fund Capital Partners LP Class C(33)	571,908	84,375	487,533	0.8%

       (1)   These totals are as of January 19, 2007, and assume full conversion of debentures and exercise of warrants. Some of the shares of common stock underlying the debentures and warrants included in these totals may have already been sold, transferred or disposed of by the selling security holders.

       (2)   The number of shares of common stock included in the second column represents shares of common stock underlying (i) convertible debentures issued in 2006 in the aggregate original principal amount of $10,981,250, convertible at a conversion price of $0.288, (ii) common stock purchase warrants issued in 2006 at an exercise price of $0.3168, (iii) common stock purchase warrants, with an exercise price of $0.3168, issued to a broker-dealer as commissions paid in connection with the private placement of the 2006 debentures and the 2006 warrants, (iv) convertible debentures issued in 2005 in the aggregate principal amount of $22,276,250, convertible at a conversion price of $0.90, and/or (v) common stock purchase warrants issued in 2005 at an exercise price of either $0.95 or $0.90.

       (3)   Each selling security holder’s percentage of ownership after the sale of all shares of common stock covered by this prospectus is based on 59,198,292 shares of common stock, which is comprised of (i) the number of shares outstanding as of January 19, 2007, plus (ii) the number of shares offered hereby. Some of the shares of common stock underlying the debentures and warrants included in these totals may have already been sold, transferred or disposed of by the selling security holders.

       (4)   The number of shares of common stock shown in the first column represents (i) 441,574 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) an aggregate of 318,652 shares of common stock issued in monthly redemption payments thereon, (iii) 136,413 shares of common stock issued upon exercise of a 2005 Warrant, (iv) 136,413 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (v) 1,089,410 shares of common stock issuable upon conversion of a 2006 Debenture and (vi) 544,705 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

       (5)   The number of shares of common stock shown in the first column represents (i) 427,500 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) 969,514 shares of common stock issued upon conversion of a 2005 Debenture, (iii) an aggregate of 647,075 shares of common stock issued in monthly redemption payments thereon, (iv) 409,239 shares of common stock issued upon exercise of a 2005 Warrant, (v) 409,239 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (vi) 3,268,229 shares of common stock issuable upon conversion of a 2006 Debenture and (vii) 1,634,114 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

       (6)   The number of shares of common stock shown in the first column represents (i) 1,324,722 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) an aggregate of 719,395 shares of common stock issued in monthly redemption payments thereon, (iii) 409,239 shares of common stock issued upon exercise of a 2005 Warrant, (iv) 409,239 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (v) 3,268,229 shares of common stock issuable upon conversion of a 2006 Debenture and (vi) 1,634,114 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

       (7)   The number of shares of common stock shown in the first column represents (i) 111,111 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) 388,889 shares of common stock issued upon conversion of a 2005 Debenture, (iii) an aggregate of 28,851 shares of common stock issued in monthly redemption payments thereon, (iv) 272,826 shares of common stock issued upon exercise of a 2005 Warrant, (v) 272,826 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (vi) 2,178,819 shares of common stock issuable upon conversion of a 2006 Debenture and (vii) 1,089,410 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

Richard Smithline has the power to vote and dispose of the securities held by CAMOFI Master LDC.

       (8)   The number of shares of common stock shown in the first column represents (i) 176,630 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) an aggregate of 131,097 shares of common stock issued in monthly redemption payments thereon, (iii) 54,565 shares of common stock issued upon exercise of a 2005 Warrant, (iv) 54,565 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (v) 435,764 shares of common stock issuable upon conversion of a 2006 Debenture and (vi) 217,881 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

Alan C. Shapiro may be deemed the beneficial owner of these securities and is a director of Advanced Cell Technology, Inc.

       (9)   The number of shares of common stock shown in the first column represents (i) 132,472 shares of common stock issued upon conversion of a 2005 Debenture, (ii) an aggregate of 85,135 shares of common stock issued in monthly redemption payments thereon, (iii) 40,924 shares of common stock issued upon exercise of a 2005 Warrant, (iv) 40,924 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (v) 326,823 shares of common stock issuable upon conversion of a 2006 Debenture and (vi) 163,411 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

(10)   The number of shares of common stock shown in the first column represents (i) 132,472 shares of common stock issued upon conversion of a 2005 Debenture, (ii) an aggregate of 85,135 shares of common stock issued in monthly redemption payments thereon, (iii) 40,924 shares of common stock issued upon exercise of a 2005 Warrant, (iv) 40,924 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (v) 326,823 shares of common stock issuable upon conversion of a 2006 Debenture and (vi) 163,411 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

(11)   The number of shares of common stock shown in the first column represents (i) 272,037 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) 509,662 shares of common stock issued upon conversion of a 2005 Debenture, (iii) an aggregate of 512,797 shares of common stock issued in monthly redemption payments thereon, (iv) 272,826 shares of common stock issued upon exercise of a 2005 Warrant, (v) 272,826 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (vi) 2,178,819 shares of common stock issuable upon conversion of a 2006 Debenture and (vii) 1,089,410 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

JMG Triton Offshore Fund, Ltd. is an international business company organized under the laws of the British Virgin Islands.  The fund’s investment manager is Pacific Assets Management LLC; A Delaware limited liability company that has voting and dispositive power over the Funds investments, including the debentures and warrants.  The equity interests of the manager are owned by Pacific Capital Management, Inc., a California corporation and Asset Alliance Holding Corp., a Delaware corporation.  The equity interests of Pacific Capital Management, Inc. are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David.  Messrs. Glaser and Richter have sole investment discretion over the fund’s portfolio holdings.

(12)   The number of shares of common stock shown in the first column represents (i) 438,704 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) 444,445 shares of common stock issued upon conversion of a 2005 Debenture, (iii) an aggregate of 512,797 shares of common stock issued in monthly redemption payments thereon, (iv) 272,826 shares of common stock issued upon exercise of a 2005 Warrant, (v) 272,826 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (vi) 2,178,819 shares of common stock issuable upon conversion of a 2006 Debenture and (vii) 1,089,410 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

JMG Capital Partners, L.P. is a California limited partnership.  Its general partner is JMG Capital Management, LLC, a Delaware limited liability company and an investment adviser that has voting and dispositive power over JMG Partners’ investments, including the debentures and warrants.  The equity interests of the Manager are owned by JMG Capital Management, Inc., a California corporation, and Asset Alliance Holding Corp., a Delaware corporation.  Jonathan M. Glaser is the Executive Officer and Director of JMG Capital Management, Inc. and has sole investment discretion over JMG Capital Partners, L.P.’s portfolio holdings.

(13)   The number of shares of common stock shown in the first column represents (i) 264,944 shares of common stock issued upon conversion of a 2005 Debenture, (ii) an aggregate of 170,275 shares of common stock issued in monthly redemption payments thereon, (iii) 81,848 shares of common stock issued upon exercise of a 2005 Warrant, (iv) 81,848 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (v) 653,646 shares of common stock issuable upon conversion of a 2006 Debenture and (vi) 326,823 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

(14)The number of shares of common stock shown in the first column represents (i) 132,515 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) 750,633 shares of common stock issued upon conversion of a 2005 Debenture, (iii) an aggregate of 443,075 shares of common stock issued in monthly redemption payments thereon, (iv) 272,826 shares of common stock issued upon exercise of a 2005 Warrant, (v) 272,826 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (vi) 2,178,819 shares of common stock issuable upon conversion of a 2006 Debenture and (vii) 1,089,410 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

(15)The number of shares of common stock shown in the first column represents (i) 551,250 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) 43,478 shares of common stock issued upon conversion of a 2005 Debenture, (iii) an aggregate of 104,692 shares of common stock issued in monthly redemption payments thereon, (iv) 204,620 shares of common stock issued upon exercise of a 2005 Warrant, (v) 204,620 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (vi) 653,646 shares of common stock issuable upon conversion of a 2006 Debenture and (vii) 326,823 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

(16)The number of shares of common stock shown in the first column represents (i) 318,981 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) 699,103 shares of common stock issued upon conversion of a 2005 Debenture, (iii) an aggregate of 1,310,980 shares of common stock issued in monthly redemption payments thereon, (iv) 545,652 shares of common stock issued upon exercise of a 2005 Warrant, (v) 545,652 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (vi) 5,338,108 shares of common stock issuable upon conversion of a 2006 Debenture and (vii) 2,669,054 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

On October 5, 2005, we issued a warrant to purchase 500,000 shares of common stock at an exercise price of $2.53 per share to Bristol Capital, LLC, an affiliate of Bristol Investment Fund, Ltd., in connection with consulting services provided to us.

Bristol Capital Advisors, LLC ("BCA") is the investment advisor to Bristol Investment Fund, Ltd. ("Bristol").  Paul Kessler is the manager of BCA and as such has voting and investment control over the securities held by Bristol.  Mr. Kessler disclaims beneficial ownership of such securities.

(17)The number of shares of common stock shown in the first column represents (i) 176,630 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) 176,630 shares of common stock issued upon conversion of a 2005 Debenture, (iii) an aggregate of 45,704 shares of common stock issued in monthly redemption payments thereon, (iv) 54,565 shares of common stock issued upon exercise of a 2005 Warrant, (v) 54,565 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (vi) 435,764 shares of common stock issuable upon conversion of a 2006 Debenture and (vii) 217,882 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

Arthur G. Altschul Jr. is the Managing Member of Overbrook Fund I, LLC.  The Managing Member has the power to cause Overbrook Fund I, LLC to exercise its voting and dispositive power.

(18)The number of shares of common stock shown in the first column represents (i) 549,669 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) an aggregate of 191,977 shares of common stock issued in monthly redemption payments thereon, (iii) 136,413 shares of common stock issued upon exercise of a 2005 Warrant, (iv) 136,413 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (v) 264,868 shares of common stock issuable upon exercise of a 2005 Warrant, (vi) 2,577,979 shares of common stock issuable upon conversion of a 2006 Debenture and

(vii) 1,288,990 shares of common stock issuable upon exercise of 2006 Warrants held by the security holder.

(19)The number of shares of common stock shown in the first column represents (i) an aggregate of 28,851 shares of common stock issued in monthly redemption payments on a 2005 Debenture and (ii) 186,404 shares of common stock issuable upon exercise of a 2005 Warrant.

(20)The number of shares of common stock shown in the first column represents (i) 294,468 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) an aggregate of 43,475 shares of common stock issued in monthly redemption payments thereon, (iii) 86,422 shares of common stock issued upon exercise of a 2005 Warrant, (iv) 86,422 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (v) 690,250 shares of common stock issuable upon conversion of a 2006 Debenture and (vi) 345,125 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

Rockmore Capital, LLC (“Rockmore Capital”) and Rockmore Partners, LLC (“Rockmore Partners”), each a limited liability company formed under the laws of the State of Delaware, serve as the investment manager and general partner, respectively, to Rockmore Investments (US) LP, a Delaware limited partnership, which invests all of its assets through Rockmore Investment Master Fund Ltd., an exempted company formed under the laws of Bermuda (“Rockmore Master Fund”). By reason of such relationships, Rockmore Capital and Rockmore Partners may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Rockmore Capital and Rockmore Partners disclaim beneficial ownership of such shares of our common stock. Rockmore Partners has delegated authority to Rockmore Capital regarding the portfolio management decisions with respect to the shares of common stock owned by Rockmore Master Fund and, as of the date of this prospectus, Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of the shares of common stock owned by Rockmore Master Fund. By reason of such authority, Messrs. Bernstein and Daly may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Messrs. Bernstein and Daly disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. No person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Rockmore Master Fund.

(21)The number of shares of common stock shown in the first column represents (i) 441,574 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) an aggregate of 268,850 shares of common stock issued in monthly redemption payments thereon, (iii) 136,413 shares of common stock issued upon exercise of a 2005 Warrant, (iv) 136,413 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (v) 1,089,410 shares of common stock issuable upon conversion of a 2006 Debenture and (vi) 544,705 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and has voting control and investment discretion over the securities held by Smithfield Fiduciary LLC.  Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Smithfield Fiduciary LLC.  Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield Fiduciary LLC.

(22)The number of shares of common stock shown in the first column represents (i) 173,913 shares of common stock issued upon conversion of a 2005 Debenture, (ii) an aggregate of 163,677 shares of common stock issued in monthly redemption payments thereon, (iii) 136,413 shares of common stock issued upon exercise of a 2005 Warrant, (iv) 136,413 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (v) 1,089,410 shares of common stock issuable upon conversion of a 2006 Debenture and (vi) 544,705 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

(23)The number of shares of common stock shown in the first column represents (i) 706,519 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) an aggregate of 104,018 shares of common stock issued in monthly redemption payments thereon, (iii) 218,261 shares of common stock issued upon exercise of a 2005 Warrant, (iv) 218,261 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (v) 1,743,056 shares of common stock issuable upon conversion of a 2006 Debenture and (vi) 871,527 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

(24)The number of shares of common stock shown in the first column represents (i) 220,787 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) an aggregate of 26,580 shares of common stock issued in monthly redemption payments thereon, (iii) 68,207 shares of common stock issued upon exercise of a 2005 Warrant, (iv) 68,207 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (v) 544,705 shares of common stock issuable upon conversion of a 2006 Debenture and (vi) 272,353 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

(25)The number of shares of common stock shown in the first column represents (i) 353,259 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) an aggregate of 262,197 shares of common stock issued in monthly redemption payments thereon, (iii) 109,130 shares of common stock issued upon exercise of a 2005 Warrant, (iv) 109,130 shares of common stock issuable upon exercise of a replacement 2005 Warrant, (v) 871,528 shares of common stock issuable upon conversion of a 2006 Debenture and (vi) 435,764 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

(26)The number of shares of common stock shown in the first column represents (i) 220,787 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) 544,705 shares of common stock issued upon conversion of a 2005 Debenture, (iii) an aggregate of 155,808 shares of common stock issued in monthly redemption payments thereon, (iv) 165,132 shares of common stock issuable upon exercise of a 2005 Warrant, (v) 544,705 shares of common stock issuable upon conversion of a 2006 Debenture and (vi) 272,353 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

(27)The number of shares of common stock shown in the first column represents (i) 634,361 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) 28,000 shares of common stock issued upon conversion of a 2005 Debenture, (iii) an aggregate of 200,440 shares of common stock issued in monthly redemption payments thereon, (iv) 495,395 shares of common stock issuable upon exercise of a 2005 Warrant, (v) 1,634,115 shares of common stock issuable upon conversion of a 2006 Debenture and (vi) 817,058 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

Arthur Jones, Trevor Williams, and Marco Westfield are the directors of Whalehaven Capital Fund Limited and Michael Finkelstein is the Chief Executive Officer and controlling shareholder of the investment manager of Whalehaven Capital Fund Limited.

(28)The number of shares of common stock shown in the first column represents 526,723 shares of common stock issuable upon conversion of a 2005 Debenture and (ii) 549,969 shares of common stock issued upon conversion of a 2005 Debenture.

(29)The number of shares of common stock shown in the first column represents (i) 220,787 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) an aggregate of 67,409 shares of common stock issued in monthly redemption payments thereon and (iii) 68,207 shares of common stock issuable upon exercise of a 2005 Warrant held by the security holder.

(30)The number of shares of common stock shown in the first column represents (i) 883,148 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) an aggregate of 202,458 shares of common stock issued in monthly redemption payments thereon, (iii) 272,826 shares of common stock issuable upon exercise of a 2005 Warrant, (iv) 2,178,819 shares of common stock issuable upon conversion of a 2006 Debenture and (v) 1,089,409 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder. The debentures and warrants held by the security holder may not currently be converted and exercised due to their contractual limitation of 4.99% with respect to beneficial ownership.

As of December 31, 2006, Anthem Ventures Fund, LP was the beneficial owner of 11.2% of our outstanding common stock.

(31)The number of shares of common stock shown in the first column represents (i) 44,157 shares of common stock issuable upon conversion of a 2005 Debenture, (ii) an aggregate of 30,944 shares of common stock issued in monthly redemption payments thereon, (iii) 33,026 shares of common stock issuable upon exercise of a 2005 Warrant, (iv) 108,941 shares of common stock issuable upon conversion of a 2006 Debenture and (v) 54,471 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

(32)The number of shares of common stock shown in the first column represents (i) 110,396 shares of common stock issued upon conversion of a 2005 Debenture, (ii) an aggregate of 18,881 shares of common stock issued in monthly redemption payments thereon, (iii) 34,103 shares of common stock issuable upon exercise of a 2005 Warrant, (iv) 272,354 shares of common stock issuable upon conversion of a 2006 Debenture and (v) 136,176 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

(33)The number of shares of common stock shown in the first column represents (i) 110,396 shares of common stock issued upon conversion of a 2005 Debenture, (ii) an aggregate of 18,881 shares of common stock issued in monthly redemption payments thereon, (iii) 34,103 shares of common stock issuable upon exercise of a 2005 Warrant, (iv) 272,354 shares of common stock issuable upon conversion of a 2006 Debenture and (v) 136,176 shares of common stock issuable upon exercise of a 2006 Warrant held by the security holder.

SELLING SECURITY HOLDER TABLE B

(PREVIOUSLY REGISTERED SHARES)

Name	Total Shares of Common Stock Owned as of the date of this Prospectus(1)	Shares of Common Stock Included in Prospectus(2)	Shares of Common Stock Owned After Completion of 2005 Offering	Percentage of Common Stock Owned After Completion of 2005 Offering
Newberg Family Trust UTD 12/18/90(3)	409,239	532,011	0	0
JMB Capital Partners, LP(4)	1,227,717	1,596,033	0	0
Jay Goldman Master Limited Partnership(5)	1,227,717	1,596,033	0	0
CAMOFI Master LDC(6)	818,478	1,064,022	0	0
Shapiro Family Trust Dated September 25, 1989(7)	163,696	212,803	0	0
D3 LifeScience, Ltd.(8)	204,620	266,005	0	0
G. Tyler Runnels or Jasmine Niklas Runnels TTEES The Runnels Family Trust dtd 1-11-2000(9)	122,772	159,603	0	0
High Tide, LLC(10)	122,772	159,603	0	0
JMG Triton Offshore Fund, Ltd.(11)	818,478	1,064,022	0	0
JMG Capital Partners, LP(12)	818,478	1,064,022	0	0
Cranshire Capital, LP(13)	245,543	319,207	0	0
Whalehaven Capital Fund Limited(14)	613,859	798,016	0	0
MM & B Holdings, a California general partnership(15)	818,478	1,064,022	0	0
JGB Capital, LP(16)	613,859	798,016	0	0
Bristol Investment Fund, Ltd.(17)	1,636,957	2,128,043	0	0
Overbrook Fund I, LLC(18)	163,696	212,804	0	0
Portside Growth and Opportunity Fund(19)	409,239	532,011	0	0
Omicron Master Trust(20)	818,478	1,064,022	0	0
Smithfield Fiduciary, LLC(21)	409,239	532,011	0	0
Alpha Capital(22)	409,239	532,011	0	0
Stonestreet, LP(23)	204,620	266,005	0	0
Anthem Ventures Fund, LP(24)	5,068,383	1,064,022	4,249,904	11.5%
Midsummer Investment, Ltd.(25)	654,783	851,217	0	0
Bushido Capital Master Fund, LP(26)	204,620	266,005	0	0
John A. Kryzanowski(27)	327,391	425,609	0	0
Evan S. Malik(28)	40,924	53,201	0	0
Gamma Opportunity Fund Capital Partners LP Class A(29)	102,310	133,003	0	0
Gamma Opportunity Fund Capital Partners LP Class C(30)	102,310	133,003	0	0
T.R. Winston & Company, LLC(31)	1,162,239	1,510,911	0	0

       (1)   These totals are as of March 16, 2006 and assumed full conversion of 2005 Debentures and exercise of 2005 Warrants. As of March 16, 2006, all debentures and warrants remained unconverted and unexercised, with the exception of $1,536,400 principal amount of debentures owned by Bristol Investment Fund, Ltd., which were converted into 668,000 shares, a number of which may have subsequently been sold.

       (2)   Pursuant to a registration rights agreement with the selling security holders, we are required to register and to include in this prospectus 130% of the number of shares into which the 2005 Debentures and the 2005 Warrants held by the selling security holder may be converted or exercised, subject to the limitations further described under Recent Developments in the prospectus summary. The number of shares of common stock identified in this column represents only a portion of the total number of shares available for resale by each such selling security holder pursuant to this prospectus as each such selling security holder has additional shares covered by this prospectus and identified in Selling Security Holder Table A.  In addition, all or a portion of the shares identified in this column and available for resale may already have been sold, transferred or disposed of as of the date on which this registration statement is being filed.

       (3)   Each selling stockholder’s percentage of ownership before and after the sale of all shares of common stock covered by this prospectus is based on 23,737,130 shares of common stock outstanding as of March 16, 2006.

       (4)   The number of shares of common stock shown in the first column represents 272,826 shares of common stock issuable upon conversion of a debenture and 136,413 shares of common stock issuable upon exercise of a warrant held by the security holder.

       (5)   The number of shares of common stock shown in the first column represents 818,478 shares of common stock issuable upon conversion of a debenture and 409,239 shares of common stock issuable upon exercise of a warrant held by the security holder.

       (6)   The number of shares of common stock shown in the first column represents 818,478 shares of common stock issuable upon conversion of a debenture and 409,239 shares of common stock issuable upon exercise of a warrant held by the security holder.

       (7)   The number of shares of common stock shown in the first column represents 545,652 shares of common stock issuable upon conversion of a debenture and 272,826 shares of common stock issuable upon exercise of a warrant held by the security holder.

       (8)   The number of shares of common stock shown in the first column represents 109,130 shares of common stock issuable upon conversion of a debenture and 54,565 shares of common stock issuable upon exercise of a warrant held by the security holder. Alan C. Shapiro may be deemed the beneficial owner of these securities and is a director of Advanced Cell Technology, Inc.

       (9)   The number of shares of common stock shown in the first column represents 136,413 shares of common stock issuable upon conversion of a debenture and 68,207 shares of common stock issuable upon exercise of a warrant held by the security holder.

(10)   The number of shares of common stock shown in the first column represents 81,848 shares of common stock issuable upon conversion of a debenture and 40,924 shares of common stock issuable upon exercise of a warrant held by the security holder.

(11)   The number of shares of common stock shown in the first column represents 81,848 shares of common stock issuable upon conversion of a debenture and 40,924 shares of common stock issuable upon exercise of a warrant held by the security holder.

(12)   The number of shares of common stock shown in the first column represents 545,652 shares of common stock issuable upon conversion of a debenture and 272,826 shares of common stock issuable upon exercise of a warrant held by the security holder.

(13)   The number of shares of common stock shown in the first column represents 545,652 shares of common stock issuable upon conversion of a debenture and 272,826 shares of common stock issuable upon exercise of a warrant held by the security holder.

(14)   The number of shares of common stock shown in the first column represents 163,696 shares of common stock issuable upon conversion of a debenture and 81,848 shares of common stock issuable upon exercise of a warrant held by the security holder.

(15)   The number of shares of common stock shown in the first column represents 409,239 shares of common stock issuable upon conversion of a debenture and 204,620 shares of common stock issuable upon exercise of a warrant held by the security holder.

(16)   The number of shares of common stock shown in the first column represents 545,652 shares of common stock issuable upon conversion of a debenture and 272,826 shares of common stock issuable upon exercise of a warrant held by the security holder.

(17)   The number of shares of common stock shown in the first column represents 409,239 shares of common stock issuable upon conversion of a debenture and 204,620 shares of common stock issuable upon exercise of a warrant held by the security holder.

(18)   The number of shares of common stock shown in the first column represents 1,091,304 shares of common stock issuable upon conversion of a debenture and 545,652 shares of common stock issuable upon exercise of a warrant held by the security holder. On October 5, 2005, we issued a warrant to purchase 500,000 shares of common stock at an exercise price of $2.53 per share to Bristol Capital, LLC, an affiliate of Bristol Investment Fund, Ltd., in connection with consulting services provided to us.

(19)   The number of shares of common stock shown in the first column represents 109,130 shares of common stock issuable upon conversion of a debenture and 54,565 shares of common stock issuable upon exercise of a warrant held by the security holder.

(20)   The number of shares of common stock shown in the first column represents 272,826 shares of common stock issuable upon conversion of a debenture and 136,413 shares of common stock issuable upon exercise of a warrant held by the security holder.

(21)   The number of shares of common stock shown in the first column represents 545,652 shares of common stock issuable upon conversion of a debenture and 272,826 shares of common stock issuable upon exercise of a warrant held by the security holder.

(22)   The number of shares of common stock shown in the first column represents 272,826 shares of common stock issuable upon conversion of a debenture and 136,413 shares of common stock issuable upon exercise of a warrant held by the security holder.

(23)   The number of shares of common stock shown in the first column represents 272,826 shares of common stock issuable upon conversion of a debenture and 136,413 shares of common stock issuable upon exercise of a warrant held by the security holder.

(24)   The number of shares of common stock shown in the first column represents 136,413 shares of common stock issuable upon conversion of a debenture and 68,207 shares of common stock issuable upon exercise of a warrant held by the security holder.

(25)   The number of shares of common stock shown in the first column includes 545,652 shares of common stock issuable upon conversion of a debenture and 272,826 shares of common stock issuable upon exercise of a warrant held by the security holder. The debenture and warrant held by the security holder may not currently be converted and exercised due to their contractual limitation of 4.99% with respect to beneficial ownership. As of the date of this prospectus, Anthem Ventures Fund, LP is the beneficial owner of 19.7% of our outstanding common stock as of March 15, 2006.

(26)   The number of shares of common stock shown in the first column represents 436,522 shares of common stock issuable upon conversion of a debenture and 218,261 shares of common stock issuable upon exercise of a warrant held by the security holder.

(27)   The number of shares of common stock shown in the first column represents 136,413 shares of common stock issuable upon conversion of a debenture and 68,207 shares of common stock issuable upon exercise of a warrant held by the security holder.

(28)   The number of shares of common stock shown in the first column represents 218,261 shares of common stock issuable upon conversion of a debenture and 109,130 shares of common stock issuable upon exercise of a warrant held by the security holder.

(29)   The number of shares of common stock shown in the first column represents 27,283 shares of common stock issuable upon conversion of a debenture and 13,641 shares of common stock issuable upon exercise of a warrant held by the security holder.

(30)   The number of shares of common stock shown in the first column represents 68,207 shares of common stock issuable upon conversion of a debenture and 34,103 shares of common stock issuable upon exercise of a warrant held by the security holder.

(31)   The number of shares of common stock shown in the first column represents 68,207 shares of common stock issuable upon conversion of a debenture and 34,103 shares of common stock issuable upon exercise of a warrant held by the security holder.

(32)   The number of shares of common stock shown in the first column represents 1,162,239 shares of common stock issuable upon exercise of a warrant held by the security holder. On September 15, 2005, in connection with the September 2005 financing, we issued a warrant to purchase 1,162,239 shares of common stock at an exercise price of $2.53 per share, to T.R. Winston & Company, LLC.

PLAN OF DISTRIBUTION

Each selling security holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

•       ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,

•       block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•       purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

•       an exchange distribution in accordance with the rules of the applicable exchange,

•       privately negotiated transactions,

•       settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part,

•       broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share,

•       a combination of any such methods of sale,

•       through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, or

•       any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling security holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling security holder has advised us that it has not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

We have agreed to keep this prospectus effective until the earlier of:

•       the date on which the shares may be resold by the selling security holders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or

•       the date on which all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL PROCEEDINGS

We are currently not a party to any material legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers, key employees and directors are described below. There are no family relationships among our executive officers or directors.

Name	Age	Position
Michael D. West, Ph.D.	53	President, Chief Scientific Officer and Member of the Board of Directors
William M. Caldwell, IV	58	Chief Executive Officer and Chairman of the Board of Directors
Robert P. Lanza, M.D.	50	Vice President of Medical and Scientific Development
Jonathan F. Atzen	42	Senior Vice President, General Counsel and Secretary
Robert W. Peabody	52	Vice President of Grant Administration
Ivan Wolkind	39	Vice President of Finance and Chief Accounting Officer
Alan C. Shapiro, Ph.D.	60	Member of the Board of Directors
Erkki Ruoslahti, M.D., Ph.D.	66	Member of the Board of Directors
Alan G. Walton, Ph.D., D.Sc.	70	Member of the Board of Directors

Michael D. West, Ph.D. is our President, Chairman of our Board of Directors and Chief Scientific Officer. Dr. West has extensive academic and business experience in age-related degenerative diseases, telomerase molecular biology and human embryonic stem cell research and development. Before joining ACT in 1998, Dr. West founded Geron Corporation, and from 1990 to 1998 served as a Director and senior executive officer of Geron, where he initiated and managed programs in telomerase diagnostics, telomerase inhibition, telomerase-mediated therapy and human embryonic stem cell research. After leaving Geron, Dr. West co-founded and served as Chairman of Origen Therapeutics, a company focused on the development of avian transgenic technologies. He is the inventor of patents assigned to the University of Texas Southwestern Medical Center at Dallas licensed to Geron Corporation relating to telomere biology. Dr. West receives royalties from the license of these patents. In 1999, Dr. West formed ACT Group for the purpose of acquiring a controlling interest in ACT. Dr. West received a B.S. Degree from Renselaer Polytechnic Institute in 1976, an M.S. Degree in Biology from Andrews University in 1982 and a Ph.D. from Baylor College of Medicine in 1989. Dr. West is also a director of Biotime, Inc., a reporting company, and a director of the Life Extension Foundation, and the privately held company BioMarker Pharmaceuticals, Inc. Dr. West is not an officer or director of any other reporting company.

William M. Caldwell, IV is our Chief Executive Officer and a member of our Board of Directors. He has a 30-year management career working with emerging technologies and restructuring distressed corporate environments. During his career he has served in senior executive positions both in marketing and finance. He has worked with Booz Allen and Hamilton; the Flying Tiger Line Inc.; Van Vorst Industries; and Kidder Peabody. He started a firm specializing in strategy and financial planning which was instrumental in restructuring over $1.0 billion of debt for over twenty companies and partnerships. He was a pioneer in the satellite radio auctions as President of Digital Satellite Broadcasting Corporation; assisted in the financing and became President and ultimately CEO in the restructuring of CAIS Internet, and has advised corporations, both public and private, in technology, telecommunications, retailing, real estate, hospitality, publishing, and transportation. He received his B.A. degree from the University of Southern California and was a Multinational Enterprise Fellow at the Wharton School of Finance. He serves as a director of Lee Pharmaceuticals and King Koil Franchising Corp. Mr. Caldwell is not an officer or director of any other reporting company.

Robert P. Lanza, M.D. is our Vice President of Medical and Scientific Development. Dr. Lanza has over 20 years of research and industrial experience in the areas of tissue engineering and transplantation medicine. Before joining ACT in 1998, from 1990 to 1998, Dr. Lanza was Director of Transplantation Biology at BioHybrid Technologies, Inc., where he oversaw that company’s xenotransplantation and bioartificial pancreas programs. He has edited or authored sixteen books, including Principles of Tissue Engineering (2d ed. co-edited with R. Langer and J. Vacante), Yearbook of Cell and Tissue Transplantation, One World The Health & Survival of the Human Species in the Twenty-First Century, and Xeno: The Promise of Transplanting Animal Organs into Humans (co-authored with D.K.C. Cooper). Dr. Lanza received his B.A. and M.D. Degrees from the University of Pennsylvania, where he was both a University Scholar and Benjamin Franklin Scholar. Dr. Lanza is not an officer or director of any other reporting company.

Jonathan F. Atzen is our Senior Vice President and General Counsel. Mr. Atzen joined the Company in 2005. Prior to joining the Company, Mr. Atzen was an attorney at Heller Ehrman/Venture Law Group LLP and worked as a corporate/securities attorney for other large international law firms including Brobeck, Phleger & Harrison LLP and Morrison & Foerster LLP. His corporate practice has focused on the representation of emerging growth and established technology companies in such industries as life sciences, semiconductors, wireless communications, software and alternative energy technologies. Mr. Atzen has provided general corporate counsel to public companies with respect to securities offerings including initial public offerings, secondary offerings, PIPEs and spin-offs, and reporting and compliance matters under the Securities Exchange Act of 1934. Mr. Atzen also has experience in public and private company mergers and acquisitions. He received his B.A. degree in economics from the University of California at Santa Barbara and his J.D. from Loyola Law School. Mr. Atzen is a director of Genesis Bioventures, Inc., a reporting company.

Robert W. Peabody is our Vice President of Grant Administration. Mr. Peabody joined the company on a full time basis in February, 2005 as Vice-President, Grant Administration. Prior to this and for the last 14 years he was a Regional Controller of Ecolab, Inc., a Fortune 500 specialty chemical manufacturing and service company. Mr. Peabody has extensive experience in biotechnology investing and aiding in the start-ups of such companies as Geron Corporation, Origen Therapeutics, and ACT Group. Mr. Peabody also served as a member of the Board of Directors of ACT Group prior to its dissolution. Mr. Peabody received a Bachelors Degree in Business Administration from the University of Michigan and is a Certified Public Accountant. Mr. Peabody is not an officer or director of any other reporting company.

Ivan Wolkind is our Vice President of Finance and Chief Accounting Officer. Prior to joining the Company in March, 2005, Mr. Wolkind served as the Executive Vice President of Finance and Chief Financial Officer for Eyematic, a technology company providing software solutions for delivering animated content to cell phones. Between 1999 and July, 2001, Mr. Wolkind was the Chief Financial Officer for eLease, a company providing software solutions and back-end automation for the capital equipment leasing market. Prior to his appointment at eLease, Mr. Wolkind served as the Vice President of Finance for Ventro Corporation, where he was instrumental in the raising of capital in the company’s initial public offering and subsequent debt offerings. Before his tenure at Ventro Corporation, Mr. Wolkind served as the Vice President of Finance at Onsale, Inc., a publicly traded Internet auction company. Prior to joining Onsale, he held key finance positions at two other companies after leaving KPMG, where he had worked in the financial services and banking audit group. Mr. Wolkind qualified as a Chartered Accountant in the United Kingdom. Mr. Wolkind is not an officer or director of any other reporting company.

Alan C. Shapiro, Ph.D. is a member of our Board of Directors. He adds more than 30 years’ experience in corporate and international financial management to Advanced Cell Technology. Dr. Shapiro is currently the Ivadelle and Theodore Johnson Professor of Banking and Finance at the Marshall School of Business, University of Southern California, where he previously served as the Chairman of the Department of Finance and Business Economics, Marshall School of Business. Prior to joining the University of Southern California, Dr. Shapiro taught as an Assistant Professor at the University of Pennsylvania, Wharton School of Business, and has been a visiting professor at Yale

University, UCLA, the Stockholm School of Economics, University of British Columbia, and the U.S. Naval Academy. Dr. Shapiro has published over 50 articles in such academic and professional journals as the Journal of Finance, Harvard Business Review, and the Journal of Business, among many others. He frequently serves as an expert witness in cases involving valuation, economic damages, international finance, takeovers, and transfer financing through Trident Consulting Group LLC. He received his B.A. in Mathematics from Rice University, and a Ph.D. in Economics from Carnegie Mellon University. Dr. Shapiro is a trustee of Pacific Corporate Group’s Private Equity Fund and also serves as a director of Remington Oil and Gas Corporation, a reporting company traded on the New York Stock Exchange.

Erkki Ruoslahti, M.D., Ph.D. has served as a director since November 2005. Dr. Ruoslahti joined The Burnham Institute in 1979 and served as its President from 1989 to 2002. Dr. Ruoslahti is the recipient of the 2005 Japan Prize for his work in cell biology. Dr. Ruoslahti’s other honors include the Gairdner Prize, and membership in the U.S. National Academy of Sciences, Institute of Medicine, and American Academy of Arts and Sciences. He is a Knight of the Order of the White Rose of Finland. Dr. Ruoslahti earned his M.D. and Ph.D. from the University of Helsinki in Finland. After postdoctoral training at the California Institute of Technology, he held various academic appointments in Finland and at City of Hope National Medical Center in Duarte, California. Dr. Ruoslahti’s research has been the basis of several drugs currently on the market or in clinical trials. He has been a founder and director of several biotechnology companies. Mr. Ruoslahti is not an officer or director of any other reporting company.

Alan G. Walton, Ph.D., D.Sc. has served as a director since November 2005. Since 1987, Dr. Walton has been a general partner of Oxford Bioscience Partners, a venture capital firm investing in life sciences enterprises. Prior to joining Oxford Bioscience Partners, Dr. Walton was President and Chief Executive Officer of University Genetics Co. Dr. Walton serves on the board of directors of Alexandria Real Estate Equities, Inc., Acadia Pharmaceuticals, Inc., and Avalon Pharmaceuticals, Inc. He previously has served as the Chairman of the Board of Directors or as a Director for numerous private and public biotechnology companies, including Human Genome Sciences and Gene Logic Inc. He was a professor at Case Western Reserve University and Harvard Medical School from 1961 to 1981 and a member of President Carter’s Science Advisory Committee from 1976 to 1977. Dr. Walton holds a Ph.D. in Physical Chemistry, a D.Sc. in Biological Chemistry and a B.S. in Chemistry, each from the University of Nottingham and in 2005 received an honorary LLD degree in recognition of his lifetime achievement in life sciences, also from the University of Nottingham. Dr. Walton has also been awarded an Adjunct Professorship from Case Western Reserve University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors, Officers and 5% Stockholders

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of December 31, 2006. On such date, 39,276,624 shares of Common Stock were outstanding. Beneficial ownership is determined in accordance with the applicable rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of our Common Stock. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock, except, where applicable, to the extent authority is shared by spouses under applicable state community property laws.

The following table sets forth information regarding beneficial ownership of our capital stock as of December 31, 2006 by:

•       each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•       each of our directors and named executive officers; and

•       all of our directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage
5% or Greater Stockholders:
ATP Capital LP(1)	2,705,614		6.9%
Anthem Ventures Fund, LP(2)	4,663,812		11.2%
Gary D. Aronson(3)	2,493,795		6.3%
Directors and Named Executive Officers
Michael D. West, Ph.D., President, Chief Scientific Officer, and Director	3,266,375	(4)	7.7%
William M. Caldwell, IV, Chief Executive Officer and Chairman of the Board of Directors	3,319,094	(5)	7.8%
Robert P. Lanza, M.D, Vice President of Medical & Scientific Development	1,360,425	(6)	3.4%
Robert Peabody, Vice President Grant Administration	471,118	(7)	1.2%
Jonathan F. Atzen, Sr. Vice President, General Counsel and Secretary	502,500	(8)	1.3%
Ivan Wolkind, Vice President of Finance and Chief Accounting Officer	143,744	(9)	*
James G. Stewart, Sr. Vice President and Chief Financial Officer	314,276	(10)	*
Alan C. Shapiro, Ph.D., Director	1,207,696	(11)	3.0%
Alan G. Walton, Ph.D., D.Sc., Director	100,000	(12)	*
Erkki Ruoslahti, M.D., Ph.D., Director	120,086	(13)	*
Directors and Executive Officers as a Group (10 persons)	10,805,314	(14)	22.0%

                 *Less than 1%

       (1)   The address of ATP Capital LP is 60 East 42nd Street, Suite 3410, New York, NY 10165.

       (2)   The address of Anthem Ventures Fund, LP is 225 Arizona Ave., Suite 200, Santa Monica, CA 90401. Includes (i) 2,156,123 shares issuable upon exercise of certain warrants and upon conversion of the debentures, and (ii) 157,747 shares owned by certain of its affiliates, all of which it may be deemed the beneficial owner.

       (3)   The address of Gary D. Aronson is 774 Mays Boulevard, 10-PMB 128, Incline Village, NV 89451.

       (4)   Includes (i) 3,156,375 shares subject to stock options held directly by Dr. West that are currently exercisable or exercisable within 60 days of December 31, 2006, and (ii) indirect ownership of 110,000 shares subject to warrants held by the spouse of Dr. West that are currently exercisable or exercisable within 60 days of December 31, 2006 and of which Dr. West may be deemed the beneficial owner.

       (5)   Includes (i) 2,262,972 shares subject to stock options that are currently exercisable or exercisable within 60 days of December 31, 2006 that are held directly by Mr. Caldwell, (ii) indirect ownership of 486,000 shares subject to currently exercisable warrants awarded to Andwell, LLC, an entity affiliated with Mr. Caldwell and of which he may be deemed the beneficial owner, (iii) indirect ownership of 246,748 shares held by the spouse of Mr. Caldwell and of which Mr. Caldwell may be deemed the beneficial owner, and (iv) indirect ownership of 323,374 shares subject to warrants held by the spouse of Mr. Caldwell that are currently exercisable or exercisable within 60 days of December 31, 2006 and of which Mr. Caldwell may be deemed the beneficial owner.

       (6)   Includes 1,260,425 shares subject to stock options that are currently exercisable or exercisable within 60 days of December 31, 2006.

       (7)   Includes 448,325 shares subject to stock options that are currently exercisable or exercisable within 60 days of December 31, 2006.

       (8)   Includes (i) 227,500 shares subject to stock options that are currently exercisable or exercisable within 60 days of December 31, 2006, and (ii) 75,000 shares subject to currently exercisable warrants.

       (9)   Includes 43,744 shares subject to stock options that are currently exercisable or exercisable within 60 days of December 31, 2006.

(10)   Includes 306,461 shares subject to stock options that are currently exercisable or exercisable within 60 days of December 31, 2006 and (ii) indirect ownership of 7,815 shares subject to stock options held by the spouse of Mr. Stewart that are currently exercisable or exercisable within 60 days of December 31, 2006 and of which Mr. Stewart may be deemed the beneficial owner. Effective as of August 17, 2006, Mr. Stewart resigned as Chief Financial Officer and terminated his employment arrangement with the Company.

(11)   Includes (i) indirect ownership of 166,531 shares and 621,690 shares subject to convertible debentures held by The Shapiro Family Trust and of which Dr. Shapiro may be deemed the beneficial owner, (ii) 272,446 shares subject to warrants held by The Shapiro Family Trust and of which Dr. Shapiro may be deemed the beneficial owner, and (iii) 100,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of December 31, 2006.

(12)   Includes 100,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of December 31, 2006.

(13)   Includes 100,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of December 31, 2006.

(14)   Includes 9,902,127shares subject to stock options, warrants or convertible debentures that are currently exercisable or exercisable within 60 days of December 31, 2006.

DESCRIPTION OF SECURITIES

Pursuant to our Certificate of Incorporation, we are authorized to issue 500,000,000 shares of common stock. Below is a description of our common stock, shares of which are being offered pursuant to this prospectus.

Common Stock

The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our stockholders, except to the extent that the voting rights of our shares of any class or series of stock are determined and specified as greater or lesser than one vote per share in the manner provided by our certificate of incorporation. The shares of our common stock do not carry cumulative voting rights in the election of directors. Our stockholders have no pre-emptive rights to acquire additional shares of our common stock or other securities. Our common stock is not subject to redemption rights and carries no subscription or conversion rights. In the event of liquidation of our company, the shares of our common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All shares of our common stock now outstanding are fully paid and non-assessable. Our bylaws authorize the board of directors to declare dividends on our outstanding shares. Our common stock holders are not personally liable for the payment of our debts. Our shares of common stock are “penny stock” as defined in Rule 3a51-1 of the Securities and Exchange Commission. This designation may adversely affect the development of any public market for our common stock or, if such a market develops, its continuation. Broker-dealers are required to personally determine whether an investment in “penny stock” is suitable for customers.

Interwest Transfer Company, Inc. acts as our transfer agent and registrar for our common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

Experts

The consolidated financial statements of Advanced Cell Technology, Inc. as of December 31, 2005 and for each of the two years in the period ended December 31, 2005 as included in this prospectus have been so included in reliance on the report of Stonefield Josephson, Inc., an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

Counsel

The validity of the issuance of the shares of common stock offered hereby and other legal matters in connection herewith have been passed upon for us by Pierce Atwood LLP, Portland, Maine. On July 1, 2003, we issued a promissory note with a face amount of $339,000 to Pierce Atwood LLP as a payment of fees due them. The annual interest rate on the note was 10%. The note was due on October 1, 2003. During the first quarter of 2005, the note, plus accrued interest of $53,675, was settled through:

•       the issuance of 105,177 preferred shares and 52,589 warrants pursuant to the stock offering collectively valued at $89,400,

•       a cash payment of $100,000, and

•       a new note with a face value of $150,000, which has been paid in full.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the Company or ACT. Our certificate of incorporation provides that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

Overview.   We are a biotechnology company focused on developing and commercializing human stem cell technology in the emerging field of regenerative medicine.

We have developed and maintain a portfolio of patents and patent applications that form the proprietary base for our research and development efforts in the area of embryonic stem cell research. We believe that our intellectual property represents one of the strongest portfolios in the field. We employ a team including some of the world’s leading scientists in the field of stem cell research and development. We believe our technology base, in combination with our know-how, provides a competitive advantage and will facilitate the successful development and commercialization of products for use in treatment of a wide array of chronic degenerative diseases and in regenerative repair of acute disease, such as trauma, infarction and burns.

Our belief that our intellectual property represents one of the strongest portfolios in the field is supported by:

•       the size, date and pace of filing, and focus of the portfolio,

•       the relative immaturity of this field of study, and

•       the limited number of truly competitive portfolios of intellectual property.

Regenerative medicine is a new and emerging field of study involving development of medical therapies based on advances in stem cell and nuclear transfer technology. We have developed and maintain a broad portfolio with ownership or exclusive licensing of over 30 issued patents and over 280 patent applications in the field of regenerative medicine and related technologies. This significant volume of patents and patent licenses has been developed in the short span of approximately the past seven years.

Although we have strong competitors in this field, there are a limited number of companies operating in this field. We believe our intellectual property portfolio compares favorably with those of our competition based upon its size, focus and filing dates.

With respect to the focus of our portfolio, we believe that somatic cell nuclear transfer and chromatin transfer are, and will prove to be, one of the technological keys to successful development of stem cell therapies. See “Cellular Reprogramming” below. Our patent rights include one of only two core patent estates supporting somatic cell nuclear transfer technology and chromatin transfer technology. We believe that only one other known patent estate, held by Roslin Institute, derived from the cloning of Dolly, the first cloned sheep, is comparable to ours. However, in contrast with Roslin, we own or have license to numerous other technologies for dealing with transplant rejection, including means of activating oocytes during nuclear transfer, parthenogenesis, transdifferentiation, and dedifferentiation. Our intellectual property also includes patent rights and applications for specific applications of stem cell technology in producing retinal pigment epithelium, hemangioblasts, and dermal cells, and numerous methods and compositions for the use of these technologies and derived cells in heart disease, immunodeficiency estates and cancer.

This is a young and emerging field. There can be no assurances that our intellectual property portfolio will ultimately produce viable commercialized products and processes; however, at this early stage of development, our intellectual property and science team are well-recognized leaders in the field. See “RISK FACTORS—Risks Relating to Our Technology” on page 8 of this prospectus.

All of our research efforts to date are at the level of basic research or in the pre-clinical stage of development. We are focused on leveraging our key assets, including our intellectual property, our scientific team, our facilities and our capital, to accelerate the advancement of our stem cell technologies. In addition, we are pursuing strategic collaborations with members of academia, industry and foundations to further accelerate the pace of our research efforts. We are currently headquartered in Alameda, California, with additional research and development offices in Worcester, Massachusetts. We recently established a research facility in California, where voters passed Proposition 71 in November 2004, which is described more fully under the heading “California Proposition 71” below.

The Field of Regenerative Medicine.   The emerging field of treatment called “regenerative medicine” or “cell therapy” refers to treatments that are founded on the concept of producing new cells to replace malfunctioning or damaged cells as a vehicle to treat disease and injury. Our focus is the development of effective methods to generate replacement cells from stem cells. Many significant and currently untreatable human diseases arise from the loss or malfunction of specific cell types in the body. This is especially true of diseases associated with aging such as Alzheimer’s disease, Parkinson’s disease, type II diabetes, heart failure, osteoarthritis, and aging of the immune system, known as immunosenescence. This is also true for medical conditions resulting from damage to cells due to acute disease, such as trauma, infarction and burns. We believe that replacing damaged or malfunctioning cells with fully functional ones may be a useful therapeutic strategy in treating many of these diseases and conditions.

A stem cell is a cell that has the ability to branch out and change, or differentiate, into two or more different cell types. Stem cells are self-renewing primitive cells that have the ability to develop into functional, differentiated cells. In general, there are two broad categories of stem cells: adult stem cells and embryonic stem cells. Adult stem cells are derived from various tissues in the human body. Because they can branch out into many different cell types, they are referred to as “multipotent.” Multipotent means these cells develop into multiple, but not all, types of cells in the body. Embryonic stem cells, referred to as ES cells, which are derived from pre-implantation embryos, are unique because they are “pluripotent,” which means that they can develop into all cells and tissues in the body, and they self-renew indefinitely in their undifferentiated state. The ability of ES cells to divide indefinitely in the undifferentiated state without losing pluripotency is a unique characteristic that distinguishes them from all other stem cells discovered to date in humans. Because of the potential of ES cells, one of our primary efforts is the development and commercialization of ES cell based technologies.

Since the discovery of the human ES cell, medical researchers worldwide have generally recognized the significance of this new technology and have begun to focus research on the translation of this discovery into important new therapies. Specifically, researchers have focused on several key challenges including:

•       isolating and purifying cell lines,

•       growing stable cell lines in culture for long periods without mutations,

•       manufacturing cell lines in numbers sufficient for therapy,

•       differentiating ES cells into all of the cell types desired for therapies, and

•       solving the potential rejection of ES cells used in therapies due to immuno-incompatibility with the patient.

We believe that solving the potential rejection of ES cells in patients is the greatest scientific obstacle to developing successful therapeutics. Our research and technologies are focused on solving this obstacle by creating stem cell therapeutics with compatible tissues. Compatible tissues are referred to as being histocompatible.

We believe the potential markets for regenerative medicine and stem cell therapy are large. The table below summarizes the potential United States patient populations which we believe may be amenable to cell or organ transplantation and represent target markets for products generated through our regenerative medicine technology.

POTENTIAL U.S. PATIENT POPULATIONS FOR CELL-BASED THERAPIES

Medical Condition	Number of Patients*
Cardiovascular disease	70 million
Autoimmune disease	50 million
Diabetes	18 million
Osteoporosis	10 million
Cancer	10 million
Alzheimer’s disease	4.5 million
Parkinson’s disease	1 million
Burns (severe)	1.1 million
Spinal-cord injuries	0.25 million
Birth defects	0.15 million/year

*                          These estimates are based on the most current patient estimates published by the following organizations as of April 2005: the American Heart Association, the American Autoimmune Related Diseases Association, SEER (Surveillance, Epidemiology and End Result), American Burn Association, March of Dimes, the Alzheimer’s Association, the Alzheimer’s Disease Education & Referral Center (National Institute on Aging), the National Institutes of Health’s National Institute on Neurological Disorders and Stroke, the Foundation for Spinal Cord Injury Prevention, Care & Cure, the Centers for Disease Control and Prevention, the American Association of Diabetes Educators, the Northwest Parkinson’s Foundation and the Parkinson’s Action Network.

Our Technology.   The ability to produce embryonic stem cells that are immunologically compatible with the patient is the hallmark and the strength of our technology platform. We believe our technology platform will enable the transformation of a patient’s cells into an embryonic state where those cells can be differentiated into specific therapeutically relevant cell types that are genetically identical to the patient. We believe our technology may also enable the production of stem cell lines, from sources external to the patient, that have a sufficiently high level of histocompatibility to be useful in making cell therapies readily accessible to a large segment of the patient population, without the need for exact genetic matching of tissues. As a result, our technology avoids reliance on more limited approaches that involve use of cell lines that are not histocompatible with the recipient, or therapies based upon use of adult stem cells.

In August 2001, the President of the United States set guidelines for federal funding of research on embryonic stem cells from human embryos created by in-vitro fertilization, referred to as IVF. IVF-ES cells have the drawback that they are not genetically matched to the recipient patient. These ES cells are allogeneic. The word allogeneic literally means “other DNA type.” Therapies using allogeneic cell lines can result in immune system incompatibilities where the host immune system attacks and rejects the transplanted cells or the transplanted cells attack the host. These incompatibilities may be partially suppressed with powerful immunosuppressive drugs, but the side effects can be severe and result in life-threatening complications. As a result, these incompatibilities will generate significant inefficiencies in the application of cell therapies.

Our approach also differs from that of technologies limited to the use of adult stem cells. The principal drawbacks to therapies based exclusively on the use of adult stem cells are that these cells are neither pluripotent, nor “youthful.” Adult stem cells are multipotent, which means that, unlike pluripotent stem cells, they cannot be differentiated into all cell types of the human body. Their usefulness is inherently limited in this regard. With respect to their lack of “youthful” characteristics, adult stem cells are intrinsically mortal. Cellular aging is caused by shortening telomeres, which are the ends of chromosomes. ES cells are immortal, telomerase positive cells. Through nuclear transfer, we have been successful in regenerating cell lifespan through the reactivation of telomerase, an enzyme concerned with the formation, maintenance and renovation of telomeres.

The strategic focus of our technology is to produce cell lines that are both histocompatible with the patient and pluripotent. We have numerous proprietary technologies that we believe will generate histocompatible, pluripotent stem cells for patient-specific application. These cells maximize the potential for effective use as transplants to replace diseased or destroyed cells in human patients. If successfully developed, our cellular reprogramming technologies will make it possible to produce cells that have the proliferative capacity of young cells, have specific therapeutic application, and are immunologically compatible with the patient.

All of our technologies are at the level of basic research or in the pre-clinical stage of development.

Our Research Programs.   Our research programs are divided into three core categories: cellular reprogramming, our reduced complexity program, and stem cell differentiation. Each of these core areas of focus are discussed below.

Cellular Reprogramming.   This research program involves development of therapies based on the use of genetically identical pluripotent stem cells generated by our cellular reprogramming technologies. These technologies can be used to generate patient-specific pluripotent cells and tissues for transplantation. We believe our technology platform will enable the transformation of a patient’s cell into pluripotent ES cells that are histocompatible with the patient and have the potential to be differentiated into any of the over 200 different human cell types that may be therapeutically relevant in treating diseased or destroyed tissues in human patients. We expect that our cellular reprogramming technologies will offer a new avenue for the introduction of targeted genetic modifications in cells and for the regeneration of cell lifespan, thereby making youthful cells available for aging patients. The combination of these advances, the ability to produce young cells of certain kinds that are histocompatible with the patient, is a core potential application of our technology. We believe these cellular reprogramming technologies will be effective therapies where there is time to prepare customized therapy through reprogramming of the patient’s own cells.

Some of the technologies that support our cellular reprogramming program are somatic cell nuclear transfer, chromatin transfer, and fusion technologies.

Somatic cell nuclear transfer, referred to as SCNT, refers to the process wherein a body cell is transferred to an egg cell from which the nuclear DNA has been removed. This results in the body cell being “reprogrammed” by the egg cell. This reprogramming transforms the cell from the type of cell it was, for instance a skin cell, into an embryonic cell with the power to become any cell type in the body. A related technology is called chromatin transfer. Through this technology, the DNA and attached proteins, or chromatin, of the somatic cell is reprogrammed prior to transfer into an egg cell. Chromatin transfer has the potential to improve the efficiencies and therefore reduce the cost of nuclear transfer. We believe that one critical advantage of our proprietary SCNT and chromatin transfer technologies is that the cells are “rejuvenated” by returning the cell to a youthful state. This is important because these youthful cells will have the proliferative capacity of young cells. These healthy replacement cells, which would be genetically identical to the patient’s own cells, would then be used for cell transplantation.

Our fusion technologies involve the fusion of the cytoplasm of one cell into another. In the same manner that the cytoplasm of an egg cell is capable of transforming any cell back to an embryonic state, the fusion of the cytoplasm of other cell types, including differentiated cell types (such as blood cells) is capable of reprogramming another cell type, such as a skin cell. These technologies have the potential of transforming a cell from a patient into another medically-useful cell type also identical to the patient. They also have the potential to fuse the cytoplasm of undifferentiated cells, such as embryonic stem cells, with somatic cells to transport the somatic cell DNA back to pluripotency. We believe that the fusion technology we are developing can be developed into as broad and powerful a technique as SCNT, producing histocompatible, youthful stem cells that are multi and potentially even pluripotent. If successfully developed, this technology may also provide a pathway that does not utilize human egg cells which would reduce the cost of the procedure and increase the number of patients that could benefit from its implementation.

Reduced Complexity Program.   We believe our proprietary technology may be applied to generate readily available cell therapy products for patients with acute medical needs that do not allow time for patient-specific reprogramming of cells. We believe several of our proprietary technologies may be used to generate a wide array of readily available stem cell therapies for rapid deployment across a broad patient population without the need for time-consuming patient-specific reprogramming of cells. Current organ and tissue transplantation technology requires that there be a high degree of compatibility between the donated organ or tissue and the recipient. Genes for histocompatibility antigens, or HLA genes, play a critical role in achieving donor/recipient compatibility and resulting transplant success. We are developing our reduced complexity technology with the goal of assembling a bank of stem cell lines that are homozygous in the HLA genes.

We believe the result of this technology will be that a bank of at most a few hundred cell lines will provide a close enough match that, together with immunosuppressive drugs, stem cell therapies for certain common applications will be achievable in most patients. One example of a potential application is introduction of stem cell therapy on a time-sensitive basis in the case of heart attack to repair damaged heart tissue. Timely, cost-effective introduction of cell therapies will be critical to commercial application. Without reduced complexity technology, producing a readily-available, off-the-shelf supply may require many hundreds of thousands of cell lines.

We also believe that reduced complexity applications resulting from our research will offer an important research tool in the field of regenerative medicine by offering readily available cell lines for researchers produced at a level of quality and quantity appropriate for clinical applications. We believe our ability to genetically modify cells, while assuring quality control of the cell lines, will give us a decided advantage over our competition in providing readily available, closely matched cell lines at lower cost.

We have several different technologies we believe may be used to create a bank of stem cells with reduced complexity in the HLA genes. One of several such technologies is called parthenogenesis. Parthenogenesis is similar to somatic cell nuclear transfer; however there is no somatic cell being transferred. We use our proprietary technology to take one egg cell and stimulate it to begin cell division as though it has been fertilized. This results in a parthenote or a blastocyst with a duplicate set of the egg’s chromosomes from which we can harvest ES cells. This duplication gives a parthenote a full complement of genes. We believe parthenogenesis and certain of our other technologies could be used to generate a master cell bank of clean homozygous stem cell lines that could provide matches for a majority of the U.S. patient population.

Stem Cell Differentiation.   Regenerative medicine requires that stem cells, from whatever source derived, be differentiated, or re-differentiated, into specific body cell types and then physically transplanted into a patient. Differentiation into tissues such as cardiac muscle, blood, and other tissues occurs spontaneously in ES cells being cultured in a dish. Successful application of stem cell technology will require control over the specific kinds of cells into which stem cells differentiate. Control of differentiation and the culture and growth of stem and differentiated cells are important current areas of research for us. Also, some chemicals, such as retinoic acid, can be used to trigger differentiation into specific cell types such as nerve cells. We intend to pursue differentiation approaches both in-house and through collaborations with other researchers who have particular interests in, and skills related to, cellular differentiation. These efforts include using both animal and human stem cell lines. Our research in this area includes projects focusing on developing many different cell types that may be used in the future to treat a wide range of diseases. Currently our researchers are working on projects to generate stable cell lines including retinal pigment epithelium, or RPE, cells, skin cells, and hemangioblast cells. In the future, our researchers may also focus on various projects to generate other cell types, including neuronal, lung, heart, liver and pancreatic beta cells.

Our researchers were the first to report the successful generation of several stable lines of retinal pigment epithelium cells from human ES cells. Our scientific team has refined our ability to purify and establish banks of these cell lines. We are currently conducting pre-clinical research in the restoration of visual loss in small animal models to determine if these cells may be used to treat disorders such as macular degeneration and retinitis pigmentosa.

Our researchers are also focusing on development of technology and know-how to consistently isolate, purify and develop skin cells with patterns of gene expression that are analogous to early embryonic skin. Early embryonic skin is capable of regenerating after wounding without scar formation. We believe that these types of cells may provide a means of improving wound repair in surgery, burns, and chronic skin ulcers.

Additionally, our research is also focused on an important cell type called the hemangioblast. Hemangioblasts are a newly-characterized stem cell capable of differentiating into both hematopoietic, meaning blood cell forming, and angiogenic, meaning blood vessel endothelium forming, cells. We believe it will be possible to utilize hemangioblast cells in engraftment to repair age-related endothelial dysfunction associated with numerous significant age-related diseases, including cardiovascular disease, stroke, and even perhaps cancer. We have demonstrated in a mouse model that nuclear transfer-derived hemangioblast cells were able to regenerate myocardium in an infarcted mouse heart. In addition, we have recently completed a project using nuclear transfer technology to produce hemangioblasts in a bovine model. The nuclear transfer-derived hemangioblasts were transplanted into the original adult animals and persisted and multiplied in the blood and lymph supply of those cows, demonstrating a significant competitive advantage over adult stem cells. We believe that demonstrating long-term success of these techniques in animal models may translate into future applications in humans. Results from our on-going pre-clinical research programs will ultimately determine what clinical applications we choose to initially pursue in human clinical trials.

Potential Commercial Applications of our Technologies.   We believe that, if successfully developed, stem cell-based therapy has the potential to provide treatment for a broad range of acute and chronic degenerative diseases. We believe the potential applications of cell-based therapeutics include

•       hematopoietic cells for blood diseases and cancer,

•       myocardial and endothelial vascular tissue for cardiovascular disease,

•       skin cells for dermatological conditions,

•       retinal pigment epithelium cells as treatment for macular degeneration and retinal pigmentosis,

•       neural cells for spinal cord injury, Parkinson’s disease and other neuro-degenerative diseases,

•       pancreatic islet <*> cells for diabetes,

•       liver cells for hepatitis and cirrhosis,

•       cartilage cells for arthritis, and

•       lung cells for a variety of pulmonary diseases.

While we expect that any future products will take the form of medical procedures, tangible therapeutics, or combinations thereof, we currently have no products, and the identity of our future products, if any, is dependent upon the results of our ongoing research efforts, and, therefore cannot be determined at this time.

Our Intellectual Property.

Our research and development is supported by a broad intellectual property portfolio. We currently own or have exclusive licenses to over 30 patents and have over 280 patent applications pending worldwide in the field of regenerative medicine and stem cell therapy. We also have non-exclusive rights to a portfolio of patents and patent applications that support our core intellectual property.

Our success will likely depend upon our ability to preserve our proprietary technologies and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies and know-how that are not patentable. We protect our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors.

We maintain a disciplined patent policy and, when appropriate, seek patent protection for inventions in our core technologies and in ancillary technologies that support our core technologies or which we otherwise believe will provide us with a competitive advantage. We pursue this strategy by filing patent applications for discoveries we make, either alone or in collaboration with scientific collaborators and strategic partners. Typically, although not always, we file patent applications both in the United States and in select international markets. In addition, we plan to obtain licenses or options to acquire licenses to patent filings from other individuals and organizations that we anticipate could be useful in advancing our research, development and commercialization initiatives and our strategic business interests.

The following table identifies the issued patents we own or license that we believe currently support our technology platform.

Owned by Advanced Cell Technology, Inc.

Number Patent	Country	Filing Date	Issue Date	Expiration Date	Title
6,808,704	US	09/06/00	10/26/04	02/18/2021	Method for Generating Immune-Compatible Cells and Tissues Using Nuclear Transfer Techniques
518191	New Zealand	10/13/00	05/10/04	10/13/2020	Method of Differentiation of Morula or Inner Cell Mass Cells and Method of Making Lineage-Defective Embryonic Stem Cells
516236	New Zealand	06/30/00	08/07/05	06/30/2020	Cytoplasmic Transfer to De-Differentiate Recipient Cells
782286	Australia	6/30/00	10/27/05	6/30/2020	Cytoplasmic Transfer to De-Differentiate Recipient Cells
783162	Australia	09/06/2000	01/12/06	09/6/2020	Method for Generating Immune-Compatible Cells and Tissues Using Nuclear Transfer Techniques
782385	Australia	10/13/00	11/3/05	10/13/2020	Method of Differentiation of Morula or Inner Cell Mass Cells and Method of Making Lineage-Defective Embryonic Stem Cells
531844	New Zealand	09/06/2000	02/08/05	09/06/2020	Telomere Restoration and Extension of Cell Life-Span in Animals Cloned from Senescent Somatic Cells
521711	New Zealand	04/16/2001	07/07/05	04/16/2021	Pluripotent Cells Comprising Allogenic Nucleus and Mitochondra

University of Massachusetts Exclusive License to Advanced Cell Technology, Inc.

Number Patent	Country	Filing Date	Issue Date	Expiration Date	Title
6,235,970	US	09/22/97	05/22/01	01/10/2017	CICM Cells and Non-Human Mammalian Embryos Prepared by Nuclear Transfer of a Proliferating Differentiated Cell or its Nucleus
6,235,969	US	07/03/97	05/22/01	01/10/2017	Cloning Pigs Using Donor Nuclei from Non-Quiescent Differentiated Cells
6,215,041	US	01/08/98	04/10/01	01/10/2017	Cloning Using Donor Nuclei from a Non-Quiescent Somatic Cells
6,156,569	US	08/04/97	12/05/00	08/04/2017	Prolonged Culturing of Avian Primordial Germ Cells (PGCs) Using Specific Growth Factors, Use Thereof to Produce Chimeric Avians

5,994,619	US	12/16/96	11/30/99	04/01/2016	Production of Chimeric Bovine or Porcine Animals Using Cultured Inner Cell Mass Cells
5,945,577	US	01/10/97	08/31/99	01/10/2017	Cloning Using Donor Nuclei from Proliferating Somatic Cells
5,905,042	US	04/01/96	05/18/99	04/01/2016	Cultured Inner Cell Mass Cell Lines Derived from Bovine or Porcine Embryos
521426	New Zealand	03/26/01	11/11/04	03/26/2021	Prion-Free Transgenic Ungulates
521026	New Zealand	02/26/01	01/13/05	02/26/2021	Production of Mammals which Produce Progeny of a Single Sex
2001241720	Australia	2/26/01	11/23/06	2/26/2021	Production of Mammals which Produce Progeny of a Single Sex
518365	New Zealand	10/27/00	08/12/04	10/27/2020	Gynogenetic or Androgenetic Production of Pluripotent Cells and Cell Lines, and Use Thereof to Produce Differentiated Cells and Tissues
517609	New Zealand	09/14/00	06/08/04	09/14/2020	Embryonic or Stem-Like Cell Lines Produced by Cross Species Nuclear Transplantation and Method for Enhancing Embryonic Development by Genetic Alteration of Donor Cells or by Tissue Culture Conditions
519346	New Zealand	05/10/00	06/08/04	05/10/2020	Embryonic or Stem-Like Cell Lines Produced by Cross Species Nuclear Transplantation
759322	Australia	03/02/99	07/24/03	03/02/2019	Embryonic or Stem-Like Cell Lines Produced by Cross Species Nuclear Transplantation
506808	New Zealand	03/02/99	03/29/04	03/02/2019	Embryonic or Stem-Like Cell Lines Produced by Cross Species Nuclear Transplantation
502713	New Zealand	08/04/98	01/05/04	08/04/2018	Production of Avian Embryonic Germ (EG) and Embryonic Stem (ES) Cell Lines by Prolonged Culturing of PGCs Use Thereof of Cloning and Chime
502712	New Zealand	08/04/98	05/12/03	08/04/2018	Avian Primordial Germ Cell (PGC) Cell Line and a Method for Long Term Culturing Thereof

781128	Australia	10/13/00	5/5/05	10/13/2020	Preparation and Selection of Donor Cells for Nuclear Transplantation
ZL00815685.9	China	10/13/00	7/6/05	10/13/2020	Preparation and Selection of Donor Cells for Nuclear Transplantation
742840	Australia	07/01/98	08/01/02	07/01/2018	Cloning Pigs Using Donor Nuclei from Differentiated Cells
502124	New Zealand	07/01/98	05/12/03	07/01/2018	Cloning Pigs Using Donor Nuclei from Differentiated Cells
742363	Australia	01/05/98	01/03/02	01/05/2018	Cloning Using Donor Nuclei from Differentiated Fetal and Adult Cells
334016	New Zealand	07/28/97	12/07/00	07/28/2017	Embryonic or Stem-Like Cell Lines Produced by Cross Species Nuclear Transplantation
1243318	Europe	5/10/00	9/18/02	5/10/2020	Embryonic or Stem-Like Cell Lines Produced by Cross Species Nuclear Transplantation
784731	Australia	5/10/00	9/21/06	5/10/2020	Embryonic or Stem-Like Cell Lines Produced by Cross Species Nuclear Transplantation
ZL98809874.1	China	8/4/98	4/6/05	8/4/2018	Avian Primordial Germ Cell (PCG) Cell Line and Method of Producing Chimeric Avians
717529	Australia	03/24/97	07/13/00	03/24/2017	Cultured Inner Cell Mass Cell Lines Derived from Ungulate Embryos
519347	New Zealand	12/20/00	11/11/04	12/20/2020	Method to Produce Cloned Embryos and Adults from Cultured Cells
723457	Australia	1/2/98	12/7/00	1/2/2018	Z Chromosomal Markers Derived from Chicken and Use in Chromosomal Mapping
126416	Israel	03/24/97	09/21/04	03/24/2017	Cultured Inner Cell Mass Cell Lines Derived from Ungulate Embryos
332159	New Zealand	03/24/97	06/08/00	03/24/2017	Cultured Inner Cell Mass Cell Lines Derived from Ungulate Embryos
782846	Australia	10/27/2000	12/15/05	10/27/2020	Gynogenetic or Androgenetic Production of Pluripotent Cells and Cell Lines, and Use Thereof to Produce Differentiated Cells and Tissues

1,007,633	Europe	08/04/98	10/19/05	08/04/2018	Avian Primordial Germ Cell (PGC) Cell Line and a Method for Long Term Culturing Thereof
1,019,491	Europe	08/04/98	12/07/05	08/04/2018	Production of Avian Embryonic Germ (EG) Cell Lines by Prolonged Culturing of PGPS, Use Thereof For Cloing and Chimerization
938550	Europe	03/24/97	02/22/06	02/24/2017	Cultured Inner Cell Mass Cell Lines Derived from Ungulate Embryos

Genzyme Transgenics Corp. Exclusive License to Advanced Cell Technology, Inc.

Number Patent	Country	Filing Date	Issue Date	Expiration Date	Title
6,580,017	US	04/23/99	06/17/03	04/23/2019	Methods of Reconstructed Goat Embryo Transfer
6,528,699	US	02/24/98	03/04/03	02/24/2018	Transgenically Produced Non-Secreted Proteins
517930	New Zealand	09/27/00	05/10/04	09/27/2020	Methods of Producing Cloned and Transgenic Mammals
88117	Singapore	10/16/00	03/31/04	10/16/2020	Methods of Producing a Target Molecule in a Transgenic Animal and Purification of the Target Molecule
518263	New Zealand	10/16/00	07/05/04	10/16/2020	Methods of Producing a Target Molecule in a Transgenic Animal and Purification of the Target Molecule

Infigen Non-Exclusive License to Advanced Cell Technology, Inc.

Number Patent	Country	Filing Date	Issue Date	Expiration Date	Title
6,700,037	US	12/28/00	03/02/04	11/24/2018	Method of Cloning Porcine Animals
6,680,199	US	05/22/00	01/20/04	03/05/2016	In Vitro Activation of Mammalian Oocytes and Use in Cloning Procedures
6,603,059	US	10/16/00	08/05/03	03/06/2017	Ungulates Produced By Sequential Nuclear Transfer
6,395,958	US	07/15/99	05/28/02	03/06/2017	Method of Producing a Polypeptide In an Ungulate
6,258,998	US	11/24/98	07/10/01	11/24/2018	Method of Cloning Porcine Animals
6,194,202	US	03/04/96	02/27/01	02/10/2013	Parthenogenic Oocyte Activation
6,077,710	US	10/21/98	06/20/00	02/10/2013	Parthenogenic Oocyte Activation
6,011,197	US	01/28/99	01/04/00	03/06/2017	Method of Cloning Bovines Using Reprogrammed Non-Embryonic Bovine Cells
5,843,754	US	06/06/95	12/01/98	12/01/2015	Parthenogenic Bovine Oocyte Activation
5,496,720	US	02/10/93	03/05/96	03/05/2013	Parthenogenic Oocyte Activation
5,453,366	US	03/15/93	09/26/95	09/26/2012	Method of Cloning Bovine Embryos
5,374,544	US	01/15/92	12/20/94	12/20/2011	Mutated Skeletal Actin Promoter
4,994,384	US	10/27/87	02/19/91	02/19/2008	Multiplying Bovine Embryos

The fundamental consequence of patent expiration is that the invention covered by that patent will enter the public domain. However, the expiration of patent protection, or anticipated patent protection, for the bulk of our portfolio is not scheduled to begin for approximately fifteen years. Due to the rapid pace of technology development in this field, and the volume of intellectual property we anticipate will be generated over the next decade, it is unlikely that the expiration of any existing patents or patent rights would have an adverse affect on our business. Due to our current stage of development, as described under the heading “MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION” appearing elsewhere in this prospectus, our existing patent portfolio is not currently supporting a marketed product, so we will not suffer from any reduction in product revenue from patent expiration. Any actual products that we develop are expected to be supported by intellectual property covered by current patent applications that, if granted, would not expire for 20 years from the date first filed. For example, our patent rights under the University of Massachusetts license listed in the patent table, above, do not begin to expire until 2016. Due to the early stage of our business, we differ from, for example, the pharmaceutical industry where the loss of a key significant patent can result in contemporaneous loss of products, programs or revenues. As our table demonstrates, our business is at the front end of the patent protection spectrum and is not expected to be significantly impacted by expiration of existing patents or patents issued in response to existing applications.

Research and License Agreements.

Licenses of Intellectual Property to Us

The following summarizes technology licensed to us.

UMass License.   On February 1, 2002 and April 16, 1996, we entered into exclusive license agreements with the University of Massachusetts. The 1996 agreement has been amended by amendments dated September 1, 1997, May 31, 2000 and September 19, 2002. Pursuant to these agreements, the University of Massachusetts, referred to as UMass, exclusively licensed to us certain biological materials, patent rights and related technology for commercialization in specified fields. The license agreements require us to use diligent efforts to develop licensed products and licensed services and requires us to pay certain royalties, minimum annual royalties, milestone payments and sublicense income to UMass. UMass received 73,263 shares of common stock of ACT as partial consideration of the license granted.

2002 License.   Under the 2002 license, UMass licenses to us certain patent rights relating to the cloning of non-human animals for use in connection with the development, manufacture and sale of products and services in the field of non-human animals for agriculture, companion animals, research and diagnostic products, non-human and human therapeutics, and neutraceuticals, except production of immunoglobulin in the blood of Bos taurus and Bos indicus. We are required to pay royalties to UMass ranging from 1.5% to 2.0% based on the covered product or service. We agreed to pay minimum royalty payments of $15,000 on the first and second anniversary of the agreement, $20,000 on the third anniversary, $25,000 on the fourth anniversary, and increasing to $45,000 on the fifth anniversary and for each year thereafter. We also agreed to make milestone payments to UMass of up to $1,630,000 upon the achievement of various development and commercialization milestones. Finally, we have agreed to pay UMass 18% of all sublicense income.

1996 License.   The 1996 license covers certain patent rights, biological materials and know-how related to the cloning of non-human animals and cells for use in cell fields except the production of immunoglobulin in the blood of Bos taurus and Bos indicus. We are required to pay royalties ranging from 2.5% to 4.5% on net sales of products and services covered by the license, and minimum royalty payments in the amount of $15,000 per year (beginning on the later of the fourth year after the effective date of the agreement or the completion of certain clinical trials) for net sales on products and services for use in human therapeutics, and $30,000 per year (beginning in the third year after the effective date of the agreement) for net sales on products and services for all uses other than in human therapeutics. UMass agreed to waive minimum royalty payments during any calendar year in which we fund research at UMass in the aggregate amount of $300,000. There are no milestone payments. We agreed to pay UMass 18% of all sublicense income except for equity. With respect to equity, we are required to pay UMass an amount equal to 10% of the total equity we receive for any transfer of rights under the 1996 license.

We expect that the 1996 agreement will be further amended to update the agreement and to reflect the Start Settlement.

Both the 2002 agreement and the 1996 agreement remain in effect until all issued patents within the patent rights licensed under the agreement have expired, or for a period ten years after the effective date of the agreement if no patents have issued within that ten-year period. Each party has the right to terminate the agreement upon the occurrence of a material uncured breach. We also have the right to terminate at any time for any reason with ninety days’ written notice.

GTC License.   On September 25, 1997, we entered into a development and commercialization agreement with GTC Biotherapeutics, formerly known as Genzyme Transgenics Corporation, which was superseded by an exclusive development and license agreement dated June 8, 1999, pursuant to which each party exclusively licensed to the other certain patent rights and technology for use in defined fields and pursuant to which we agreed to provide certain related services. The agreement also requires each party to disclose to the other on a periodic basis a written report of developments relevant to the other party’s field.

Under the agreement, GTC licenses certain patent rights to us that are useful to:

•       human somatic cell nuclear transfer applications for therapeutic purposes and

•       the cloning of animals for agricultural purposes, for the production of recombinant proteins, peptides and polypeptides for human transplantation, cells for human transplantation and tissues from human transplantation, but excluding the GTC field.

In addition, under the agreement we license to GTC certain patent rights and know-how useful to the cloning of animals for all purposes for the production of biopharmaceutical agents in milk, including, but not limited, proteins, peptides and polypeptides for pharmaceutical, neutraceutical or other use.

Under the agreement, we agreed by September 1, 2000, to produce at least 20 cloned hSA cows (cows produced with our technology that are transfected with a GTC recombinant DNA construct and contain the hSA transgene and express hSA in their milk for the purpose of transgenic production of milk products.)

We are required to pay GTC a royalty in the amount of 3% of net sales of products covered by the GTC license, which is reduced to 2% in the event net sales of such products exceed $25 million per calendar quarter for two consecutive calendar quarters. GTC is required to pay royalties to us in the amount of 2% of net sales of products consisting of hSA produced in the milk of hSA cows, which is reduced to 1% in the event net sales exceed $12,500,000 per calendar quarter for two consecutive calendar quarters, and 3% of net sales of products consisting of proteins other than hSA in the milk of transgenic animals, which is reduced to 2% in the event sales exceed $25 million per calendar quarter for two consecutive quarters. GTC agreed to pay us an annual fee of $100,000 to maintain exclusivity rights granted to GTC, which may be increased to $1 million if GTC does not enter into agreements with third parties to develop two additional products covered by the patent rights licensed to GTC under the agreement every two years. Each party also agrees to pay to the other 25% of any and all fees obtained in connection with the sublicensing of the other party’s intellectual property. There are no milestone payments under the agreement. The licenses granted in the agreement continue in force until the expiration of all patent rights included in the licenses. The agreement may be terminated by either party in the event of an uncured breach.

We expect that the GTC License will be amended, or perhaps even terminated, as a result of the Start Settlement.

Wake Forest License.   On January 26, 2001, we entered into a materials and research data license agreement with Wake Forest University, pursuant to which WFU granted to us a worldwide, exclusive, royalty-free, perpetual and irrevocable right and license to use certain data and stem cells and stem cell cultures created by us from biological materials provided by WFU to us for specified purposes only. The agreement allows us to utilize certain primate skin cells and ovary materials produced by WFU and transferred to us pursuant to an agreement relating to the transfer of biological materials. There are no milestone payments. There are no royalty requirements unless we desire to negotiate a commercial license for use of the biological materials provided to us by WFU. WFU received 60,000 shares of common stock of ACT Group, Inc., a now dissolved Delaware corporation referred to hereinafter as ACT Group. We have agreed to provide WFU samples of stem cells for WFU’s research, education and teaching purposes and we have a first option to obtain an exclusive license to any intellectual property rights claimed by WFU in connection with the use of such stem cells. The term of the license granted is perpetual and irrevocable absent a breach by us.

Infigen License.   On August 1, 2003, we entered into a non-exclusive sublicense agreement with Infigen, Inc., pursuant to which each party non-exclusively licensed to the other certain patent rights and technology for use in defined fields. The license was entered into in connection with litigation that was then pending in Massachusetts Superior Court and in connection with a Final Settlement Agreement dated August 6, 1999 between the parties pursuant to which, among other things, Infigen licensed to us certain patents and patent applications. In connection with the license, we entered into a settlement agreement and general release with Infigen regarding the then-pending litigation. The license requires each party to pay to the other certain sublicense income and royalty payments on the net sales of products or services sold by each party using the other party’s patent rights.

Under this agreement, we license certain patent rights to Infigen that are relevant to the “Infigen Field,” namely: (a) the research and discovery of genes or proteins or other molecules that play a role in the reprogramming of cells; (b) the development, making, using, selling, offering to sell or importing of products that are composed of non-human cells or tissues or a formulation including such cells or tissues, for the purpose of xenotransplantation of such cells, tissues, or organs for therapy in humans; (c) the development, making, using, selling, or importing of proteins (excluding all immunoglobulin which is not sheep immunoglobulin) produced in the blood of cloned animals; and (d) the development, making, using, selling or offering to sell genetically modified or non-genetically modified or non-genetically modified ovine, bovine and porcine animals as models of human disease.

Infigen licenses to us certain patent rights that are relevant to the “ACT Cell Therapy Field,” namely: the development, making, using, selling, offering to sell or importing of therapeutic products that are composed of (a) human cells for human cell therapy, or a formulation including such cells (with or without genetic modification), and the rendering of services that relate to the production of such products, or (b) non-human animal cells for veterinary cell therapy, or a formulation including such cells (with or without genetic modification) and the rendering of services that relate to the production of such products. The parties have agreed to pay each other a royalty equal to 1.5% of the net commercial sales of products and services covered by the license. There are no minimum royalty payments and no milestone payments. The licenses granted under the agreement continue until the expiration of all patent rights covered by the licenses. The agreement may be terminated by either party for an uncured breach.

We expect that the Infigen License will be amended, or perhaps even terminated, as a result of the Start Settlement or Infigen’s current corporate status.

WiCell License.   In March 2002, we entered into an industry research license and material transfer agreement with WiCell Research Institute, Inc., referred to as WiCell, pursuant to which WiCell granted to us a non-exclusive license, with no right to sublicense, to make, use and sell or otherwise transfer certain primate embryonic stem cells and derivatives thereof for internal research purposes and to receive such primate embryonic stem cells or derivatives from third parties for internal research purposes. In consideration of the license granted to us by WiCell, we agreed to pay a license fee of $100,000 and an annual maintenance fee of $25,000. The license includes a grant from us to WiCell of a non-exclusive, royalty-free, irrevocable, paid-up research license under any inventions made by or for us to the extent that such inventions are a modification of an invention described in the licensed patent rights.

Kirin License.   Effective May 9, 2006, we entered into an exclusive license agreement with Kirin Beer Kabushiki Kaisha, and its subsidiaries Aurox, LLC, Hematech, LLC and Kirin SD, Inc. (which we collectively refer to as Kirin), pursuant to which Kirin exclusively licensed to us certain patent rights, with the right to sublicense, for use in connection with the research, development, manufacture and sale of therapeutic and diagnostic human cell products. The agreement also requires Kirin to disclose to us on a periodic basis a written report of improvements to the patent rights.

In consideration of the rights and licenses granted to us, we paid Kirin an initial license fee and we have agreed to pay royalties representing a percentage of the net sales of all royalty-bearing products and services covered by the license. We are also required to pay a minimum annual royalty payment under the license. We also agreed to pay Kirin a percentage of any and all fees obtained in connection with the sublicensing of the patent rights. There are no milestone payments under the agreement. The license granted in the agreement continues in force until the expiration of all patent rights included in the license or for a period of 10 years from the effective date of the agreement if no patents have issued within that 10-year period. The agreement may be terminated by either party in the event of an uncured breach, and the agreement may also be terminated by us at any time by giving written notice to Kirin.

TranXenoGen License.   On March 24, 2006, we entered into an exclusive sublicense agreement with TranXenoGen, Inc., pursuant to which TranXenoGen exclusively sublicensed to us certain patent rights owned by Brandeis University and technology, with the right to sublicense, for use in defined fields. The agreement also provides us with a right of first negotiation for any improvement patents controlled by TranXenoGen. The agreement is subject to certain terms and conditions included in an exclusive license agreement between TranXenoGen and Brandeis University.

The field includes:

•       non-human cells, embryos, organs, organisms;

•       any non-human cells, embryos, organs, organisms as cloned, transgenic, or cloned transgenic forms;

•       any protein products and other biological molecules produced by, or prepared from non-human cells, embryos, organs, organisms or non-human cells, embryos, organs, organisms as cloned, transgenic, or cloned transgenic forms;

•       any methods, technologies, or processes for the creation of any of the above;

•       therapeutic and diagnostics (including products, devices, or processes) from the items covered in the first three bullets above;

•       cloned, transgenic, or cloned transgenic human cells, tissues and organs not derived by human cloning (as defined in the agreement).

The field does not include the use of human reproductive cells, embryos or tissues (as defined in the agreement) or human cloning, but we are exploring the possibility of expanding the field to allow use of the licensed patent rights and technology in the human field.

In consideration of the rights and licenses granted to us, we paid TranXenoGen an initial license fee of 163,399 shares of common stock and $150,000 in cash, and we have agreed to pay royalties of 2% or 3% (depending on the nature of the product or service) of the net sales of all royalty-bearing products and services covered by the license. Under the agreement we are also required to pay an annual license maintenance fee of $25,000, which is creditable against royalty and sublicense income payments. We also agreed to pay TranXenoGen sublicense income of 10% or 50% of sublicense income received by us; the amount of sublicense income payable to TranXenoGen in a particular instance will depend on the nature of the sublicense income. We also agreed to pay TranXenoGen a milestone payment of $100,000 if TranXenoGen obtains certain patent claims in a U.S. issued patent.

The license granted in the agreement continues in force until the expiration of all patent rights. The agreement may be terminated by either party in the event of an uncured breach, and the agreement may also be terminated by us at any time by giving 90 days prior written notice to TranXenoGen. We may also terminate the agreement if the agreement between TranXenoGen and Brandeis University is terminated.

Exclusive Licenses of Intellectual Property by Us

The following summarizes licenses from us to third parties.

GTC License.   On June 8, 1999, we entered into an exclusive development and license agreement with GTC Biotherapeutics. See description of this agreement above.

Exeter Life Sciences License.   On October 22, 2003, we entered into an exclusive license with Exeter Life Sciences, Inc., pursuant to which we exclusively licensed to Exeter certain technology and patent rights for use in the fields of agriculture, endangered species, companion animals and equine animals. The license also grants Exeter a right of first negotiation to any improvement patents that are obtained by us that relate to the licensed intellectual property or which are useful, necessary or required to develop or manufacture certain animals, cells or tissues within the defined fields of use.

Under the agreement, we license rights to certain patent rights and technology useful for the fields of use of non-human animals for agriculture, endangered animals and companion animals; excluding production of such animals for the primary purpose of producing human and non-human animal therapeutics and human healthcare products, including without limitation the production of biopharmaceutical agents in milk, such as proteins, peptides and polypeptides for pharmaceutical, neutraceutical or other use, and excluding the production of immunoglobulin in the blood of Bos taurus and Bos indicus. The field includes:

•       the cloning, development, manufacture and sale of cloned non-human animals, including without limitation, bovine, hircine, ovine, porcine, equine animals and ungulates (as well as any transgenic variance or enhancements thereto) or products that are composed of, made in or derived, extracted or isolated from cells or tissues of such animals for the production of food or fiber, and the rendering of services or uses that relate to the production of such products;

•       the cloning, development, manufacture and sale of endangered species for purposes of researching, aiding, reproducing or assisting in the reproduction of such endangered species;

•       the cloning, development, and sale of hircine, ovine, feline, canine and equine animals (as well as any transgenic variance or enhancements thereto) for personal, business or commercial purposes, specifically excluding the sale of these animals as scientific research laboratory subjects; and

•       the cloning, development, manufacture and sale of cloned equine animals (as well as any transgenic variance or enhancements thereto) or products that are composed of, made in or derived, extracted or isolated from cells or tissues of such animals for non-therapeutic purposes, including but not limited to, for use in agriculture, for use as food, for use as companion, service, work or recreational animals, or for use as racing or other equine event animals, and the rendering of services or uses that relate to the production of such products.

In consideration of the rights and licenses granted to Exeter, Exeter paid to us an initial license fee of $1,000,000, and has agreed to pay royalties equal to 5% of the net sales of all products and services covered by the license; provided that, sublicense income for license products that are the progeny of cloned animals covered by the license or products obtained from such progeny, the royalty is 3%. Exeter is required to pay an annual maintenance fee for the license, equal to $100,000 in 2005, increasing annually by $50,000 up to

$500,000. Exeter’s obligation to pay the annual maintenance fee is suspended unless and until certain intellectual property that is the subject of litigation, namely the matter styled University of Massachusetts v. James M. Robl and Phillipe Collas, Massachusetts Superior Court, Suffolk County, Docket No. 04-0445-BLS, is recovered and licensed to us and included in the license to Exeter. The license also provides that we will refund certain amounts to Exeter if certain conditions concerning the referenced litigation are not met and that we will extend to Exeter rights associated with “improvement patents” that are obtained by us or the University in connection with the referenced litigation or any patent interference or opposition proceedings involving us that relate to the licensed intellectual property or which are useful, necessary or required to develop or manufacture cloned and/or transgenic non-human animals and cloned and/or transgenic cells and tissues from non-human animals within the field of use. The license grants Exeter a right of first negotiation to any improvement patents. There are no milestone payments. Exeter agrees to pay us a total of 25% of all sublicense income under the license. Either party may terminate the agreement in the event of an uncured breach. Exeter may terminate without cause on 60 days’ prior written notice to us, or may terminate immediately in the event of a change in law that materially affects Exeter’s ability to commercialize the licensed intellectual property under the license.

We expect that the Exeter Life Science License will be amended as a result of the Start Settlement and the settlement of the University of Massachusetts and Advanced Cell Technology, Inc. v. Roslin Institute (Edinburgh), Geron Corporation and Exeter Life Sciences, Inc., U.S. District Court for the District of Columbia (Case No. 1:05-cv-00706 RMU), and University of Massachusetts and Advanced Cell Technology, Inc. v. Roslin Institute (Edinburgh), Geron Corporation and Exeter Life Sciences, Inc., U.S. District Court for the District of Columbia (Case No. 1:05-cv-00353 RMU).

Lifeline License.   On May 14, 2004, we entered into three license agreements with Lifeline Cell Technology, formerly known as PacGen Cellco, LLC; the licenses were subsequently amended in August 2005. Pursuant to the license agreements, as amended, we licensed to Lifeline, on an exclusive or non-exclusive basis, as applicable, certain know-how and patent rights for, among other things, the research, development, manufacture and sale of human cells for cell therapy in the treatment of human diabetes and liver diseases, and retinal diseases and retinal degenerative diseases. The license agreements requires milestone payments up to $1.75 million in the aggregate. The agreement requires Lifeline to meet minimum research and development requirements. The licenses continue until expiration of the last valid claim within the licensed patent rights. Either party may terminate the agreements for an uncured breach, and Lifeline may terminate the agreement at any time with 30 days’ notice.

Exclusive License Agreement Number 1, as amended, covers patent rights and technology developed by us that are relevant to:

•       the research, development, manufacture and sale of human and non-human animal cells for commercial research and

•       the manufacture and selling of human cells for therapeutic and diagnostic use in the treatment of human diabetes and liver diseases, and retinal diseases and retinal degenerative diseases.

Lifeline has agreed to pay us royalties ranging from 3% to 10% on net sales of products and services covered by the license, and a minimum royalty fee of $175,000 in the first year, plus, commencing 12 months after the effective date of the agreement, additional minimum royalty fees in the amount of $15,000 at 12 months, $37,500 at 24 months, $60,625 at 36 months, and $75,000 annually thereafter. Lifeline also agreed to pay a license fee in the amount of $225,000 in the form of a Convertible Promissory Note due and payable June 1, 2007, which may be repaid in cash or stock at our election.

Exclusive License Agreement Number 2, as amended, covers patent rights and technology developed by UMass relevant to:

•       the research, development, manufacture and sale of human and non-human animal cells and defined animal cell lines for commercial research,

•       the manufacture and selling of human cells for therapeutic and diagnostic use in the treatment of human diabetes and liver diseases and retinal diseases and retinal degenerative diseases, and

•       the use of defined animal cell lines in the process of manufacturing and selling human cells for therapeutic and diagnostic use in the treatment of human diabetes and liver diseases.

Lifeline is required to pay us royalties ranging from 3% to 12% on net sales of products and services covered by the license, and a minimum royalty fee of $100,000 in the first year, plus, commencing 12 months after the effective date of the agreement, additional minimum royalty fees in the amount of $15,000 at 12 months, $30,000 at 24 months, $45,000 at 36 months, and $60,000 annually thereafter. Lifeline also agreed to pay a license fee in the amount of $150,000 in the form of a Convertible Promissory Note due and payable June 1, 2007, which may be repaid in cash or stock at our election.

We expect that Lifeline Exclusive License Agreement Number 2, as amended, will be further amended as a result of the Start Settlement and the settlement of University of Massachusetts and Advanced Cell Technology, Inc. v. Roslin Institute (Edinburgh), Geron Corporation and Exeter Life Sciences, Inc., U.S. District Court for the District of Columbia (Case No. 1:05-cv-00706 RMU), and University of Massachusetts and Advanced Cell Technology, Inc. v. Roslin Institute (Edinburgh), Geron Corporation and Exeter Life Sciences, Inc., U.S. District Court for the District of Columbia (Case No. 1:05-cv-00353 RMU).

Exclusive License Agreement Number 3, as amended, covers patent rights and technology developed by Infigen relevant to the research, development, manufacture and sale of human cells for cell therapy in the treatment of therapeutic and diagnostic use in the treatment of human diabetes and liver diseases, and retinal diseases and retinal degenerative diseases. Lifeline is required to pay us royalties equal to 6% of net sales of products and services covered by the license, and a minimum royalty fee of $25,000 in the first year, plus, commencing 12 months after the effective date of the agreement, additional minimum royalty fees in the amount of $7,500 at 12 months, $7,500 at 24 months, $6,875 at 36 months, and $15,000 annually thereafter. Lifeline also agreed to pay a license fee in the amount of $225,000 in the form of a convertible promissory note due and payable June 1, 2007, which may be repaid in cash or stock at our election.

Nonexclusive Licenses of Intellectual Property by Us

We have entered into numerous nonexclusive license agreements pursuant to which we have granted non-exclusive rights to various parties to use certain patent rights in defined fields. These licenses generally provide for commercialization of our intellectual property and typically contain minimum royalties, milestones and continuing royalties based upon percentages of revenue.

California Proposition 71.   In November 2004, California State Proposition 71, referred to as Prop. 71, the California Stem Cell Research and Cures Initiative, was adopted by state-wide referendum. Prop. 71 provides for a state-sponsored program designed to encourage stem cell research in the State of California, and to finance such research with State funds totaling approximately $295 million annually for 10 years beginning in 2005. This initiative creates the California Institute for Regenerative Medicine, which will provide grants, primarily but not exclusively, to academic institutions to advance both ES cell research and adult stem cell research. The implementation of Prop. 71 is being challenged in several lawsuits filed in 2005. ES cell research is one of our primary areas of focus. It is unclear whether we are eligible to directly receive Prop. 71 generated funds. However, we intend to apply for any funding that becomes available. We also expect to benefit from collaborations with academic and other institutions eligible for Prop. 71 funding for research in the use of ES cells for various diseases and conditions. ES cell research does not generally qualify for federal funding due to restrictions on embryonic stem cell research. Prop. 71 is specifically targeting research in the embryonic stem cell field. We consider government support to be important confirmation of the quality of our technology, but do not rely on government programs as a significant source of financial support.

Competition.   The biotechnology industries are characterized by rapidly evolving technology and intense competition. Our competitors include major multinational pharmaceutical companies, specialty biotechnology companies and chemical and medical products companies operating in the fields of regenerative medicine, cell therapy, tissue engineering and tissue regeneration. Many of these companies are well-established and possess technical, research and development, financial and sales and marketing resources significantly greater than ours. In addition, certain smaller biotech companies have formed strategic collaborations, partnerships and other types of joint ventures with larger, well established industry competitors that afford these companies’ potential research and development and commercialization advantages. Academic institutions, governmental agencies and other public and private research organizations are also conducting and financing research activities which may produce products directly competitive to those we are developing. Moreover, many of these competitors may be able to obtain patent protection, obtain FDA and other regulatory approvals and begin commercial sales of their products before we do.

In the general area of cell-based therapies, we compete with a variety of companies, most of whom are specialty biotechnology companies. Some of these, such as Geron Corporation, Genzyme Corporation, StemCells, Inc., Aastrom Biosciences, Inc. and Viacell, Inc., are well-established and have substantial technical and financial resources compared to us. However, as cell-based products are only just emerging as medical therapies, many of our direct competitors are smaller biotechnology and specialty medical products companies. These smaller companies may become significant competitors through rapid evolution of new technologies. Any of these companies could substantially strengthen their competitive position through strategic alliances or collaborative arrangements with large pharmaceutical or biotechnology companies.

The diseases and medical conditions we are targeting have no effective long-term therapies. Nevertheless, we expect that our technologies and products will compete with a variety of therapeutic products and procedures offered by major pharmaceutical companies. Many pharmaceutical and biotechnology companies are investigating new drugs and therapeutic approaches for the same purposes, which may achieve new efficacy profiles, extend the therapeutic window for such products, alter the prognosis of these diseases, or prevent their onset. We believe that our products, when and if successfully developed, will compete with these products principally on the basis of improved and extended efficacy and safety and their overall economic benefit to the health care system.

Competition for any stem cell products that we may develop may be in the form of existing and new drugs, other forms of cell transplantation, ablative and simulative procedures, and gene therapy. We believe that some of our competitors are also trying to develop stem and progenitor cell-based technologies. We expect that all of these products will compete with our potential stem cell products based on efficacy, safety, cost and intellectual property positions. We may also face competition from companies that have filed patent applications relating to the use of genetically modified cells to treat disease, disorder or injury. In the event our therapies should require the use of such genetically modified cells, we may be required to seek licenses from these competitors in order to commercialize certain of our proposed products, and such licenses may not be granted.

If we develop products that receive regulatory approval, they would then have to compete for market acceptance and market share. For certain of our potential products, an important success factor will be the timing of market introduction of competitive products. This timing will be a function of the relative speed with which we and our competitors can develop products, complete the clinical testing and approval processes, and supply commercial quantities of a product to market. These competitive products may also impact the timing of clinical testing and approval processes by limiting the number of clinical investigators and patients available to test our potential products.

Government Regulation.   Regulation by governmental authorities in the United States and other countries is a significant factor in our research and development and will be a significant factor in the manufacture and marketing of our proposed products. The nature and extent to which such regulation applies to us will vary depending on the nature of any products we may develop. We anticipate that many, if not all, of our products will require regulatory approval by governmental agencies prior to commercialization. In particular, human therapeutic products are subject to rigorous preclinical and clinical testing and other approval procedures of the U.S. Food and Drug Administration, referred to as the FDA, and similar regulatory authorities in European and other countries. Various governmental statutes and regulations also govern or influence testing, manufacturing, safety, labeling, storage and recordkeeping related to such products and their marketing. The process of obtaining these approvals and the subsequent compliance with appropriate statutes and regulations require the expenditure of substantial time and money, and there can be no guarantee that approvals will be granted.

FDA Approval.   The FDA requirements for our potential products to be marketed in the United States include the following five steps:

Preclinical laboratory and animal tests must be conducted. Preclinical tests include laboratory evaluation of the cells and the formulation intended for use in humans for quality and consistency. In vivo studies are performed in normal animals and specific disease models to assess the potential safety and efficacy of the cell therapy product.

An investigational new drug application, or IND, must be submitted to the FDA, and the IND must become effective before human clinical trials in the United States may commence. The IND is submitted to the FDA with the preclinical data, a proposed development plan and a proposed protocol for a study in humans. The IND becomes effective 30 days following receipt by the FDA, provided there are no questions, requests for delay or objections from the FDA. If the FDA has questions or concerns, it notifies the sponsor, and the IND will then be on clinical hold until a satisfactory response is made by the sponsor.

Adequate and well-controlled human clinical trials must be conducted to establish the safety and efficacy of the product. Clinical trials involve the evaluation of a potential product under the supervision of a qualified physician, in accordance with a protocol that details the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Each protocol is submitted to the FDA as part of the IND. The protocol for each clinical study must be approved by an independent institutional review board, or IRB, of the institution at which the study is conducted, and the informed consent of all participants must be obtained. The IRB reviews the existing information on the product, considers ethical factors, the safety of human subjects, the potential benefits of the therapy and the possible liability of the institution. The IRB is responsible for ongoing safety assessment of the subjects during the clinical investigation. Clinical development is traditionally conducted in three sequential phases.

•       Phase 1 studies for a cell therapy product are designed to evaluate safety in a small number of subjects in a selected patient population by assessing adverse effects, and may include multiple dose levels. This study may also gather preliminary evidence of a beneficial effect on the disease.

•       Phase 2 may involve studies in a limited patient population to determine biological and clinical effects of the product and to identify possible adverse effects and safety risks of the product in the selected patient population.

•       Phase 3 trials would be undertaken to conclusively demonstrate clinical benefit or effect and to test further for safety within a broader patient population, generally at multiple study sites. The FDA continually reviews the clinical trial plans and results and may suggest changes or may require discontinuance of the trials at any time if significant safety issues arise.

Marketing authorization applications must be submitted to the FDA. The results of the preclinical studies and clinical studies are submitted to the FDA in the form of marketing approval authorization applications.

The FDA must approve the applications prior to any commercial sale or practice of the technology or product. Biologic product manufacturing establishments located in certain states also may be subject to separate regulatory and licensing requirements. The testing and approval process will require substantial time, effort and expense. The time for approval is affected by a number of factors, including relative risks and benefits demonstrated in clinical trials, the availability of alternative treatments and the severity of the disease. Additional animal studies or clinical trials that may be requested during the FDA review period.

Our research and development is based largely on the use of human stem and progenitor cells. The FDA has initiated a risk-based approach to regulating human cell, tissue and cellular and tissue-based products and has published current Good Tissue Practice regulations. As part of this approach, the FDA has published final rules for registration of establishments that engage in the recovery, screening, testing, processing, storage or distribution of human cells, tissues, and cellular and tissue-based products, and for the listing of such products. In addition, the FDA has published rules for making suitability and eligibility determinations for donors of cells and tissue and for current good tissue practice for manufacturers using them, which have recently taken effect. We cannot now determine the full effects of this regulatory initiative, including precisely how it may affect the clarity of regulatory obligations and the extent of regulatory burdens associated with our stem cell research and the manufacture and marketing of stem cell products.

European and Other Regulatory Approval.   Approval of a product by regulatory authorities comparable to the FDA in Europe and other countries will likely be necessary prior to commencement of marketing a product in any of these countries. The regulatory authorities in each country may impose their own requirements and may refuse to grant approval, or may require additional data before granting approval, even though the relevant product has been approved by the FDA or another authority. The regulatory authorities in the European Union, or EU, and other developed countries have lengthy approval processes for pharmaceutical products. The process for gaining approval in particular countries varies, but is generally similar to the FDA approval process. In Europe, the European Committee for Proprietary Medicinal Products provides a mechanism for EU-member states to exchange information on all aspects of product licensing. The EU has established a European agency for the evaluation of medical products, with both a centralized community procedure and a decentralized procedure, the latter being based on the principle of licensing within one member country followed by mutual recognition by the other member countries.

Other Regulations.   In addition to safety regulations enforced by the FDA, we are also subject to regulations under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act and other present and potential future and federal, state, local, and foreign regulations.

Outside the United States, we will be subject to regulations that govern the import of drug products from the United States or other manufacturing sites and foreign regulatory requirements governing human clinical trials and marketing approval for our products. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursements vary widely from country to country.

The United States Congress, several states and foreign countries have considered legislation banning or restricting human application of ES cell-based and nuclear transfer based technologies. No assurance can be given regarding future restrictions or prohibitions that might affect our technology and business. In addition, we cannot assure you that future judicial rulings with respect to nuclear transfer technology or human ES cells will not have the effect of delaying, limiting or preventing the use of nuclear transfer technology or ES cell-based technology or delaying, limiting or preventing the sale, manufacture or use of products or services derived from nuclear transfer technology or ES cell-derived material. Any such legislative or judicial development would harm our ability to generate revenues and operate profitably.

For additional information about governmental regulations that will affect our planned and intended business operations, see “RISK FACTORS” beginning on page 6 above.

Employees.   As of December 31, 2006, we had forty full-time employees, of whom nine hold Ph.D. or M.D. degrees. Thirty-three employees are directly involved in research and development activities and eight are engaged in business development and administration. We also use the services of numerous outside consultants in business and scientific matters. We believe that we have good relations with our employees and consultants.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue” and variations thereof, and other statements contained in quarterly report, and the exhibits hereto, regarding matters that are not historical facts and are forward-looking statements. Because these statements involve risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to risks inherent in: our early stage of development, including a lack of operating history, lack of profitable operations and the need for additional capital; the development and commercialization of largely novel and unproven technologies and products; our ability to protect, maintain, and defend our intellectual property rights: uncertainties regarding our ability to obtain the capital resources needed to continue research and development operations and to conduct research, preclinical development and clinical trials necessary for regulatory approvals; uncertainty regarding the outcome of clinical trials and our overall ability to compete effectively in a highly complex, rapidly developing, capital intensive and competitive industry. See “RISK FACTORS” set forth on page 6 of this prospectus for a more complete discussion of these factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included herein.

We are a biotechnology company focused on developing and commercializing human stem cell technology in the emerging fields of regenerative medicine and stem cell therapy.

SIGNIFICANT ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Note 2 of the Notes to Condensed Consolidated Financial Statements describes the significant accounting policies used in the preparation of the financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below. We do not believe that there have been significant changes to our accounting policies during the nine months ended September 30, 2006, as compared to those policies disclosed in the December 31, 2005 financial statements filed in our Annual Report on Form 10-KSB with the SEC on March 31, 2006.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our financial statements:

Use of Estimates—These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Specifically, our management has estimated the expected economic life and value of our licensed technology, our net operating loss for tax purposes and our stock, option and warrant expenses related to compensation to employees and directors, consultants and investment banks. Actual results could differ from those estimates.

Fair Value of Financial Instruments—For certain of our financial instruments, including accounts receivable, accounts payable, accrued expenses, interest payable, bank overdraft, advances payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturities.

Valuation of Derivative Instruments—These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts during the reporting periods. Specifically, FAS 133, “Accounting for Derivative Instruments and Hedging Activities” requires bifurcation of embedded derivative instruments and measurement of fair value for accounting purposes. In addition, FAS 155, “Accounting for Certain Hybrid Financial Instruments” requires measurement of fair values of hybrid financial instruments for accounting purposes. In determining the appropriate fair value, the Company uses a variety of valuation techniques including Black Scholes models, Binomial Option Pricing models, Standard Put Option Binomial models and net present value of certain penalty amounts. Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as Adjustments to Fair Value of Derivatives. In addition, the fair value of freestanding derivative instruments such as warrant derivatives are valued using Black Scholes models.

Cash and Equivalents—Cash equivalents are comprised of certain highly liquid investments with maturity of three months or less when purchased. We maintain our cash in bank deposit accounts, which at times, may exceed federally insured limits. We have not experienced any losses in such accounts.

Equipment—We record our equipment at historical cost. We expense maintenance and repairs as incurred. Depreciation is provided for by the straight-line method over three to six years.

Revenue Recognition—Our revenues are generated from license and research agreements with collaborators. Licensing revenue is recognized ratably over the life of the license. Deferred revenue represents the portion of the license and other payments received that has not been earned. Costs associated with the license revenue are deferred and recognized over the same term as the revenue. Reimbursements of research expense pursuant to grants are recorded as a reduction of research and development expense once the reimbursements are approved and the Company is assured of collectibility.

Intangible and Long-Lived Assets—We follow SFAS No. 144, “Accounting for Impairment of Disposal of Long-Lived Assets”, which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. During the period ended September 30, 2006, no impairment losses were recognized.

Research and Development Costs—Research and development costs consist of expenditures for the research and development of patents and technology, which are not capitalizable. Our research and development costs consist mainly of payroll and payroll related expenses, research supplies and costs incurred in connection with specific research grants.

Stock Based Compensation—SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of the grant or the date at which the performance of the services is completed and is recognized over the periods in which the related services are rendered.

The Company uses the fair value method for equity instruments granted to non-employees and uses the Black Scholes model for measuring the fair value. The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the periods in which the related services are rendered.

At September 30, 2006, the Company has two stock-based employee compensation plans, which are described more fully in Note 6. Prior to January 1, 2006, the Company accounted for those plans under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations, as permitted by FAS Statement No. 123, Accounting for Stock-Based Compensation. No stock-based employee compensation cost was recognized in the Statement of Operations for the years ended December 31, 2005 or 2004, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of FAS Statement No. 123(R) Share-Based Payment, using the modified-prospective-transition method. Under that transition method, compensation cost recognized in the nine months ended September 30, 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of FAS 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of FAS 123(R). Results for prior periods have not been restated.

RESULTS OF OPERATIONS

Fiscal Years ended December 31, 2005 and December 31, 2004

Revenues

Revenues for the twelve months ended December 31, 2005 and December 31, 2004 were approximately $395,000 and $806,000 respectively. These amounts relate primarily to license fees and royalties collected that are being amortized over the period of the license granted. The reduction in revenue in current periods was due to decreased revenue levels from licensees’ operations.

Research and Development Expenses and Grant Reimbursements

Research and development expenses for the twelve months ended December 31, 2005 and December 31, 2004 were approximately $2,606,000 and $1,073,000, respectively. The increase in expenses in current periods, which consist mainly of payroll and payroll related expenses, research supplies and costs incurred in connection with specific research grants, relate principally to increased staffing and spending for scientific research being done pursuant to a scientific grant from the U.S. National Institute of Standards and Technology (NIST) that expires in 2006.

Our research and development expenses consist primarily of costs associated with basic and pre-clinical research exclusively in the field of human stem cell therapies and regenerative medicine, with focus on development of our technologies in cellular reprogramming, reduced complexity applications, and stem cell differentiation. These expenses represent both pre-clinical development costs and costs associated with non-clinical support activities such as quality control and regulatory processes. The cost of our research and development personnel is the most significant category of expense; however, we also incur expenses with third parties, including license agreements, sponsored research programs and consulting expenses.

We do not segregate research and development costs by project because our research is focused exclusively on human stem cell therapies as a unitary field of study. Although we have three principal areas of focus for our research, these areas are completely intertwined and have not yet matured to the point where they are separate and distinct projects. The intellectual property, scientists and other resources dedicated to these efforts are not separately allocated to individual projects, but rather are conducting our research on an integrated basis.

We expect that research and development expenses will continue to increase in the foreseeable future as we add personnel, expand our pre-clinical research, begin clinical trial activities, and increase our regulatory compliance capabilities. The amount of these increases is difficult to predict due to the uncertainty inherent in the timing and extent of progress in our research programs, and initiation of clinical trials. In addition, the results from our basic research and pre-clinical trials, as well as the results of trials of similar therapeutics under development by others, will influence the number, size and duration of planned and unplanned trials. As our research efforts mature, we will continue to review the direction of our research based on an assessment of the value of possible commercial applications emerging from these efforts. Based on this continuing review, we expect to establish discrete research programs and evaluate the cost and potential for cash inflows from commercializing products, partnering with others in the biotechnology or pharmaceutical industry, or licensing the technologies associated with these programs to third parties.

We believe that it is not possible at this stage to provide a meaningful estimate of the total cost to complete our ongoing projects and bring any proposed products to market. The use of human embryonic stem cells as a therapy is an emerging area of medicine, and it is not known what clinical trials will be required by the FDA in order to gain marketing approval. Costs to complete could vary substantially depending upon the projects selected for development, the number of clinical trials required and the number of patients needed for each study. It is possible that the completion of these studies could be delayed for a variety of reasons, including difficulties in enrolling patients, delays in manufacturing, incomplete or inconsistent data from the pre-clinical or clinical trials, and difficulties evaluating the trial results. Any delay in completion of a trial would increase the cost of that trial, which would harm our results of operations. Due to these uncertainties, we cannot reasonably estimate the size, nature nor timing of the costs to complete, or the amount or timing of the net cash inflows from our current activities. Until we obtain further relevant pre-clinical and clinical data, we will not be able to estimate our future expenses related to these programs or when, if ever, and to what extent we will receive cash inflows from resulting products.

Grant reimbursements for the twelve months ended December 31, 2005 and December 31, 2004 were approximately $742,000 and $230,000, respectively. These amounts represent approved reimbursements pursuant the grant from NIST. At December 31, 2005, ACT had approximately $650,000 of funds available under the grant that can be used to reimburse future approved research expenditures through May 2006. Under the terms of the grant, the Company will lose any unused funds upon the expiration of the grant. Based upon current spending levels, it is likely that the Company will be unable to fully utilize funds available under the grant, and a portion of the grant will go unused.

General and Administrative Expenses

General and administrative expenses for the twelve months ended December 31, 2005 and December 31, 2004 were approximately $9,304,000 and $2,332,000, respectively. The principal increase in expense in the current periods versus the same periods last year is a result of additional salary costs related to the addition of key personnel, increased professional fees related to ACT’s merger into a public company, and costs of preparing documents and records for various public filings with the Securities and Exchange Commission.

Other Income

Other income for the twelve months ended December 31, 2005 and December 31, 2004 were approximately $1,562,000 and $41,000, respectively. The increase in other income in the three and twelve months ended December 31, 2005, compared to other income in the prior periods, relates primarily to adjustments to the fair value of derivatives and to gain on settlement of debt related to favorable settlement of amounts owed to attorneys. The fair value of derivatives are determined on a quarterly basis through the use of various subjective Black Scholes, binomial and other valuation models. This increase in income is partially offset by the increase in Interest Expense, which relates primarily to the amortization of discounts on Convertible Debentures and embedded derivatives during the period.

Net Loss

Net loss for the twelve months ended December 31, 2005 and December 31, 2004 was approximately $9,394,000 and $2,539,000, respectively. The increased loss in the current periods is the result of increased research and development and general and administrative expenses, offset in part by increased other income.

Nine Months ended September 30, 2006 and September 30, 2005

Revenues

Revenues for the three and nine months ended September, 2006 and 2005 were approximately $129,000, $333,000, $83,000, and $312,000 respectively. These amounts relate primarily to license fees and royalties collected that are being amortized over the period of the license granted. The reduction in revenue in current periods was due to decreased revenue levels from licensees’ operations.

Research and Development Expenses and Grant Reimbursements

Research and development expenses for the three and nine months ended September 30, 2006 and 2005 were approximately $2,586,000, $7,012,000, $734,000 and $1,668,000, respectively. During the nine months ended September 30, 2006, the Company has significantly increased scientific research and has allocated a much greater portion of expenditure and focus on Research and Development activity than had previously been the case. Additional expenditure in this area includes scientific payroll and payroll related expenses, facilities costs and scientific supplies as well as investment in the infrastructure needed to support this greater scientific activity.

Our research and development expenses consist primarily of costs associated with basic and pre-clinical research exclusively in the field of human stem cell therapies and regenerative medicine, with focus on development of our technologies in cellular reprogramming, reduced complexity applications, and stem cell differentiation. These expenses represent both pre-clinical development costs and costs associated with non-clinical support activities such as quality control and regulatory processes. The cost of our research and development personnel is the most significant category of expense; however, we also incur expenses with third parties, including license agreements, sponsored research programs and consulting expenses.

We do not segregate research and development costs by project because our research is focused exclusively on human stem cell therapies as a unitary field of study. Although we have three principal areas of focus for our research, these areas are completely intertwined and have not yet matured to the point where they are separate and distinct projects. The intellectual property, scientists and other resources dedicated to these efforts are not separately allocated to individual projects, but rather are conducting our research on an integrated basis.

We expect that research and development expenses will continue to increase in the foreseeable future as we add personnel, expand our pre-clinical research, begin clinical trial activities, and increase our regulatory compliance capabilities. The amount of these increases is difficult to predict due to the uncertainty inherent in the timing and extent of progress in our research programs, and initiation of clinical trials. In addition, the results from our basic research and pre-clinical trials, as well as the results of trials of similar therapeutics under development by others, will influence the number, size and duration of planned and unplanned trials. As our research efforts mature, we will continue to review the direction of our research based on an assessment of the value of possible commercial applications emerging from these efforts. Based on this continuing review, we expect to establish discrete research programs and evaluate the cost and potential for cash inflows from commercializing products, partnering with others in the biotechnology or pharmaceutical industry, or licensing the technologies associated with these programs to third parties.

We believe that it is not possible at this stage to provide a meaningful estimate of the total cost to complete our ongoing projects and bring any proposed products to market. The use of human embryonic stem cells as a therapy is an emerging area of medicine, and it is not known what clinical trials will be required by the FDA in order to gain marketing approval. Costs to complete could vary substantially depending upon the projects selected for development, the number of clinical trials required and the number of patients needed for each study. It is possible that the completion of these studies could be delayed for a variety of reasons, including difficulties in enrolling patients, delays in manufacturing, incomplete or inconsistent data from the pre-clinical or clinical trials, and difficulties evaluating the trial results. Any delay in completion of a trial would increase the cost of that trial, which would harm our results of operations. Due to these uncertainties, we cannot reasonably estimate the size, nature nor timing of the costs to complete, or the amount or timing of the net cash inflows from our current activities. Until we obtain further relevant pre-clinical and clinical data, we will not be able to estimate our future expenses related to these programs or when, if ever, and to what extent we will receive cash inflows from resulting products.

Grant reimbursements for the three and nine months ended September 30, 2006 and 2005 were approximately $6,000, $370,000, $172,000 and $597,000, respectively. These amounts represent approved reimbursements pursuant the grant from NIST. This grant expired in May 2006.

General and Administrative Expenses

General and administrative expenses for the three and nine months ended September 30, 2006 and 2005 were approximately $1,337,000, $5,845,000, $2,331,000 and $5,572,000, respectively. The principal increase in expense in the nine month period versus the same period last year is a result of additional salary costs related to the addition of key personnel and approximately $600,000 of costs incurred by the Company for investor relations related expenses during the current period. Expenses for the three month period versus the same period last year have decreased primarily as a result of decreased general and administrative infrastructure costs and legal fees.

Other Income (Expense)

Other income (expense) for the three and nine months ended September 30, 2006 and 2005 were approximately ($26,800,000), ($4,100,000), $540,000 and $524,000, respectively. The increase in other expense in the three and nine months ended September 30, 2006, compared to other income in the prior periods, relates primarily to adjustments to fair value of derivatives related to the Convertible Debenture financing and the Charges related to issuance of Convertible Debentures. The increase in interest expense in the three and nine months ended September 2006, compared to interest expense in the prior periods relates primarily to interest recorded in connection with the convertible debentures.

Fluctuations in the Company’s stock price will result in large changes to the valuations of the Convertible Debentures related to the 2005 and 2006 financings and related derivatives. In the nine months ended September 30, 2006, the Company’s stock price has ranged from $0.28 per share to $1.83 per share, which has resulted in large changes in the value of the derivative instruments. These changes are reflected in the results of operations through the Adjustments to fair Value of Securities line with resulting large swings shown in the Other Income (Expense) line.

Net Loss

Net loss for the three and nine months ended September 30, 2006 and 2005 was approximately ($30,600,000), ($16,500,000), ($2,311,000) and ($5,952,000), respectively. The increase in loss in the current period is the result of changes to the fair value of derivatives, interest charges related to convertible debentures and charges related to issuance of Convertible Debentures along with increased general and administrative and research and development expenses.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board, or FASB, issued SFAS No. 157, Fair Value Measurements , or SFAS 157, which provides guidance on how to measure assets and liabilities that use fair value. This Statement clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 will apply whenever another generally accepted accounting principle requires, or permits, assets or liabilities to be measure at fair value but does not expand the use of fair value to any new circumstances. This statement will also require additional disclosures in both annual and quarterly reports. SFAS 157 is effective for fiscal years beginning after November 2007, and will be adopted by us beginning January 1, 2008. We are currently evaluating the potential impact this statement may have on our financial statements, but do not believe the impact of adoption will be material.

In September 2006, the SEC staff issued Staff Accounting Bulletin, or SAB, No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, or SAB 108 . SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of determining whether the current year’s financial statements are materially misstated. SAB 108 is effective for fiscal years ending after November 15, 2006. We will initially apply the provisions of SAB 108 in connection with the preparation of our annual financial statements for the year ending December 31, 2006. We have evaluated the potential impact that SAB 108 may have on our financial statements and do not believe the impact of the application of this guidance will be material.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, or SFAS 158. This Statement requires companies to recognize in their statement of financial position an asset for a plan’s overfunded status or a liability for a plan’s underfunded status and to measure a plan’s assets and its obligations that determine its funded status as of the end of the company’s fiscal year. Additionally, SFAS 158 requires companies to recognize changes in the funded status of a defined benefit postretirement plan in the year that the changes occur and those changes will be reported in comprehensive income. The provisions of SFAS 158 are effective as of the end of fiscal year 2006 and we are currently in the process of quantifying the impact to the financial statements.

LIQUIDITY AND CAPITAL RESOURCES

We are financing our operations primarily with $8,750,000 of proceeds of convertible debentures issued in the AIR closed September, 2006 and described in our Current Report on Form 8-K filed with the Securities and Exchange Commission and in Note 3—Convertible Debentures 2006 in the Financial Statements included herewith, and $4,314,588 of proceeds from the warrant repricing as described in Note 5—Warrant Derivatives in the Financial Statements included herewith, and $17,750,000 of proceeds of convertible debentures issued September 15, 2005 and described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2005. To a substantially lesser degree, financing of our operations is provided through grant funding, payments received under license agreements, and interest earned on cash and cash equivalents.

With the exception of 2002, when we sold certain assets of a subsidiary resulting in a gain for the year, we have incurred substantial net losses each year since inception as a result of research and development and general and administrative expenses in support of our operations. We anticipate incurring substantial net losses in the future.

Cash and cash equivalents at September 30, 2006 and December 31, 2005 were approximately $13,100,000 and $13,900,000, respectively. The decrease in the current period is primarily the result of cash received in for warrant exercises and in connection with issuance of Convertible debentures, offset by cash utilized in operations, capital expenditures, and $600,000 of costs incurred by the Company for investor relations related expenses in the current period.

Our cash and cash equivalents are limited. We expect to require substantial additional funding. Our future cash requirements will depend on many factors, including the pace and scope of our research and development programs, the costs involved in filing, prosecuting, maintaining and enforcing patents and other costs associated with commercializing our potential products. We intend to seek additional funding primarily through public or private financing transactions, and, to a lesser degree, new licensing or scientific collaborations, grants from governmental or other institutions, and other related transactions. If we are unable to raise additional funds, we will be forced to either scale back our business efforts or curtail our business activities entirely. We anticipate that our available cash and expected income will be sufficient to finance most of our current activities for at least twelve months from the date of the financial statements, although certain of these activities and related personnel may need to be reduced. We cannot assure you that public or private financing or grants will be available on acceptable terms, if at all. Several factors will affect our ability to raise additional funding, including, but not limited to, the volatility of our Common Stock.

PROPERTIES

Our headquarters are located at 1201 Harbor Bay Parkway, Alameda, California 94502. Our facilities consist of approximately 15,250 square feet of laboratory and office space. Our sublease for the California facility expires on May 31, 2008. We also lease approximately 14,000 square foot of office and laboratory facilities at 381 Plantation Street in Worcester, MA, which, together with the California facility, provides us the capability of producing necessary quantities of materials sufficient to support our research. We have the Worcester facility under an eight year sub-lease which expires on April 30, 2010. In addition, we lease approximately 3,000 square feet of space at 11100 Santa Monica Boulevard in Los Angeles, CA 90025. We do not own any real estate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than as noted in this section:

•       Any of our directors or officers,

•       Any person proposed as a nominee for election as a director,

•       Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock,

•       Any of our promoters, and

•       Any relative or spouse of any of the foregoing persons who has the same house as such person.

Transactions with ACT Group

On July 12, 2002, we issued a promissory note with a face amount of $1,000,000, referred to as the Group Note, to our majority stockholder, ACT Group, as a repayment of advances received from ACT Group. The Group Note was extinguished in full in connection with the execution of the Aronson settlement agreement. As a condition to our entering into the Aronson settlement agreement, we entered into an agreement with ACT Group, referred to as the Group Agreement, compensating us for the obligations we incurred under the Aronson settlement agreement, which extinguished in full ACT Group’s obligations and indebtedness to the plaintiffs in the Aronson matter, and resolving certain disputes with respect to amounts due to and from us and ACT Group.

Pursuant to the Group Agreement, in consideration for our entering into the Aronson settlement agreement, the following was agreed to by ACT Group and us:

•       ACT Group would extinguish our liability to ACT Group relating to the Group Note,

•       We would extinguish an existing intercompany debt owed to us by ACT Group of $782,295, and

•       ACT Group agreed to transfer to us 352,153 shares of our common stock to compensate us for the amount by which the value of the settlement consideration paid to the Plaintiffs by us and the amount of the liabilities of ACT Group extinguished us exceeds the amount of the liabilities from us to Group extinguished under the Group Agreement.

Bridge Loan Transaction

During the period August through October 2004, we issued promissory notes aggregating $500,000 face value for cash proceeds of $450,000 and the assumption of $50,000 of debt owed by our parent to the following related parties, in addition to other unrelated parties: Anthem Venture Management, LLC in the amount of $100,000 and Gregory A. Bonfiglio in the amount of $50,000. The notes bear interest at 10% per year.

As additional consideration for the purchase of the notes, on November 26, 2004, we granted warrants to certain related parties who were note holders entitling them to purchase shares of our common stock at an exercise price of $0.05. Warrants were issued to Anthem Venture Management, LLC for 100,000 shares and to Gregory A. Bonfiglio for 50,000 shares that are exercisable on or after February 1, 2006 and expire February 1, 2008.

During the first quarter of 2005, the $500,000 of notes, plus accrued interest of $23,708, were converted into investment units consisting of 616,124 shares of common stock, plus 308,063 common stock purchase warrants, exercisable at $1.27 per share.

Private Equity Financing

On November 26, 2004, in connection with the early release from escrow of funds related to our private equity financing, we granted to Andwell, LLC, a company affiliated with our Chief Executive Officer, William M. Caldwell, IV, warrants to purchase 250,000 shares of our common stock at an exercise price of $0.05 per share. The warrants are exercisable for twenty four months from the date of issuance.

On September 15, 2005, in connection with the Securities Purchase Agreement dated September 15, 2005, Anthem Ventures Fund, LP purchased convertible debentures with a principal amount of $1,255,000, convertible into 545,652 shares of common stock. In connection with the purchase of the debentures, we issued Anthem Ventures Fund, LP warrants to purchase 272,826 shares of our common stock at an exercise price of $2.53 per share. As of December 31, 2005, Anthem Ventures Fund, LP was the beneficial owner of 19.6% of our outstanding common stock.

On September 15, 2005, in connection with the Securities Purchase Agreement dated September 15, 2005, The Shapiro Family Trust Dated September 29, 1989, purchased convertible debentures with a principal amount of $251,000, convertible into 109,130 shares of common stock. In connection with the purchase of the debentures, we issued The Shapiro Family Trust Dated September 29, 1989, warrants to purchase 54,565 shares of our common stock at an exercise price of $2.53 per share. Dr. Shapiro, one of our directors, may be deemed the beneficial owner of the securities owned by The Shapiro Family Trust.

On August 29, 2006, in connection with the warrant repricing described under “Recent Developments” above, we issued The Shapiro Family Trust Dated September 29, 1989, a replacement warrant to purchase 54,565 shares of our common stock at an exercise price of $1.60 per share.

On September 6, 2006, in connection with the Securities Purchase Agreement described under “Recent Developments” above, Anthem Ventures Fund, LP purchased convertible debentures with a principal amount of $627,500, convertible into 2,178,819 shares of common stock. In connection with the purchase of the debentures, we issued Anthem Ventures Fund, LP warrants to purchase 1,089,409 shares of our common stock at an exercise price of $.3168 per share. As of December 31, 2005, Anthem Ventures Fund, LP was the beneficial owner of 19.6% of our outstanding common stock.

On September 6, 2006, in connection with the Securities Purchase Agreement described under “Recent Developments” above, The Shapiro Family Trust Dated September 29, 1989, purchased convertible debentures with a principal amount of $125,500, convertible into 435,764 shares of common stock. In connection with the purchase of the debentures, we issued The Shapiro Family Trust Dated September 29, 1989, warrants to purchase 217,881 shares of our common stock at an exercise price of $.3168 per share.

As reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2007, we closed amendments to the 2005 and 2006  transaction documents associated with the issuance of the warrants and debentures. Both Anthem Ventures Fund, LP and The Shapiro Family Trust Dated September 29, 1989, were party to these amendments.

Consulting Services

On September 1, 2004, we entered into a consulting agreement with Redberry Investments LLC, an entity owned by Gregory A. Bonfiglio, who is also a partner of Anthem Venture Partners, L.P. This consulting agreement was separate and independent from any involvement that Anthem Venture Partners, L.P. might have with our private equity financing. Pursuant to the consulting agreement, we agreed to grant Redberry Investments LLC a warrant to purchase 1,488,000 shares of our common stock at the exercise price of $0.25, which vest on February 1, 2006, in consideration of consulting services provided by Redberry Investments LLC to us. The agreement terminated upon the private equity financing and our merger on January 31, 2005.

On December 13, 2004, we granted Andwell, LLC, an entity affiliated with our Chief Executive Officer, William M. Caldwell, IV, warrants to purchase 236,000 shares of our common stock at $0.25 per share in consideration of consulting services provided by Andwell, LLC to us. The warrants are exercisable for twenty-four months from the date of issuance.

On December 13, 2004, we granted Rocket Ventures, LLC an entity affiliated with our General Counsel, Jonathan Atzen, warrants to purchase 75,000 shares of our common stock at $0.25 per share in consideration of consulting services provided by Rocket Ventures, LLC. The warrants are exercisable for twenty-four months from the date of issuance.

On November 30, 2004, we granted Gunnar Engstrom, our former Chief Financial Officer, warrants to purchase 100,000 shares of our common stock at $0.25 per share in consideration of termination of his employment agreement. The warrants are exercisable during the period of April 1, 2005, through April 1, 2010.

On January 15, 2005, we entered into a consulting agreement with Dr. Karen Chapman, the spouse of Dr. Michael West, our President and Chief Scientific Officer, pursuant to which Dr. Chapman is providing scientific consulting services. Dr. Chapman is to receive an annual payment of $7,500. In addition, Dr. Chapman received 110,000 options to purchase our common stock under the Company’s 2005 Stock Incentive Plan.

On September 14, 2005, in connection with consulting services provided to us, we issued a warrant to purchase 33,000 shares of common stock at an exercise price of $2.53 per share to William Woodward, a partner of Anthem Venture Partners, L.P.

Executive Loan Agreement

On July 31, 2002, we entered into a loan agreement with Robert Lanza, our Vice President of Medical and Scientific Development, for $140,000. Payments were made during the period of January 23, 2003 through January 7, 2005, and the loan was extinguished upon the merger on January 31, 2005.

Related Party Transactions Prior to Merger and Complete Change of Business

In our 10-KSB for the year ended December 31, 2003, we reported that an officer/shareholder of ours had made advances to us and had directly paid expenses on behalf of us in the amount of $6,173, as of December 31, 2003. Because these advances related to our business prior to the merger and complete change of business on January 31, 2005, we do not believe that they are relevant or material to our current business.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Bulletin Board under the symbol “ACTC.” For the periods indicated, the following table sets forth the high and low bid prices per share of our common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions. We have not provided price information prior to fiscal year 2005, insofar as we believe that the trading of our common stock prior to the merger is not material due to the fact that we effected a complete change of business operations following the merger.

Fiscal Year 2005	High Bid	Low Bid
First Quarter	$7.00	$1.90
Second Quarter	$4.50	$2.65
Third Quarter	$2.90	$2.00
Fourth Quarter	$2.95	$1.84

Fiscal Year 2006	High Bid	Low Bid
First Quarter	$2.20	$1.13
Second Quarter	$1.62	$0.51
Third Quarter	$2.32	$0.26
Fourth Quarter	$0.99	$0.52

Trades of our common stock are subject to Rule 15g-9 of the Securities and Exchange Commission, known as the Penny Stock Rule. This rule imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system. The Penny Stock Rules requires a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result of these rules, investors may find it difficult to sell their shares.

Holders

As of December 31, 2006, there were approximately 217 record owners of our common stock.

Dividends

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors,

including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, our current preferred stock instruments, and our future credit arrangements may then impose.

Currently under Delaware law, unless further restricted in its certificate of incorporation, a corporation may declare and pay dividends out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets).

EXECUTIVE COMPENSATION

The following table summarizes the annual compensation paid to our named executive officers for the two years ended December 31, 2006 and 2005:

Summary Compensation Table

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)		($)
William M. Caldwell, IV,	2006	283,654	100,000	—	40,544	15,000	(1)	439,198
Chief Executive Officer and	2005	241,333	125,000	—	40,544	—		406,877
Chairman of the Board
of Directors
Michael D. West, Ph.D.,	2006	264,422	65,000	—	56,459	5,058	(2)	390,939
President, Chief Scientific	2005	246,745	90,000	—	92,948	5,934	(2)	435,627
Officer and Member of the
Board of Directors
Robert P. Lanza, M.D.,	2006	235,577	145,000	35,005	8,877	4,523	(2)	428,982
Vice President of	2005	292,593	51,638	—	27,122	6,485	(2)	377,838
Medical & Scientific
Development
James G. Stewart,	2006	173,268	40,000	—	32,627	69,903	(3)	315,798
Sr. Vice President and Chief	2005	175,458	80,000	—	92,666	4,309	(2)	352,433
Financial Officer(4)
Ivan Wolkind,	2006	163,846	20,000	35,005	35,947	3,162	(2)	257,960
Vice President of Finance and	2005	69,027	—	—	14,978	25,924	(6)	109,929
Chief Accounting Officer(5)
Jonathan F. Atzen,	2006	254,807	90,000	71,894	6,391	16,877	(7)	439,969
Sr. Vice President,	2005	154,921	80,000	—	6,391	9,000	(8)	250,312
General Counsel and
Secretary

Please see the assumptions relating to the valuation of our stock option awards which are contained in Notes to our unaudited and audited Financial Statements contained in this prospectus.

(1)   This amount represents a “gross-up tax” reimbursement relating to a portion of the bonus paid to Mr. Caldwell.

(2)   Represents contributions made by the Company with respect to the Company's 401(k) plan.

(3)   This amount represents $3,653 in contributions made by the Company with respect to the Company’s 401(k) Plan and $66,249 paid to Mr. Stewart in connection with consulting services provided to the Company following his resignation.

(4)   Effective as of August 17, 2006, Mr. Stewart resigned as Chief Financial Officer and terminated his employment arrangement with the Company.

(5)   Mr. Wolkind became employed as the Company’s Vice President of Finance and Chief Accounting Officer in September, 2006.

(6)   Represents $25,000 in payments made to Mr. Wolkind in connection with consulting services provided to the Company in 2005 and $924 in contributions made by the Company with respect to the Company’s 401(k) Plan.

(7)   Represents $12,000 in payments made to Mr. Atzen as part of his $1,000 monthly car allowance and $4,877 in contributions made by the Company with respect to the Company’s 401(k) Plan.

(8)   Represents payments made to Mr. Atzen as part of his $1,000 monthly car allowance.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Employment Agreement with Michael D. West, Ph.D.   On December 31, 2004, we entered into an employment agreement with our President and Chief Scientific Officer, Dr. West. The agreement provides for annual compensation in the amount of $200,000 increasing to $250,000 upon the completion of an equity financing that results in increased financing to us of at least $10 million, and an annual bonus of $50,000 until Dr. West’s salary reaches $250,000, after which any bonus shall be paid at the discretion of the Board of Directors. Pursuant to his agreement, Dr. West received 3,180,223 stock options under the 2005 Stock Plan, which vest in equal monthly installments over 48 months. In the event of a change of control of us, 50% of any unvested options held by Dr. West will become vested. The agreement provides for severance in the event of termination without cause in the amount of twelve months’ base salary and accelerated vesting of 50% of any unvested options. In the event of termination without cause following a change of control, Dr. West is entitled to receive a lump sum severance equal to twelve months’ base salary and accelerated vesting of 100% of any unvested options.

Dr. West’s agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Dr. West assign all invention and intellectual property rights to us. The agreement may be terminated by either party with or without cause with thirty days’ written notice.

Employment Agreement with William M. Caldwell, IV.   On December 31, 2004, we entered into an employment agreement with William M. Caldwell, IV, our Chief Executive Officer. The agreement provides for annual compensation in the amount of $200,000, increasing to $250,000 upon the completion of an equity financing that results in increased financing to us of at least $10 million, and an annual bonus of $50,000 until Mr. Caldwell’s salary reaches $250,000, after which any bonus shall paid be at the discretion of the Board of Directors. We have also agreed to reimburse Mr. Caldwell for certain commuting expenses through June 2005 and relocation expenses after June 2005. Pursuant to his agreement, Mr. Caldwell received 1,903,112 options under the 2005 Stock Plan, 25% of which vested upon grant with the remainder vesting in equal monthly installments over 30 months. In the event of a change of control of us, 50% of any unvested options held by Mr. Caldwell will become vested. The agreement provides for severance in the amount of six months’ salary in the event Mr. Caldwell’s employment is terminated without cause and accelerated vesting of 50% of any unvested options. In the event Mr. Caldwell’s employment is terminated without cause following a change of control, he is entitled to a lump sum severance payment equal to six months’ base salary and accelerated vesting of 100% of any unvested stock options.

Mr. Caldwell’s agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Mr. Caldwell assign all invention and intellectual property rights to us. The agreement may be terminated by either party with or without cause with thirty days’ written notice.

Employment Agreement with Robert P. Lanza, M.D.   On February 1, 2005, we entered into an employment agreement with Robert P. Lanza, M.D., our Vice President of Medical and Scientific Development. The agreement provides for annual compensation in the amount of $215,000, plus a performance-based bonus of $35,000 for fiscal year 2005 upon the achievement of certain milestones established by the Chief Scientific Officer. Dr. Lanza received 500,000 stock options under the 2005 Stock

Plan, which vest in equal monthly installments over 48 months. In addition, on September 16, 2005, Dr. Lanza was awarded 250,000 options that were immediately vested. In the event Dr. Lanza’s employment is terminated following a change of control, 100% of any unvested options will become vested. In the event Dr. Lanza continues in the employment of a successor company following a change of control, the vesting of Dr. Lanza’s unvested options will be accelerated by one year. Dr. Lanza’s agreement provides for severance in the amount of twelve months’ salary following termination of employment (1) as a result of disability, (2) without cause, (3) by Dr. Lanza following a material change in duties or a material breach by us, or (4) as a result of a change of control.

Dr. Lanza’s agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Dr. Lanza assign all invention and intellectual property rights to us. The term of the agreement expires February 1, 2009, which may be renewed by the parties in writing.

Employment Agreement with Robert W. Peabody.   On February 1, 2005, we entered into an employment agreement with Robert W. Peabody, our Vice President of Grant Administration. The agreement provides for annual compensation in the amount of $150,000, increasing to $195,000 upon the earlier of the completion of an equity financing that results in increased financing to us of at least $10 million or the receipt of $5 million in grants awards. The agreement provides for an annual bonus as determined by our Chief Executive Officer and our Board of Directors; provided, however, that Mr. Peabody is entitled to an annualized prorated portion of $45,000 in the event we secure $10 million in increased financing or $5 million in grants. Pursuant to his agreement, Mr. Peabody received 400,000 options under the 2005 Stock Plan, which vest in equal monthly installments over 48 months. In the event of a change of control of us, 50% of any unvested options will become vested. The agreement provides for severance in the amount of six months’ salary in the event Mr. Peabody’s employment is terminated without cause and accelerated vesting of 50% of any unvested options. In the event Mr. Peabody’s employment is terminated without cause following a change of control, he is entitled to a lump sum severance payment equal to six months’ base salary and accelerated vesting of 100% of any unvested stock options.

Mr. Peabody’s agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Mr. Peabody assign all invention and intellectual property rights to us. The agreement may be terminated by either party with or without cause with thirty days’ written notice.

Employment Agreement with James G. Stewart.   On March 13, 2005, we entered into an employment agreement with James G. Stewart, our Senior Vice President and Chief Financial Officer. Effective as of August 17, 2006, Mr. Stewart resigned as Chief Financial Officer and terminated his employment arrangement with the Company. In connection with Mr. Stewart’s resignation, we entered into a ninety day consulting agreement with Mr. Stewart which provides for monthly payments to Mr. Stewart in the amount of approximately $22,000.

Employment Agreement with Jonathan F. Atzen.   On April 1, 2005, we entered into an employment agreement with Jonathan F. Atzen, our Senior Vice President and General Counsel. The agreement provides for annual compensation of $195,000, increasing to $245,000 upon the completion of an equity financing that results in increased financing to us of at least $10 million. The agreement provides for an annual bonus as determined by our Chief Executive Officer and our Board of Directors. Mr. Atzen received a one-time advance of an annual bonus in the amount of $40,000. Mr. Atzen was awarded 400,000 stock options under the 2005 Stock Plan, 10% of which vested upon grant with the remainder vesting in equal monthly installments over 48 months. In the event of a change of control of us, 50% of any unvested options held by Mr. Atzen will become vested. In the event Mr. Atzen’s employment is terminated without cause by us or for good reason by Mr. Atzen, he is entitled to a lump sum severance payment equal to six months’ base salary, accelerated vesting of 50% of his unvested stock options, and reimbursed cost of medical coverage for a period of six months. In the event Mr. Atzen is terminated without cause following a change of control, he is entitled to a lump sum severance payment equal to six months’ base salary and accelerated vesting of 50% of any unvested stock options.

Mr. Atzen’s agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Mr. Atzen assign all invention and intellectual property rights to us. The agreement may be terminated by either party with or without cause with thirty days’ written notice.

Agreement with Ivan Wolkind.   On May 10, 2005, we entered into an agreement with Ivan Wolkind in connection with his hiring as VP Finance-Controller. The agreement initially provided for annual compensation of $150,000, which, effective as of October 1, 2006, was increased to $195,000 in connection with his appointment as our Vice President of Finance and Chief Accounting Officer. The agreement provides for annual bonuses as determined by our Chief Executive Officer, including the payment of a bonus in the amount of $30,000 upon certain performance milestones. Upon execution of the agreement, Mr. Wolkind was awarded 100,000 stock options under the 2005 Stock Plan, 6.25% of which vested upon grant with the remainder vesting in equal monthly installments over 45 months. In the event of a change of control of us, 100% of any unvested options held by Mr. Wolkind will become vested. In the event Mr.Wolkind’s employment is terminated without cause by us, he is entitled to a lump sum severance payment equal to six months’ base salary, and accelerated vesting of 50% of his unvested stock options.

Mr. Wolkind’s agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Mr. Wolkind assign all invention and intellectual property rights to us. The agreement may be terminated by either party with or without cause with thirty days’ written notice.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying	Option
	Unexercised		Unexecuted	Exercise	Option
	Options (#)		Options (#)	Price	Expiration
Name	Exercisable		Unexercisable	($)	Date
William M. Caldwell, IV,	564,286	(1)	86,875	0.25	12/13/2014
Chief Executive Officer and	1,570,067	(2)	333,045	0.85	1/31/2015
Chairman of the Board of Directors
Michael D. West, Ph.D.,	1,500,000	(3)	—	0.05	8/12/2014
President, Chief Scientific Officer	1,590,112	(4)	1,590,112	0.85	1/31/2015
and Member of the Board of Directors

Robert P. Lanza, M.D.,	750,000	(5)	—	0.05	8/12/2014
Vice President of Medical	239,583	(6)	260,417	0.85	1/31/2015
& Scientific Development	250,000	(7)	—	2.20	9/15/2015
James G. Stewart,	154,583	(8)	—	0.85	1/31/2015
Sr. Vice President and	52,083	(9)	—	2.20	9/15/2015
Chief Financial Officer
Ivan Wolkind,	41,667	(10)	58,333	2.48	8/1/2015
Vice President of Finance
and Chief Accounting
Officer
Jonathan F. Atzen,	212,500	(11)	187,500	0.85	1/31/2015
Sr. Vice President, General Counsel
and Secretary

       (1)   These options held by Mr. Caldwell vest as follows: 25% vested immediately upon grant with the remainder vesting in equal monthly installments over 30 months.

       (2)   These options held by Mr. Caldwell vest as follows: 25% vested immediately upon grant with the remainder vesting in equal monthly installments over 30 months.

       (3)   These options held by Dr. West vested in full as of December 31, 2006.

       (4)   These options held by Dr. West vest in equal monthly installments over 48 months.

       (5)   These options held by Dr. Lanza vested in full as of December 31, 2006.

       (6)   These options held by Dr. Lanza vest in equal monthly installments over 48 months.

       (7)   These options held by Dr. Lanza vested in full as of December 31, 2006.

       (8)   Effective as of August 17, 2006, Mr. Stewart resigned as Chief Financial Officer and terminated his employment arrangement with the Company.  Mr. Stewart’s unvested options as of the date of his resignation were canceled.

       (9)   Mr. Stewart’s unvested options as of the date of his resignation were canceled.

(10)   Mr. Wolkind’s options vest as follows:6,250 vested immediately upon grant with the remainder vesting in equal monthly installments over 45 months.

(11)   Mr. Atzen's options vest as follows: 40,000 vested immediately upon grant with the remainder vesting in equal monthly installments over 48 months.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	Total ($)
Alan C. Shapiro, Ph.D.	—	36,000	(1)	17,503	53,503
Alan G. Walton, Ph.D., D.Sc.	36,000	—		85,835	121,835
Erkki Ruoslahti, M.D., Ph.D.	36,000	—		85,835	121,835

(1)          This amount represents the fair market value of certain issuances of stock (at the time of issuance) to Dr. Shapiro in payment of fees earned in connection with his services as a member of the board of directors.

Director Compensation Arrangements

Non-executive members of the Company’s board of directors receive (1) a initial grant of 100,000 shares of common stock, (2) an annual grant of options to purchase 25,000 shares of common stock, (3) an annual retainer of $20,000 and (4) a cash payment for attendance at each board meeting in the amount of $1,500 for in-person meetings and $1,000 for telephonic meetings.  Regarding members of the Company’s Audit Committee, the Chair receives a payment of $1,500 per meeting and the regular members receive $1,000 per meeting.  With respect to the Company’s Compensation Committee and the Company’s Nominating and Corporate Governance Committee, the Chair receives a payment of $1,125 per meeting and the regular members receive $750 per meeting.  Each director is entitled to receive payment of the directors’ fees in the form of shares of the Company’s Common Stock valued at 150% of the actual directors’ fees due and payable.  The fee structure for the directors was established and approved by the Compensation Committee and ratified by the full board of directors.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Advanced Cell Technology, Inc. is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted.

Board Determination of Independence

The Company complies with the standards of “independence” prescribed by rules set forth by the National Association of Securities Dealers (“NASD”). Accordingly, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a material relationship with our company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director who is, or at any time during the past three years, was employed by the Company or by any parent or subsidiary of the Company, shall not be considered independent. Accordingly, Dr. Alan Shapiro, Dr. Alan Walton, and Dr. Erkki Ruoslahti meet the definition of “independent director” under Rule 4200(A)(15) of the NASD Manual; Dr. West and Mr. Caldwell do not.

Board of Directors Meetings and Attendance

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our Board of Directors is to oversee the management of our company and, in doing so, serve the best interests of the company and our stockholders. The Board of Directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our Board of Directors also participates in decisions that have a potential major economic impact on our company. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at Board of Directors and committee meetings.

We have no formal policy regarding director attendance at the annual meeting of stockholders, although all directors are expected to attend the annual meeting of stockholders if they are able to do so. The board of directors held eight meetings in 2006, three of which were telephonic. All five board members were present, either by person or on the telephone in the case of the telephonic meetings, at all eight meetings.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The members of each committee are appointed by our Board of Directors, upon recommendation of the Nominating Committee, and serve one-year terms. Each of these committees operates under a charter that has been approved by the Board of Directors. The charter for each committee is available on our website. The Audit Committee met four times during 2006. The Compensation Committee met 4 times during 2006. The Nominating Committee did not meet during 2006.

Audit Committee

The Audit Committee’s responsibilities include:

•  Monitoring the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

•  Monitoring the independence and performance of the Company’s internal and independent auditors.

•  Monitoring compliance by the Company with legal and regulatory requirements.

•  Facilitating open communication among the Company’s independent auditors, internal auditors, employees, management, and the Board.

Dr. Shapiro, Dr. Walton, and Dr. Ruoslahti serve on our Audit Committee. Dr. Shapiro serves as chair of the Audit Committee. The Board of Directors has determined that Dr. Shapiro is an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B. The board has determined that Dr. Shapiro meets the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Compensation Committee

The Compensation Committee’s responsibilities include:

•  reviewing and recommending approval of the compensation of our executive officers;

•  overseeing the evaluation of our senior executives;

•  reviewing and making recommendations to the Board of Directors regarding incentive compensation and equity-based plans;

•  administering our stock incentive plans; and

•  reviewing and making recommendations to the Board of Directors regarding director compensation.

The members of the Compensation Committee are Dr. Shapiro, Dr. Walton, Dr. Ruoslahti and William M. Caldwell, IV.

Nominating Committee

The Nominating Committee’s responsibilities include:

•  identifying individuals qualified to become board members;

•  recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•  reviewing and making recommendations to the board with respect to senior management succession planning; and

•  overseeing an annual evaluation of the board.

The members of the Nominating Committee are Dr. Shapiro, Dr. Walton, and  Dr. Ruoslahti.

Director Candidates

The process followed by the Nominating Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating Committee applies certain criteria, including

•  the candidate’s honesty, integrity and commitment to high ethical standards,

•  demonstrated financial and business expertise and experience,

•  understanding of our company, its business and its industry,

•  actual or potential conflicts of interest, and

•  the ability to act in the interests of all stockholders.

The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow our board to fulfill its responsibilities.

The Nominating Committee will consider director candidates recommended by stockholders or groups of stockholders who have owned more than 5% of our common stock for at least a year as of the date the recommendation is made. Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating Committee, c/o Corporate Secretary, Advanced Cell Technology, Inc., 1201 Harbor Bay Parkway, Alameda, CA 94502. Assuming that appropriate biographical and background material have been provided on a timely basis, the Committee will evaluate stockholder- recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communicating with the Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chair of the Audit Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chair of the Audit Committee considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to the Board of Directors, c/o Corporate Secretary, Advanced Cell Technology, Inc., 1201 Harbor Bay Parkway, Alameda, CA 94502. You should indicate on your correspondence that you are an Advanced Cell Technology, Inc. stockholder.

Anyone may express concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters to the Audit Committee by calling (508) 756-1212. Messages to the Audit Committee will be received by the chair of the Audit Committee and our Corporate Secretary. You may report your concern anonymously or confidentially.

FINANCIAL STATEMENTS

See the Financial Statements beginning on page F-1 of this prospectus.

CHANGES IN CERTIFYING ACCOUNTANTS

Pritchett, Siler & Hardy, P.C., referred to as Pritchett, served as our independent auditors for the fiscal years ended December 31, 2004 and 2003. Stonefield Josephson, Inc., referred to as Stonefield, served as independent auditors for ACT for the fiscal years ended December 31, 2004 and 2003. Upon consummation of the January 2005 merger, the financial statements of ACT became our financial statements. Accordingly, we elected to change independent accountants and to retain ACT’s historical independent accountants, Stonefield Josephson, Inc.

•       On May 4, 2005, we dismissed Pritchett as our independent registered public accounting firm. Pritchett had served as our independent registered public accounting firm since our inception.

•       The reports of Pritchett on our financial statements for fiscal year ended December 31, 2004 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

•       The decision to dismiss Pritchett was based on the explanation set forth above and was approved by our full Board of Directors at such time.

•       During fiscal year 2004 and the subsequent interim period through the date of the dismissal, we had no disagreement with Pritchett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Pritchett, would have caused them to make reference to such disagreement in connection with their reports for such periods.

•       During fiscal year 2004 and the subsequent interim period through the date of the dismissal, there have been no reportable events (as defined in Regulation S-B, Item 304).

•       We provided Pritchett with a copy of the above disclosures and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements and, if not, stating the respects in which they do not agree. A copy of the letter from Pritchett is attached to our Current Report on 8-K dated May 4, 2005.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, please refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and /or other documents filed as exhibits to the registration statement and these statements are qualified in their entirety by reference to the contract or document.

The registration statement, including all exhibits, may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and at the SEC’s regional offices located at the Woolworth Building, 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may also be obtained from the SEC’s Public Reference at 100 F Street, N.E., Room 1580, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system, known as EDGAR, and is publicly available through the SEC’s Website located at http://www.sec.gov.

PART I. FINANCIAL INFORMATION

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,121,623	$13,857,901
Accounts receivable, net of allowance for doubtful accounts of $636,399 (unaudited) and $636,399	82,218	134,876
Prepaid expenses	93,655	173,040
Deferred royalty fees, current portion	236,724	119,763
Total current assets	13,534,220	14,285,580
Property and equipment, net	1,156,016	807,411
Deferred royalty fees, less current portion	1,118,989	598,811
Deposits	135,841	105,192
Deferred issuance costs, net of amortization of $928,350 (unaudited) and $207,029	5,948,255	2,277,322
Total assets	$21,893,321	$18,074,316
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,470,803	$2,113,983
Accrued expenses	4,199,102	1,251,946
Deferred revenue, current portion	432,509	332,508
Interest payable	75,146	87,083
Advances payable—other	130,000	130,000
2005 Convertible debenture and embedded derivatives, net of discounts of $4,173,881 (unaudited) and $5,312,858	7,253,508	5,144,896
2006 Convertible debenture, (fair value of $8,070,781) (unaudited)	5,749,089	—
Warrant derivatives—current portion	650,711	—
Capital leases—current portion	77,594	—
Notes payable—other, net of discounts of $0 (unaudited) and $314,456	638,674	858,103
Total current liabilities	20,677,136	9,918,519
2005 Convertible debenture and embedded derivatives, less current portion and net of discounts of $2,812,600 (unaudited) and $9,297,501	4,887,829	9,003,569
2006 Convertible debenture, less current portion (fair value of $12,106,172) (unaudited)	8,623,634	—
Warrant derivatives, less current portion	18,648,122	30,994,491
Capital leases, less current portion	51,461	109,924
Deferred revenue, net of current portion	1,804,827	1,662,542
Total liabilities	54,693,009	51,689,045
Commitments and contingencies	—	—
Stockholders’ deficit:
Common stock, $0.001 par value; 100,000,000 shares authorized, 33,414,516 (unaudited) and 23,440,695 issued and outstanding	33,414	23,441
Additional paid-in capital	6,848,287	(10,463,008)
Deferred compensation	(21,585)	(21,585)
Accumulated deficit	(39,659,804)	(23,153,577)
Total stockholders’ deficit	(32,799,688)	(33,614,729)
Total liabilities and stockholders’ deficit	$21,893,321	$18,074,316

The accompanying notes are an integral part of these condensed consolidated financial statements.

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Revenue:
License fees and royalties	$128,960	$83,127	$332,714	$311,880
Cost of revenue	67,617	41,189	221,424	145,131
Gross profit	61,343	41,938	111,290	166,749
Operating expenses:
Research and development	2,586,482	734,065	7,012,255	1,667,684
Grant reimbursements	(5,879)	(171,980)	(369,446)	(597,198)
General and administrative	1,336,939	2,330,767	5,845,061	5,572,267
Total operating expenses	3,917,542	2,892,852	12,487,870	6,642,753
Loss from operations	(3,856,199)	(2,850,914)	(12,376,580)	(6,476,004)
Other income (expense):
Interest income	90,105	6,083	289,953	32,042
Gain on sale of asset	—	—	767,040	—
Loss on extinguishment of debt	(263,464)	—	(263,464)	—
Gain on settlement of debt	—	966,301	—	1,052,814
Interest expense and late fees	(2,839,572)	(432,077)	(8,436,878)	(500,806)
Charges related to issuance of Convertible Debentures	(11,168,629)	—	(11,168,629)	—
Charges related to repricing and issuance of warrants	(7,501,060)	—	(7,501,060)	—
Interest expense—stockholder	—	—	—	(60,000)
Adjustments to fair value of derivatives	(5,075,387)	—	22,183,391	—
Total other income (expense)	(26,758,007)	540,307	(4,129,647)	524,050
Net profit / (loss)	$(30,614,206)	$(2,310,607)	$(16,506,227)	$(5,951,954)
Basic net loss per share	$(1.08)	$(0.10)	$(0.63)	$(0.26)
Basic weighted average shares used in computation of net loss per share	28,257,749	23,191,111	26,209,324	23,209,742

The accompanying notes are an integral part of these condensed consolidated financial statements.

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
STATEMENTS OF CASH FLOWS
CHANGE IN CASH AND CASH EQUIVALENTS
(UNAUDITED)

	Nine Months Ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,506,227)	$(5,951,954)
Adjustments to reconcile net profit / (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	175,793	73,221
Bad debt	—	32,715
Amortization of deferred charges	80,770	89,821
Amortization of deferred revenue	(295,214)	(249,379)
Amortization of deferred offering costs	721,321	—
Gain on settlement of accounts payable	—	(1,052,814)
Shares issued for services	—	15,000
Warrants issued for services	331,827	—
Amortization of deferred compensation	—	316,117
Amortization of discounts	7,674,870	413,952
Loss on extinguishment of debt	263,464	—
Changes in warrant and derivative liability	(22,183,391)	—
Increase and repricing of warrants	7,501,060	—
Issuance of convertible debentures	11,168,629	—
Non-cash compensation charge	506,648	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	52,660	(413)
Prepaid expenses	79,385	(116,614)
Deferred charges	—	(11,250)
Deposits	(30,649)	(65,000)
Increase (decrease) in:
Accounts payable and accrued expenses	156,793	568,013
Interest payable	(11,937)	101,394
Advances to stockholder	—	(327,235)
Deferred revenue	537,500	—
Net cash used in operating activities	(9,776,698)	(6,164,426)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired in acquisition	—	10,000
Purchases of property and equipment	(540,193)	(317,826)
Net cash used in investing activities	(540,193)	(307,826)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from preferred unit subscriptions, net of cost	—	3,735,201
Proceeds from exercise of warrants	4,320,687	—
Payments of convertible debentures	(2,047,735)	—
Proceeds from notes, net of offering costs	7,966,125	16,128,042
Payments on notes and leases	(658,464)	(250,000)
Settlement payment	—	(332,524)
Cash overdraft	—	(1,409)
Net cash provided by (used in) financing activities	9,580,613	19,279,310
Net increase / (decrease) in cash	(736,278)	12,807,058
Cash and cash equivalents, beginning of period	13,857,901	3,676,000
Cash and cash equivalents, end of period	$13,121,623	$16,483,058
Cash paid for:
Interest	$7,532	$—
Income taxes	$—	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

Supplemental schedule of non-cash financing activities:

During the nine months ended September 30, 2006:

The Company issued approximately 3,582,000 shares of common stock in redemption of convertible debentures with a face value of approximately $3,129,000.

The Company issued approximately 773,000 shares of common stock in conversion of convertible debentures with a face value of approximately $2,496,000.

The Company issued approximately 163,000 shares of common stock in payment of license fees valued at approximately $239,000.

The Company issued approximately 780,000 shares of common stock to employees as compensation of approximately $218,000.

The Company issued approximately 44,000 shares of common stock in payment of board fees of approximately $19,000.

The Company eliminated a derivative liability of $6,629,884 upon exercise of warrants.

During the nine months ended September 30, 2005:

105,177 Preferred Units, valued at $89,400, were issued in partial settlement of accounts payable.

616,124 shares of common stock, and 306,062 common stock purchase warrants were issued upon conversion of $500,000 of notes payable and $23,708 of accrued interest.

469,247 shares of common stock, and 234,629 common stock purchase warrants, valued at an aggregate of $398,860, were issued in consideration of services related to the Preferred Unit Offering.

A note for $150,000 was issued as a part of a settlement of a note payable of $339,000 and related accrued interest of $53,675.

9,411,778 shares of preferred stock converted to 9,411,778 shares of common stock in the Merger.

Approximately 350,000 shares of common stock were retired, and net intercompany amounts of approximately $600,000 due to ACT Group, Inc were extinguished, in final settlement of litigation between ACT Group, Inc were extinguished, in final settlement of litigation between ACT Group, Inc. and third parties.

Approximately 195,000 shares of common stock were issued in settlement of accounts payable of approximately $1,428,000.

Approximately 260,000 warrants to purchase shares of common stock were issued to consultants as partial compensation for consulting services.

In connection with the issuance of convertible debentures, $5,747,297 was allocated to the fair value of warrants issued, and $9,305,014 was allocated to the beneficial conversion feature embedded in the debentures.

In connection with issuance of notes payable related to the ACT Group settlement, $21,818 was allocated to the beneficial conversion feature embedded in the notes.

The accompanying notes are an integral part of these condensed consolidated financial statements.

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
STATEMENT OF STOCKHOLDERS’ DEFICIT
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2006 (UNAUDITED)

	Common Stock		Additional Paid-In	Deferred	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Compensation	Deficit	Deficit
Balance at December 31, 2005	23,440,695	$23,441	$(10,463,008)	$(21,585)	$(23,153,577)	$(33,614,729)
Cashless exercise of warrant	63,208	63	(63)			—
Stock option exercises	26,000	26	6,074			6,100
Convertible debenture redemption	3,582,283	3,582	3,125,553			3,129,135
Issued to employees	780,000	780	217,620			218,400
Exercise of warrrants	4,541,672	4,542	4,310,045			4,314,587
Elimination of derivative liability on exercise of warrants	—	—	6,629,884			6,629,884
Convertible debenture conversion	773,043	773	2,495,578			2,496,351
Issuance of stock in payment of board fees	44,216	44	19,706			19,750
Option compensation charges			268,498			268,498
Issuance of stock in payment of license fees	163,399	163	238,400			238,563
Net loss for the nine months ended September 30, 2006					(16,506,227)	(16,506,227)
Balance at September 30, 2006	33,414,516	$33,414	$6,848,287	$(21,585)	$(39,659,804)	$(32,799,688)

The accompanying notes are an integral part of these condensed consolidated financial statements.

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2006
(UNAUDITED)

1.                 ORGANIZATIONAL MATTERS

Organization

On January 31, 2005, Advanced Cell Technology, Inc. (formerly known as A.C.T. Holdings, Inc.) (the “Company”) completed a merger with Advanced Cell, Inc. (formerly known as Advanced Cell Technology, Inc.), a Delaware corporation (“ACT”), pursuant to which a wholly-owned subsidiary of the Company merged with and into ACT, with ACT remaining as the surviving corporation and a wholly-owned subsidiary of the Company. Upon the completion of the merger, the Company ceased all of its pre-merger operations and adopted the business of ACT.

Prior to the merger, the Company had minimal business, operations, revenues and assets, and had been involved in an industry entirely unrelated to the business of ACT. Therefore, the acquisition of ACT by the Company represented a complete change in the nature of the Company’s business and operations, and changed the nature of any prior investment in the Company.

The transaction has been accounted for as a recapitalization of ACT, the accounting acquirer. The historical financial statements presented for periods prior to the merger are those of ACT.

On November 18, 2005, a majority of the Company’s stockholders approved the reincorporation of the Company from the state of Nevada to the state of Delaware pursuant to a merger of the Company with and into a newly formed Delaware corporation, followed by a “roll up” merger to combine the operating subsidiary with the Company.

Nature of Business

The Company is a biotechnology company focused on developing and commercializing human stem cell technology in the emerging fields of regenerative medicine and stem cell therapy. Principal activities to date have included obtaining financing, securing operating facilities and conducting research and development. The Company has no therapeutic products currently available for sale and does not expect to have any therapeutic products commercially available for sale for a period of years, if at all. These factors indicate that the Company’s ability to continue its research and development activities is dependent upon the ability of management to obtain additional financing as required.

Going Concern

As reflected in the accompanying financial statements, the Company has losses from operations, negative cash flows from operations, a substantial stockholders’ deficit and current liabilities exceed current assets. These matters raise substantial doubt about the Company’s ability to continue as a going concern and fund cash requirements for operations through September 30, 2007. Subsequent to filing the Form 10-KSB for the year ended December 31, 2005, the Company obtained new information which negatively impacted cash flows forecasted through March 31, 2007. The Company’s Board of Directors met and approved an operating plan at current spending levels, assuming additional capital would be raised during the current year. In addition, the Company began experiencing increased cash redemptions related to 2005 Convertible Debentures described more fully in Note 4 Convertible Debentures—2005 which continue as described in Note 13—Subsequent Events. As more fully described in Note 3—Convertible Debentures—2006 and Note 5—Warrant Derivatives, the Company was able to raise cash in the quarter

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

1.      ORGANIZATIONAL MATTERS (Continued)

ended September 30, 2006. Notwithstanding success in raising capital, there continues to be substantial doubt about the Company’s ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company’s ability to continue to raise capital and ultimately generate positive cash flows from operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

In the first nine months of 2006, management has taken or has made plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

•       As described more fully in Note 3—Convertible Debentures—2006, the Company was able to raise cash during the quarter from an additional investment by 2005 convertible debenture holders.

•       As described more fully in Note 4—Warrant Derivatives, the Company raised cash during the quarter from the repricing and exercise of warrants issued to 2005 convertible debenture holders.

•       Management anticipates raising additional future capital from its current convertible debenture holders, or other financing sources, that will be used to fund any capital shortfalls. The terms of any financing will likely be negotiated based upon current market terms for similar financings. No commitments have been received for additional investment and no assurances can be given that this financing will ultimately be completed.

•       Management has focused its scientific operations on product development in order to accelerate the time to market of products which will ultimately generate revenues. While the amount or timing of such revenues can not be determined, Management believes that focused development will ultimately provide a quicker path to revenues, and an increased likelihood of raising additional financing.

Basis of Presentation—Theaccompanying unaudited condensed consolidated financial statements as of September 30, 2006 and for the three and nine month periods ended September 30, 2006 and 2005 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), including Form 10-QSB and Regulation S-B and in accordance with generally accepted accounting principles for interim financial information. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments), which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. The Company believes that the disclosures provided are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2005 as disclosed in the Company’s annual report included herein for that year as filed with the SEC. Interim results of operations are not necessarily indicative of the results to be expected for the year ending December 31, 2006.

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

2.                 SIGNIFICANT ACCOUNTING POLICIES

Stock-Based Compensation—AtSeptember 30, 2006, the Company has two stock-based employee compensation plans, which are described more fully in Note 8—Options Outstanding. Prior to January 1, 2006, the Company accounted for those plans under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations, as permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation. No stock-based employee compensation cost was recognized in the Statement of Operations for the years ended December 31, 2005, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

As more fully discussed in Note 8, effective January 1, 2006, the Company adopted the fair value recognition provisions of FASB Statement No. 123(R), Share-Based Payment, using the modified-prospective-transition method. Under that transition method, compensation cost recognized in the three and nine months ended September 30, 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of Statement 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of Statement 123(R). Results for prior periods have not been restated.

Earnings per Share

The Company calculates basic earnings per share in accordance with SFAS No. 128, “Earnings Per Share”. Basic loss per share is computed by dividing net income by the weighted average number of common shares outstanding.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board, or FASB, issued SFAS No. 157, Fair Value Measurements , or SFAS 157, which provides guidance on how to measure assets and liabilities that use fair value. This Statement clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 will apply whenever another generally accepted accounting principle requires, or permits, assets or liabilities to be measure at fair value but does not expand the use of fair value to any new circumstances. This statement will also require additional disclosures in both annual and quarterly reports. SFAS 157 is effective for fiscal years beginning after November 2007, and will be adopted by us beginning January 1, 2008. We are currently evaluating the potential impact this statement may have on our financial statements, but do not believe the impact of adoption will be material.

In September 2006, the SEC staff issued Staff Accounting Bulletin, or SAB, No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, or SAB 108 . SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of determining whether the current year’s financial statements are materially misstated. SAB 108 is effective for fiscal years ending after November 15, 2006.

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

2.      SIGNIFICANT ACCOUNTING POLICIES (Continued)

We will initially apply the provisions of SAB 108 in connection with the preparation of our annual financial statements for the year ending December 31, 2006. We have evaluated the potential impact that SAB 108 may have on our financial statements and do not believe the impact of the application of this guidance will be material.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, or SFAS 158. This Statement requires companies to recognize in their statement of financial position an asset for a plan’s overfunded status or a liability for a plan’s underfunded status and to measure a plan’s assets and its obligations that determine its funded status as of the end of the company’s fiscal year. Additionally, SFAS 158 requires companies to recognize changes in the funded status of a defined benefit postretirement plan in the year that the changes occur and those changes will be reported in comprehensive income. The provisions of SFAS 158 are effective as of the end of fiscal year 2006 and we are currently in the process of quantifying the impact to the financial statements.

3.                 CONVERTIBLE DEBENTURES—2006

On September 6, 2006, we entered into a Securities Purchase Agreement with accredited investors for the issuance of an aggregate of $10,981,250 principal amount of convertible debentures with an original issue discount of $2,231,250 representing approximately 20.3%. In connection with the closing of the sale of the debentures, we received gross proceeds of $8,750,000. These convertible debentures were issued in connection with certain additional investment rights granted in connection with the convertible debentures issued in 2005, and described more fully in Note 4—Convertible Debentures—2005. The convertible debentures are convertible at the option of the holders into 38,129,340  shares of Common Stock at a fixed conversion price of $0.288  per share, subject to anti-dilution and other customary adjustments. In connection with the Securities Purchase Agreement, we also issued warrants to purchase an aggregate of 19,064,670 shares of our Common Stock. The term of the warrants is five years and the exercise price is $0.3168 per share, subject to anti-dilution and other customary adjustments. The investors have contractually agreed to restrict their ability to convert the convertible debentures, exercise the warrants and receive shares of our Common Stock such that the number of shares of our Common Stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our Common Stock.

The agreements entered into provide that the Company will pay certain cash amounts as liquidated damages in the event that the Company does not maintain an effective registration statement covering the shares issuable under the debentures and the warrants, or if the Company fails to timely execute stock trading activity.

Under the terms of the agreements, principal amounts owed under the debentures become due and payable commencing six months following closing of the transaction. At that time, and each month thereafter, the Company is required to either repay  1/30 of the outstanding balance owed in cash, or convert the amount due into common stock at the lesser of $0.288 per share or 85% of the prior ten days’ average closing stock price, immediately preceding the redemption. The agreements also provide that the Company may force conversion of outstanding amounts owed under the debentures into common stock, if the

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

3.      CONVERTIBLE DEBENTURES—2006 (Continued)

Company has met certain conditions and milestones, and, additionally, has a stock price for 20 consecutive trading days that exceeds 200% of the conversion price.

The agreement included a number of other embedded derivative instruments, and the Company has applied the provisions of FAS 155 “Accounting for Certain Hybrid Financial Instruments”, to record the fair value of the convertible debentures, and related derivatives, as of September 6, 2006.  The fair value of the debentures and related derivative instruments was valued using a combination of Binomial and Black Scholes models, resulting in a fair value of approximately $22,200,000. The excess of this value over the transaction price of the Convertible Debentures was recorded through the results of operations as a debit to Charges Related to Issuance of Convertible Debentures.

The 2006 convertible debentures and related derivatives outstanding at September 30, 2006 were again valued at fair value using a combination of Binomial and Black Scholes models, resulting in a decrease in the fair value of the liability of approximately $2,000,000, primarily as a result of a decline in the Company’s stock price, which was recorded through the results of operations as a credit to Adjustments to Fair Value of Derivatives.

In connection with this financing, we paid cash fees to a broker-dealer of $525,000 and issued a warrant to purchase 4,575,521 shares of Common Stock at an exercise price of $0.3168 per share. The initial fair value of the warrant was estimated at approximately $3,600,000 using the Black Scholes pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%, (2) expected volatility of 176%, (3) risk-free interest rate of 4.81%, and (4) expected life of 5 years. Cash fees paid, and the initial fair value of the warrant, have been capitalized as debt issuance costs and are being amortized over 36 months using the effective interest rate method.

The following table summarizes the 2006 Convertible Debentures and discounts outstanding at September 30, 2006:

Convertible debentures at fair value	$20,176,953
Warrant derivative discount	(3,572,980)
Original issue discount	(2,231,250)
Net convertible debentures	14,372,723
Less current portion	(5,749,089)
Convertible debentures and embedded derivatives-long term	$8,623,634

4.                 CONVERTIBLE DEBENTURES—2005

On September 15, 2005, we entered into a Securities Purchase Agreement with accredited investors for the issuance of an aggregate of $22,276,250 principal amount of convertible debentures with an original issue discount of $4,526,250 representing approximately 20.3%. In connection with the closing of the sale of the debentures, we received gross proceeds of $17,750,000.

The agreement included a number of embedded derivative instruments that required separate valuation in accordance with the requirements of FAS 133, EITF 05-04 and related accounting literature.

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

4.      CONVERTIBLE DEBENTURES—2005 (Continued)

The following summarizes the fair values of embedded derivatives at December 31, 2005 and September 30, 2006, followed by a description of the valuation methodology utilized to determine fair values:

	Fair value	Fair value
Embedded Derivative Liability (Asset)	December 31, 2005	September 30, 2006
		(unaudited)
Conversion feature	$6,057,088	$2,211,158
Anti-dilution protection	1,755,878	2,467,186
Default provisions	94,886	54,567
Right to provide future financing	185,968	—
Company right to force conversion	(1,226,746)	(519,998)
	$6,867,074	$4,212,913

The fair value of the derivative for the conversion feature was valued as an American call option using the Binomial Option Pricing Model with the following inputs: (1) closing stock price of $0.69 at September 30, 2006, (2) exercise price equal to the $2.30 conversion price, (3) volatility based upon the Company’s stock trading of 173%, (4) Treasury note rates with terms commensurate with the remaining term of the Notes of 4.71%, and (5) duration of the note as an amortizing debenture of approximately 0.80 years, based upon present values.

The fair value of the derivative for anti-dilution protection was valued using a standard put option binomial model, adjusted for the probability of subsequent financing at prices below the principal’s conversion option with the following inputs: (1) closing stock price as of the valuation date of $0.69, (2) exercise price equal to the $2.30 and $0.95 conversion price, (3) volatility based upon the Company’s stock trading of 173%, (4) Treasury note rates with terms commensurate with the remaining term of the Notes of 4.71%, and (5) duration of the note as an amortizing debenture of approximately 0.80 years based upon present values.

On August 24, 2006, the Company’s Board of Directors agreed to reduce the exercise price of the warrants issued in connection with the 2005 debentures from $2.53 per share to $0.95 per share for approximately three days. As a result of this repricing, warrant holders with an aggregate of 4,541,672 warrants exercised their rights generating approximately $4,315,000 of cash proceeds. Warrant holders who exercised their warrants were issued replacement warrants to purchase an equivalent number of shares at an exercise price of $1.60 per share. Warrant holders who did not exercise their warrants had the conversion price of their convertible debentures reduced to $.95. As a result of certain anti-dilution protection in the original warrant agreement, certain of the warrant holders who did not exercise their warrants received anti-dilution protection and had the number of shares covered under the warrant agreement increased to 2,135,615, and the exercise price reduced to $0.95 per share. One warrant holder waived the right to reprice their warrant for $2.53 to $0.95 and did not exercise all of their warrants. Their remaining warrants on an aggregate of 581,119 common shares remain outstanding at an exercise price of $2.53 per share.

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

4.      CONVERTIBLE DEBENTURES—2005 (Continued)

The Company has considered the impact EITFs 96-19, 02-4 and 05-7 on the accounting treatment of the change in conversion price of a portion of the 2005 Convertible Debentures described in the paragraph above. EITF 96-19 states that a company should recognize as an extinguishment of debt a significant change in the nature of a debt instrument. EITF 05-7 states that if the change in the cash flows of the debt instrument plus the change in the fair value of the conversion derivative as a result of the change is greater than 10%, the change should be treated as significant and the debt is considered extinguished. The Company has concluded that the change in conversion price from $2.30 to $0.95 of a portion of the outstanding Debenture does not constitute an extinguishment of that debt.

The fair value of the derivative for contractual default provisions was determined by taking the monthly amortization schedule, and multiplying the result by the contractual penalty of 120%. The present value of this penalty was then adjusted by the estimated probability of default for each valuation date.

The fair value of the derivative for the investors’ option to provide future financing was determined using a Black Scholes Option Pricing Model with the following inputs: (1) The stock and exercise price was based on the maximum amount of additional investment of $125,000. (2) Volatility of 2% was based on the historical volatility of government and high yield bond indices. (3) Risk-free rate of 4.71% was based on Treasury notes. (4) Time to maturity was based upon the six month option period. The value of this option at the year end was found to approximate to zero.

The fair value of the derivative asset related to the Company’s right to force conversion was based upon a binomial option pricing model with the following inputs: (1) closing stock price at the valuation date of $0.69, (2) exercise price of $4.60 per share which is required for the forced conversion, (3) volatility based upon the Company’s stock trading of 173%, (4) Treasury note rate with terms commensurate with the remaining term of the Notes of 4.71%, and (5) duration of the note as an amortizing debenture of approximately 0.80 years based upon present values.

During the three and nine months ended September 30, 2006, an increase in the fair value of the embedded derivative amounts of approximately $1,500,000 and a decrease of $2,000,000 respectively were recorded through results of operations as Adjustment to Fair Value of Derivatives.

During the three and nine months ended September 30, 2006, the Company recorded approximately $2,500,000 and $7,200,000 respectively as Interest Expense for amortization of discounts for original issue discount, discount for warrant derivative, and other embedded derivatives identified above.

In connection with this financing, we paid cash fees to a broker-dealer of $1,065,000 and issued a warrant to purchase 1,162,239 shares of Common Stock at an exercise price of $2.53 per share. The initial fair value of the warrant was estimated at approximately $1,379,000 using the Black Scholes pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 64%, (3) risk-free interest rate of 3.99%, and (4) expected life of 5 years. Cash fees paid, and the initial fair value of the warrant, have been capitalized as debt issuance costs and are being amortized over 36 months under the effective interest rate method. Interest expense for the three months ended September 30, 2006 was approximately $207,000.

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

4.                 CONVERTIBLE DEBENTURES—2005 (Continued)

The following table summarizes the 2005 Convertible Debentures and embedded derivatives outstanding at September 30, 2006:

Convertible debentures at $2.30 at face	$11,775,412
Convertible debentures at $0.95 at face	3,139,493
Convertible debentures at face	14,914,905
Discounts on debentures:
Original issue discount	(1,756,270)
Conversion feature derivative	(2,868,883)
Warrant derivative	(2,251,840)
Other derivatives	(109,488)
Net convertible debentures	7,928,424
Embedded derivatives	4,212,913
Convertible debentures and embedded derivatives	12,141,337
Less current portion	(7,253,508)
Convertible debentures and embedded derivatives- long term	$4,887,829

5.                 WARRANT DERIVATIVES

As described more fully in Note 4—Convertible Debentures - 2005, the provisions of our convertible debenture financing completed in September 2005 permit the Company to make its monthly redemption in shares rather than cash upon satisfaction of certain conditions. Under the terms of the debenture agreement, the price per share is variable dependent upon the actual closing price of the Company’s common stock. Accordingly, the total number of shares to retire outstanding principal is variable and the Company can not be assured that there are adequate authorized shares to settle all contractual obligations under the debenture agreement, and other option and warrant agreements outstanding.

Accordingly, in accordance with the provisions of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock” the Company has reviewed all instruments previously recorded as permanent equity under EITF 00-19 which are described in detail in Note 7—Stockholders’ Equity Transactions. As of September 15, 2005, the closing date of the convertible debenture financing, a $25,600,000 increase in the fair value of instruments previously recorded as permanent equity with a value of zero was recorded based upon fair values computed under a Black Scholes model with the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 64%, (3) risk-free interest rate of approximately 3.90%, and (4) expected life and exercise prices consistent with each individual instrument.

The accumulated fair value of these and other instruments at September 15, 2005 of approximately $27,700,000, after the increase to fair value described above, was reclassified from equity to Warrant Derivative liability in accordance with the requirements of EITF 00-19.

At September 30, 2006, the fair value of each instrument was again computed under a Black Scholes model with the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 173%, (3) risk-

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

5.      WARRANT DERIVATIVES (Continued)

free interest rate of approximately 4.81%, and (4) expected life and exercise prices consistent with each individual instrument. These calculations resulted in an aggregate value of derivative instruments of approximately $8,300,000. As a result, for the three and nine months ended September 30, 2006 the Company recorded approximately $2,000,000 as a debit and $16,700,000 as a credit to Adjustment to Fair Value of Derivatives respectively.

Of the total proceeds from the issuance of the 2005 debentures as more fully described in Note 4, approximately $5,700,000 was initially allocated to the freestanding warrants associated with the debentures based upon the fair value of the Warrants. The assumptions used in the Black Scholes model for determining the initial fair value of the warrants were as follows: (1) dividend yield of 0%; (2) expected volatility of 64%, (3) risk-free interest rate of 3.99%, and (4) expected life of 5 years. In accordance with FAS 133 “Accounting for Derivative Instruments and Hedging Activities”, EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock” and EITF 05-04 “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19”, the amounts allocated to the warrant represent a derivative liability that has been recorded in the accompanying balance sheets.

Of the total proceeds from the issuance of the 2006 debentures as more fully described in Note 3, approximately $3,000,000 was initially allocated to the freestanding warrants associated with the debentures based upon the fair value of the Warrants. The assumptions used in the Black Scholes model for determining the initial fair value of the warrants were as follows: (1) dividend yield of 0%; (2) expected volatility of 173%, (3) risk-free interest rate of 4.75%, and (4) expected life of 5 years. In accordance with FAS 133 “Accounting for Derivative Instruments and Hedging Activities”, EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock” and EITF 05-04 “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19”, the amounts allocated to the warrant represent a derivative liability that has been recorded in the accompanying balance sheets.

The carrying value of outstanding warrant derivatives from the 2005 debentures were adjusted to their fair value at August 23, 2006 of approximately $8,000,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 167%, (3) risk-free interest rate of 4.81%, and (4) expected remaining life of 4.0 years. This resulted in an increase in the fair value of the warrant liability of approximately $1,500,000 which was recorded through results of operations as a debit to adjustments to fair value of securities. The outstanding derivatives after the repricing and exercise were then adjusted to their fair value at August 24, 2006 of approximately $3,500,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 167%, (3) risk-free interest rate of 4.81%, and (4) expected remaining life of 4.0 years. This resulted in an increase in the fair value of the warrant liability of approximately $2,000,000 which was recorded through results of operations as a debit to charges related repricing and issuance of warrants.

The carrying value of outstanding warrant derivatives from the January 2005 Preferred financing were adjusted to their fair value at August 23, 2006 of approximately $9,400,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 167%, (3) risk-free interest rate of

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

5.      WARRANT DERIVATIVES (Continued)

4.91%, and (4) expected remaining life of 1.25 years. This resulted in an increase in the fair value of the warrant liability of approximately $6,200,000 which was recorded through results of operations as a debit to Adjustment to Fair Value of Derivatives. On August 24, 2006, the Company’s Board of Directors agreed to reprice these warrants to $0.95 per share and to extend the life of the warrants by one year. The outstanding derivatives after the repricing were then adjusted to their fair value at August 24, 2006 of approximately $7,100,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 167%, (3) risk-free interest rate of 4.91%, and (4) expected remaining life of 2.25 years. This resulted in a decrease in the fair value of the warrant liability of approximately $200,000 which was recorded through results of operations as a credit to charges related to repricing and issuance of warrants.

The fair value of warrants exercised at August 24, 2006 was recorded as equity in Additional Paid in Capital. The fair value of replacement warrants issued to warrant holders who exercised their rights on August 24, 2006 , which aggregated approximately $6,900,000, was calculated based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 167%, (3) risk-free interest rate of 4.81%, and (4) expected remaining life of 5.0 years.

The carrying value of the remaining 2005 debenture warrant derivatives at September 30, 2006 has been adjusted to reflect fair value of approximately $1,500,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 173%, (3) risk-free interest rate of 4.62%, and (4) expected remaining life of 3.75 years. This resulted in an additional decrease in the fair value of the warrant derivative liability of approximately $2,000,000 which was recorded through results of operations as a credit to Adjustment to Fair Value of Derivatives, bringing the total adjustment to approximately $4,900,000 for the three months ended September 30, 2006.

The carrying value of the replacement warrant derivatives at September 30, 2006 has been adjusted to reflect “fair value” of approximately $2,900,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0% (2) expected volatility of 173%, (3) risk-free interest rate of 4.62%, and (4) expected remaining life of 3.75 years. This resulted in a decrease in the fair value of the warrant derivative liability of approximately $4,000,000 which  was recorded as a debit to Adjustment to Fair Value of Derivatives in the results of operations for the three months ended September 30, 2006.

The carrying value of the January 2005 financing  warrant derivatives at September 30, 2006 have been adjusted to reflect fair value of approximately $2,800,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 173%, (3) risk-free interest rate of 4.62%, and (4) expected remaining life of 3.75 years. This resulted in an additional decrease in the fair value of the warrant derivative liability of approximately $4,300,000 which was recorded through results of operations as a credit to Adjustment to Fair Value of Derivatives.

6.                 ADJUSTMENTS TO FAIR VALUE OF DERIVATIVES

The Company records adjustments to various derivative liabilities described more fully in Note 3—Convertible Debentures 2006, Note 4—Convertible Debentures 2005 and Note 5—Warrant Derivatives. As more fully described in Note 3, the Company entered into a Securities Purchase Agreement on

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

6.                 ADJUSTMENTS TO FAIR VALUE OF DERIVATIVES (Continued)

September 6, 2006, and repriced certain warrant derivatives as described in Note 5 which resulted in adjustments to fair value of derivatives.

The following table summarizes the components of the Adjustment to Fair Value of Derivatives which were recorded as charges to results of operations in the quarter ended September 30, 2006. The table summarizes by category of derivative liability the impact from market changes during the quarter, impact of additional investments and repricing and exercise of certain warrants.

	Impact of Additional Investment 9.6.06	“Market” Fair Value Adjustment	Total Fair Value Adjustment
PIPE Hybrid instrument September, 2006	$—	$(2,510,466)	$(2,510,466)
Embedded PIPE derivatives September, 2005	(18,281)	233,042	214,761
Embedded derivatives—NP Other	(128,216)	(2,930)	(131,146)
Warrants PIPE September, 2005	—	4,858,960	4,858,960
Other Warrant derivatives	2,213,326	429,952	2,643,278
	$2,066,829	$3,008,558	$5,075,387

7.                 STOCKHOLDERS’ EQUITY TRANSACTIONS

We are authorized to issue two classes of capital stock, to be designated, respectively, Preferred Stock and Common Stock. As of September 30, 2006, the total number of shares of Preferred Stock we are authorized to issue is 50,000,000, par value $0.001 per share. As of September 30, 2006, the total number of shares of Common Stock we are authorized to issue is 100,000,000, par value $0.001 per share. We had no Preferred Stock outstanding as of September 30, 2006. We had 33,414,516 shares of Common Stock outstanding as of September 30, 2006.

In August 2006, the Company issued 780,000 shares of Common Stock to employees. These shares are fully vested at issuance and are valued at fair market price on date of grant of $0.28.

In August 2006, the Company issued 1,050,000 fully vested warrants to purchase common stock at $2.54 per share with a term of three years in connection with consulting services provided during the quarter. The warrants were valued at approximately $174,000 using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 167%, (3) risk-free interest rate of 4.80%, and (4) expected life of 3.0 years. This warrant is classified as a warrant derivative.

In July 2006, the Company issued 44,216 fully vested shares of Common Stock to Alan Shapiro in consideration for service on the Company’s Board of Directors and Audit Committee. These shares are valued at market price on date of grant.

In April 2006, the Company issued 320,000 fully vested warrants to purchase common stock at $2.54 per share with a term of five years in connection with consulting services provided during the quarter. The warrants were valued at approximately $82,000 using the Black Scholes pricing model with the following

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

7.                 STOCKHOLDERS’ EQUITY TRANSACTIONS (Continued)

assumptions: (1) dividend yield of 0%, (2) expected volatility of 78%, (3) risk-free interest rate of 5.10%, and (4) expected life of 5.0 years. This warrant is classified as a warrant derivative.

In March 2006, the Company issued 250,000 fully vested warrants to purchase common stock at $2.54 per share with a term of three and a half years in connection with consulting services provided during the quarter. The warrants were valued at $156,894, using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 74%, (3) risk-free interest rate of 4.82%, and (4) expected life of 3.5 years. This warrant is classified as a warrant derivative.

8.                 OPTIONS OUTSTANDING

Stock Plans

On August 12, 2004, ACT’s Board of Directors approved the establishment of the 2004 Stock Option Plan (the “2004 Stock Plan”). Stockholder approval was received on December 13, 2004. The total number of common shares available for grant and issuance under the plan may not exceed 2,800,000 shares, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the Board of Directors or a committee established by the Board of Directors. At September 30, 2006, ACT had granted 2,604,000 common share purchase options under the plan.

On December 13, 2004, ACT’s Board of Directors and stockholders approved the establishment of the 2004 Stock Option Plan II (the “2004 Stock Plan II”). The total number of common shares available for grant and issuance under the plan may not exceed 1,301,161 shares, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the Board of Directors or a committee established by the Board of Directors. At September 30, 2006, ACT had granted 1,301,161 common share purchase options under the plan.

On January 31, 2005, the Company’s Board of Directors approved the establishment of the 2005 Stock Incentive Plan (the “2005 Plan”), subject to approval of our shareholders. The total number of common shares available for grant and issuance under the plan may not exceed 9 million shares, plus an annual increase on the first day of each of the Company’s fiscal years beginning in 2006 equal to 5% of the number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the Board of Directors or a committee established by the Board of Directors.

Pursuant to the 2005 Plan, on August 18, 2006, the term of existing common stock purchase options to an employee was changed, resulting in a remeasurement of the fair value of those options. The options granted have an exercise price of $0.85 and $2.20 per share, the market price of the Company’s stock on the date of grant. The fair value of the options was estimated at approximately $39,000 using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 93%, (3) risk-free interest rate of 4.59%, and

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

8.      OPTIONS OUTSTANDING (Continued)

(4) expected life of 6 years. The fair value was treated in accordance with FAS 123(R) and is being amortized over a period of four years. Since the Company vests options on the graded method, the fair value is amortized on a straight line basis which approximates the vesting schedule.

Pursuant to the 2005 Plan, on July 11, 2006, we granted 90,000 common stock purchase options to employees and directors. The options granted have an exercise price of $0.35 per share, the market price of the Company’s stock on the date of grant. Employee options vest monthly over a period of  four years and director options were fully vested upon issue. The fair value of the options was estimated at $18,128 using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%, (2) expected volatility of 172%, (3) risk-free interest rate of 5.10%, and (4) expected life of 4 years. The fair value was treated in accordance with FAS 123(R) and is being amortized over a period of four years. Since the Company vests options on the graded method, the fair value is amortized on a straight line basis which approximates the vesting schedule.

Pursuant to the 2005 Plan, on April 20, 2006, we granted 235,000 common stock purchase options to employees and directors. The options granted have an exercise price of $1.35 per share, the market price of the Company’s stock on the date of grant. Employee options vest monthly over a period of four years and director options were fully vested upon issue. The fair value of the options was estimated at $89,343 using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%, (2) expected volatility of 78%, (3) risk-free interest rate of 5.10%, and (4) expected life of 6 years. The fair value was treated in accordance with FAS 123(R) and is being amortized over a period of four years. Since the Company vests options on the graded method, the fair value is amortized on a straight line basis which approximates the vesting schedule.

Pursuant to the 2005 Plan, on January 26, 2006, we granted 230,000 common stock purchase options to employees and directors. The options granted have an exercise price of $2.04 per share, the market price of the Company’s stock on the date of grant. Employee options vest monthly over a period of four years and director options were fully vested upon issue. The fair value of the options was estimated at $314,328 using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%, (2) expected volatility of 74%, (3) risk-free interest rate of 4.38%, and (4) expected life of 6 years. The fair value was treated in accordance with FAS 123(R) and is being amortized over a period of four years. Since the Company vests options on the graded method, the fair value is amortized on a straight line basis which approximates the vesting schedule.

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

8.      OPTIONS OUTSTANDING (Continued)

The assumptions used in the Black Scholes models referred to above are based upon the following data: (1) Expected dividends on the underlying shares over the remaining term of the option are based upon historical dividend data. (2) The expected volatility of the price of the underlying shares over the expected term of the option is based upon historical share price data. (3) The expected term of the option is estimated by considering the contractual term of the option, the vesting period of the option, the employees’ expected exercise behavior and the post-vesting employee turnover rate.

	Shares Available For Grant	Stock Options Outstanding	Price Per Share	Weighted Average Exercise Price	Weighted Average Life
Balance at December 31, 2005	285,269	12,703,809	$0.05 - $2.48	$0.76	8.7 years
Annual increase pursuant to plan	1,172,035	—	—	—	—
Options granted	(230,000)	230,000	$2.04	$2.04	9.0 years
Options granted	(235,000)	235,000	$0.65	$0.65	9.0 years
Options granted	(90,000)	90,000	$0.35	$0.35	10.0 years
Options exercised	—	(20,000)	$0.05	$0.05	—
Options exercised	—	(6,000)	$0.85	$0.85	—
Options forfeited	415,833	(415,833)	$.85 - $2.20	$1.50	9.0 years
Stock awards	(780,000)	780,000	—	—	—
Balance at September 30, 2006	538,137	13,596,976	$0.05 - $2.48	$0.71	8.2 years

Aggregate option activity for the 2004 and 2005 stock option plans is as follows:

As of September 30, 2006 and December 31, 2005, there were 6,525,004 and 6,320,961 exercisable options outstanding at a weighted average exercise price per share of $0.61 and $0.57, respectively, and with a weighted average life of 8.40 years and 9.02 years respectively. During the period, 415,833 options were forfeited. Options exercised during the period had no intrinsic value. The aggregate intrinsic value of all options vested and expected to vest is approximately $1.3 million. All fully vested options in the Company are exercisable.

During the period, 415,833 options were forfeited.

Options exercised during the period had no intrinsic value. The aggregate intrinsic value of all options vested and expected to vest is approximately $1.3 million. All fully vested options in the Company are exercisable.

The fair value of all options vested during the year ended December 2005 and the nine months ended September 30, 2006 was $505,180 and $452,319 respectively.

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

8.                 OPTIONS OUTSTANDING (Continued)

The following table illustrates the effect on net income and earnings per share for the period ended September 30, 2005 if the Company had applied the fair value recognition provisions of FAS 123 to options granted under the company’s stock option plans in all periods presented. For purposes of this pro forma disclosure, the value of the options is estimated using a Black Scholes calculation and amortized to expense over the options’ vesting periods.

	For the Three Months Ended September 30, 2005	For the Nine Months Ended September 30, 2005
Net loss as reported	$(2,310,607)	$(5,951,954)
Current period expense calculated under APB 25	—	—
Stock compensation calculated under FAS 123	(341,107)	(416,046)
Pro forma net loss	$(2,651,714)	$(6,368,000)
Basic and diluted historical loss per share	$(0.10)	$(0.26)
Pro forma basic and diluted loss per share	$(0.11)	$(0.27)

The above pro forma disclosures are provided for 2005 because employee stock options were not accounted for using the fair-value method during that period.

For the three and nine months ended September 30, 2006, a charge of approximately $46,000 and $133,000 respectively was recorded through results of operations as Research and Development expense related to share based compensation. For the three and nine months ended September 30, 2006, a charge of approximately $30,000 and $128,000 respectively was recorded through results of operations as General and Administrative expense related to share based compensation. These amounts were calculated using a pre-vesting forfeiture rate of 13%, based on historical employee turnover and forfeiture data.

A summary of the status of unvested employee stock options as of September 30, 2006 and changes during the period then ended, is presented below:

	Options	Weighted Average Grant Date Fair Value Per Share
Unvested at December 31, 2005	5,489,041	$0.19
Granted	555,000	$0.75
Vested	(1,778,207)	$0.25
Unvested at September 30, 2006	4,265,834	$0.24

As of September 30, 2006, the total remaining unrecognized compensation cost related to unvested stock options amounted to $1.0 million, which will be amortized over the weighted-average remaining requisite service period of four years.

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

9.                 ACT GROUP SETTLEMENT

On September 14, 2005, we entered into a Settlement Agreement (“Settlement Agreement”) with Gary D. Aronson and John S. Gorton (“Plaintiffs”) and our majority shareholder, A.C.T. Group, Inc., a Delaware corporation that has since filed a certificate of dissolution in the state of Delaware (“ACT Group”), Advanced Cell, Inc., a Delaware Corporation, Michael D. West, Gunnar L. Engstrom, William M. Caldwell, IV, Anthem Venture Partners and Greg Bonfiglio (referred to collectively with the Company as the “Defendants”). The Settlement Agreement resolved certain disputes relating to the litigation entitled Gary D. Aronson and John Gorton v. A.C.T. Group, Inc., Advanced Cell Technology, Inc., Michael D. West, and Gunnar L. Engstrom which was pending in Commonwealth of Massachusetts Superior Court, Worcester, C.A. No. 040523B and two companion Contempt Complaints filed by the Plaintiffs against certain of the Defendants, including the Company. The Settlement Agreement extinguished in full ACT Group’s obligations and indebtedness to Plaintiffs, and Plaintiffs dismissed pending claims and actions.

We analyzed the $600,000 of convertible promissory notes payable and related warrants issued by the Company in connection with this settlement, and determined that the warrants should be recorded as free standing warrant derivative liabilities, and the conversion option and anti-dilution provisions represent embedded derivative instruments under the provisions of FAS 133, “Accounting for Derivative Instruments and Hedging Activities”. Accordingly, we separately valued these instruments and recorded discounts offsetting Notes Payable—Other.

In August 2006, we repaid in full the convertible promissory notes payable. This cash payment, along with accrued interest and costs, resulted in payment in full of the outstanding notes payable balances and in a loss on extinguishment of  approximately $263,000. As a result of repaying in full the outstanding notes payable, the fair value of the embedded derivative for the conversion option of approximately $14,000 was charged to Adjustment to Fair Value of Derivatives.

In September 2006, the Company received notice of exercise of the warrants issued as part of the Settlement Agreement noted above. In accordance with anti-dilution provisions in the warrant and the issuance of 2006 convertible debentures described in Note 3, the exercise resulted in issuance of approximately 3,200,000 shares of common stock as more fully described in Note 13—Subsequent Events. The warrants were adjusted to their fair value at September 5, 2006 of approximately $185,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 175%, (3) risk-free interest rate of 4.71%, and (4) expected remaining life of 2.6 years. This resulted in an increase in the fair value of the warrant liability of approximately $18,000 which was recorded through results of operations as a debit to Adjustment to Fair Value of Derivatives. Upon receipt of notice of exercise of the warrants, the warrant liability was extinguished and a liability was recorded to recognize the stock due to the holders of the warrants. As explained below in Note 13—Subsequent Events, the stock was delivered to the holders of these warrants on October 3, 2006 and the liability was then taken to equity.

The fair value of the shares issued is recorded in accrued expenses and will be recorded as equity in October 2006 after shares have been issued. The embedded derivatives for anti-dilution protection were adjusted to their “fair value” at September 5, 2006 of approximately $114,000 based upon a Binomial Pricing Model. This resulted in an increase in the fair value of the derivative value of approximately

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

9.      ACT GROUP SETTLEMENT (Continued)

$18,000 which was recorded through results of operations as a debit to Adjustment to Fair Value of Derivatives. The embedded derivatives for anti-dilution proctection were adjusted to their “fair value” at September 5, 2006 of $0 based upon a Binomial Pricing Option. This resulted in a decrease in the fair value of the derivative value of approximately $114,000 which was recorded through results of operations as a credit to Adjustment to Fair Value of Derivatives.

10.          LEGAL PROCEEDINGS

University of Massachusetts and Advanced Cell Technology, Inc. v. Roslin Institute (Edinburgh), Geron Corporation and Exeter Life Sciences, Inc., U.S. District Court for the District of Columbia. We filed an action on February 18, 2005 in the U.S. District Court for the District of Columbia. We brought this action under 35 U.S.C. 146 to reverse the decision of the Board of Patent Appeals and Interferences regarding a patent to a method of cloning non-human animals. The patent, U.S. Patent No. 5,945,577, is licensed by the University of Massachusetts exclusively to us.

University of Massachusetts and Advanced Cell Technology, Inc. v. Roslin Institute (Edinburgh), Geron Corporation and Exeter Life Sciences, Inc., U.S. District Court for the District of Columbia. We filed an action on April 7, 2005 in the U.S. District Court for the District of Columbia. We brought this action under 35 U.S.C. 146 to reverse the decision of the Board of Patent Appeals and Interferences regarding a patent to a method of creating embryonic stem cells. The patent, U.S. Patent No. 6,235,970, is licensed by the University of Massachusetts exclusively to us. The parties have engaged in discovery and are awaiting a ruling from the court on the scope of permissible discovery. The parties are actively engaged in settlement discussions. Adverse determinations in this proceeding would likely have a materially adverse effect on our business.

On August 30, 2006, the Company entered into a License and Settlement Agreement between the Company, the University of Massachusetts (the “University”) and Start Licensing, Inc. (“Start”) relating to the settlement of the patent interference actions most recently described above (“Geron-Related Proceedings”). The terms of the License and Settlement Agreement include an initial payment to the Company of $500,000 and milestone payments to the Company of up to $750,000. In addition, Start, Geron Corporation and Roslin Institute (“Roslin”) each agree not to sue the Company under certain patent applications owned by Roslin. In exchange, the Company and the University agreed to dismiss their appeal in the Geron-Related Proceedings with prejudice, transfer control of related University patents to Start and pay certain legal fees. Under the terms of the settlement agreement, the Company retained its rights under the University patents in the human field.

University of Massachusetts v. James M. Robl and Phillippe Collas, Massachusetts Superior Court (Suffolk County). The University of Massachusetts, referred to as UMass, filed a complaint on February 22, 2004 in the Superior Court (Suffolk County) for the Commonwealth of Massachusetts. A decision adverse to UMass in this litigation could have had a materially adverse effect on our business. The complaint alleged the misappropriation by the defendants of valuable inventions in the fields of animal cloning and cell reprogramming, made by the defendants at UMass and with UMass support, that are exclusively licensed to ACT by UMass. The complaint included counts for declaratory judgment, breach of

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

10.   LEGAL PROCEEDINGS (Continued)

contract seeking specific performance, injunctive relief and damages, intentional interference with contract and prospective contractual relations, conversion, breach of duty, and breach of the covenant of good faith and fair dealing. During 2006, the Company successfully intervened in the litigation to protect its interests.

In order to withdraw its intervention and to settle the above-referenced litigation, on May 9, 2006, the Company entered into two licensing agreements with Kirin Brewery Company, Ltd. and certain of its subsidiaries, including Kirin SD, Inc. (collectively, “Kirin”). The Company entered into a non-exclusive, non-royalty bearing and fully paid license with Kirin. Pursuant to that license the Company has granted Kirin the use of specified intellectual property for use in connection with the development of polyclonal antibodies in non-human mammals. Additionally, the Company entered into an exclusive license with Kirin. Pursuant to that license, the Company has obtained exclusive rights from Kirin to important intellectual property that is directed at methods for the reprogramming of cells for use in connection with the research, development and sale of therapeutic and diagnostic human cell products. The terms of this royalty-bearing license include an initial payment and royalty payments based upon a percentage of net sales, with minimum royalties commencing in 2006. As a result of this transaction, the Company agreed to withdraw its intervention in this case and agreed to a settlement of the matters related to this litigation.

11.          COMMITMENTS AND CONTINGENCIES

We are a party to a license agreement with the University of Massachusetts, as amended from time to time (the “UMass License”). Under the UMass License, we were granted certain exclusive rights to license and sublicense certain products and services invented as part of the collaborative effort. The term of the UMass License extends to the expiration of the related patents, currently 2021. We are required to pay royalties ranging from 2.5% to 4.5% of net sales of licensed products and services, as defined. Minimum royalties of $45,000 per year must be paid to UMass. For 2005 and 2004, we have paid only the minimum royalty required. Additionally, we are required to pay sublicense fees of 18% for sublicense income, as defined. We are required to spend a minimum annual amount of $200,000 on research and development.

In May 2006 we entered into exclusive and non-exclusive sublicense agreements with a company whereby we are the licensee of certain of their technology and intellectual property for a cash payment of $300,000. The agreement requires we pay minimum annual royalties of $25,000 per annum for 2006, $37,500 for 2007 and $50,000 each year thereafter through the term of the agreement. The initial license fees paid have been capitalized and will be amortized over the life of the underlying intellectual property, estimated to be approximately ten years.

In March 2006 we entered into an exclusive sublicense agreement with TranXenoGen, Inc. whereby we are the exclusive licensee of certain of TranXenoGen’s technology and intellectual property. Pursuant to this agreement we issued 163,399 shares of common stock with a fair value of approximately $239,000 and made a cash payment during the quarter of $140,000. We had previously paid $20,000 as an option payment related to the TranXenoGen technology. The total value paid for this license agreement of $399,000 has been capitalized and will be amortized over the life of the underlying intellectual property, estimated to be approximately seven years.

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

11.   COMMITMENTS AND CONTINGENCIES (Continued)

During 2004, we entered into license agreements with two parties, the terms of which provide for the initial payment of the license fee through an aggregate of six promissory notes totaling $1,400,000. The notes mature as follows: $333,333 on December 1, 2005; $666,667 on December 1, 2006; and $400,000 on June 1, 2007. There is no stated interest rate for $1,000,000 of notes, the remaining $400,000 bear interest at 10% per year, but only if the notes are not paid at maturity. Because of the uncertainty of the ultimate collection of the principal amount of the notes, they have not been recorded in the financial statements and will not be recorded until their collectibility is reasonable assured.

The Company entered into a lease for office and laboratory space in Massachusetts commencing December 2004 and expiring April 2010 and for office space in California commencing November 2005 and expiring May 2008. Annual minimum lease payments are as follows:

2006	$272,774
2007	568,509
2008	386,311
2009	246,146
2010	83,400

During 2005, the Company entered into a lease for laboratory equipment commencing November 29, 2005 and expiring May 31, 2008. Annual minimum lease payments are as follows:

2006	$43,986
2007	87,972
2008	36,655
168,613
Imputed interest	(22,581)
Net asset value	146,032
Less current portion	(77,584)
Long-term commitment under capital lease	$68,448

Rent expense recorded in the financial statements for the nine month periods ended September 30, 2006 and 2005 was approximately $577,000 and $367,000, respectively.

We have entered into employment contracts with certain executives and research personnel. The contracts provide for salaries, bonuses and stock option grants, along with other employee benefits. The employment contracts generally have no set term and can be terminated by either party. There is a provision for payments of three months to one year of annual salary as severance if we terminate a contract without cause, along with the acceleration of certain unvested stock option grants.

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

12.          GAIN ON SALE OF ASSET

In May 2006, the Company sold a minority interest it owned in an entity for cash proceeds of approximately $767,000, resulting in a Gain on Sale of Asset as the Company had no asset value recorded for its investment. As part of this sale, the Company entered into a series of agreements that resolved certain legal matters described more fully in Note 10—Legal Proceedings under University of Massachusetts v. James M. Robl and Phillippe Collas and the case was dismissed.

13.          SUBSEQUENT EVENTS

In October and November 2006, the Company made its monthly redemptions of convertible debentures described in Note 3. The terms of the agreement provide for payment in cash, or company stock under certain circumstances. In connection with the October redemption, the Company paid cash of approximately $470,000 and issued approximately 431,000 shares of common stock.

At September 30, 2006, approximately 99,000 of the shares related to the October redemption had been preliminarily issued by the transfer agent in accordance with the terms of the debenture agreement. Such shares are not reflected as issued and outstanding by the company prior to finalizing share and cash payments in connection with the redemption in October 2006. In connection with the November redemption, the Company paid cash of approximately $255,000 and issued approximately 727,000 shares.

In October 2006, the Company issued approximately 3,200,000 shares due to holders of warrants which were exercised in September 2006.

On October 13, 2006, the Company had a shareholders meeting at which shareholders approved increasing the authorized share count from 100 million to 500 million shares of common stock.

In January 2007, the Company announced an amendment to the Company’s Amortizing Convertible Debentures and Common Stock Purchase Warrants issued under the Securities Purchase Agreement dated as of September 15, 2005 (“2005 Debenture Financing”) and to the Company’s Amortizing Convertible Debentures and Common Stock Purchase Warrants issued under the Securities Purchase Agreement dated as of August 30, 2006 (“2006 Debenture Financing”). The amendments contain the basic terms described below.

2005 Debenture Financing Amendment.   The transaction documents associated with the 2005 Debenture Financing are amended in the following material respects:

•       The conversion price of the debentures has been reset to $0.90.

•       The exercise price of the warrants has been reset to $0.95.

•       The debentures have been amended to give the Company the right to pay mandatory monthly redemptions in registered shares (or shares of Common Stock eligible for immediate resale under Rule 144) or cash, in the Company’s discretion.

•       The Registration Rights Agreement has been amended so as to limit the number of shares of Common Stock required to be registered to an amount not in excess of the limits imposed by the Securities and Exchange Commission’s application of Rule 415.

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
September 30, 2006
(UNAUDITED)

13.          SUBSEQUENT EVENTS (Continued)

2006 Debenture Financing Amendment.   The transaction documents associated with the 2006 Debenture Financing will be amended in the following respects:

•       The commencement of monthly redemptions has been deferred until September 7, 2007.

•       The Company has been authorized to withdraw its pending Registration Statement, subject to satisfaction of the provisions of the amended Registration Rights Agreement described immediately below.

•       The Registration Rights Agreement has been amended as follows: (a) to require the filing of an initial Registration Statement by the later of the 10th trading day following the effective date of the Amendment, or January 19, 2007; (b) the number of shares of Common Stock required to be registered is limited to an amount not in excess of the limits imposed by the Securities and Exchange Commission’s application of Rule 415.

•       The Company has covenanted to limit cash expenditures to an amount not in excess of $1.3 million per calendar month, subject to certain specified exceptions.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of Advanced Cell Technology, Inc.
Alameda, California

We have audited the accompanying consolidated balance sheet of Advanced Cell Technology, Inc. as of December 31, 2005 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the two year period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Advanced Cell Technology, Inc. as of December 31, 2005 and the results of their operations and their cash flows for the two year period then ended, in conformity with accounting principles generally accepted in the United States of America.

Stonefield Josephson, Inc.
Certified Public Accountants
Los Angeles, California
March 22, 2006

ADVANCED CELL TECHNOLOGY, INC
CONSOLIDATED BALANCE SHEET

December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$13,857,901
Accounts receivable, net of allowance for doubtful accounts of $636,399	134,876
Prepaid expenses	173,040
Deferred royalty fees, current portion	119,763
Total current assets	14,285,580
Property and equipment, net	807,411
Deferred royalty fees, less current portion	598,811
Deposits	105,192
Debt issuance costs, net of amortization of $207,029	2,277,322
Total assets	$18,074,316
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,113,983
Accrued expenses	1,251,946
Deferred revenue, current portion	332,508
Interest payable	87,083
Advances payable—other	130,000
Convertible Debenture and embedded derivatives, net of discounts of $5,312,858	5,144,896
Notes payable—other and capital leases, net of discounts of $314,456	858,103
Total current liabilities	9,918,519
Convertible Debenture and embedded derivatives, less current portion and net of discounts of $9,297,501	9,003,569
Warrant derivatives	30,994,491
Capital leases net of current portion	109,924
Deferred revenue, net of current portion	1,662,542
Total liabilities	51,689,045
Stockholders’ deficit
Common stock, $0.001 par value; 100,000,000 shares authorized, 23,440,695 shares issued and outstanding	23,441
Additional paid-in capital	(10,463,008)
Deferred compensation	(21,585)
Accumulated deficit	(23,153,577)
Total stockholders’ deficit	(33,614,729)
Total liabilities and stockholders’ deficit	$18,074,316

The accompanying notes are an integral part of these consolidated financial statements.

ADVANCED CELL TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	December 31,
	2005	2004
Revenue:
License fees and royalties	$395,007	$805,987
Cost of revenue	181,822	210,059
Gross profit	213,185	595,928
Operating expenses:
Research and development	2,606,372	1,073,351
Grant reimbursements	(741,598)	(229,609)
General and administrative	9,304,482	2,332,314
Total operating expenses	11,169,256	3,176,056
Loss from operations	(10,956,071)	(2,580,128)
Other income (expense):
Interest income	200,876	—
Other Income	—	146,873
Gain on settlement of debt	1,052,814	149,205
Financing cost	—	(50,983)
Interest expense and late fees	(3,590,686)	(83,626)
Interest expense—stockholder	(60,000)	(120,000)
Adjustments to fair value of derivatives	3,959,289	—
Total other income	1,562,293	41,469
Net loss	$(9,393,778)	$(2,538,659)
Net loss per share, basic and diluted	$(0.43)	$(0.30)
Weighted average shares outstanding, basic and diluted	22,005,978	8,325,883

The accompanying notes are an integral part of these consolidated financial statements.

ADVANCED CELL TECHNOLOGY, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
FOR THE TWO YEARS ENDED DECEMBER 31, 2005

	Preferred Stock		Common Stock		Additional Paid-In	Deferred	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	Equity/(Deficit)
Balance at December 31, 2003	—	$—	8,325,883	$8,326	$6,157,971	$—	$(11,221,140)	$(5,054,843)
Warrants issued	—	—	—	—	983	—	—	983
Net loss to December 31, 2004	—	—	—	—	—	—	(2,538,659)	(2,538,659)
Balance at December 31, 2004	—	—	8,325,883	8,326	6,158,954	—	(13,759,799)	(7,592,519)
Sale of preferred units for cash net of costs of offering of approximately $576,000	9,306,601	9,306	—	—	7,414,765	—	—	7,424,071
Issuance of preferred units for services provided	105,177	105	—	—	89,295	—	—	89,400
Issuance of shares for debt conversion	—	—	616,124	616	523,092	—	—	523,708
Issuance of shares for services	—	—	17,647	18	14,982	—	—	15,000
Issuance of units for offering services	—	—	469,247	469	398,391	—	—	398,860
Conversion of preferred	(9,411,778)	(9,411)	9,411,778	9,411	—	—	—	—
Shares retained by public shareholders	—	—	4,374,007	4,374	5,626	—	—	10,000
Options/warrants issued to consultants	—	—	—	—	1,557,612	(21,585)	—	1,536,027
Shares cancelled	—	—	(353,627)	(353)	(802,556)	—	—	(802,911)
Options Exercised	—	—	124,083	124	7,747	—	—	7,871
Stock based comp					346,644			346,644
Shares issued in settlement of accounts payable	—	—	195,000	195	461,230	—	—	461,425
Warrants issued in connection with ACT Group matters	—	—	—	—	469,966	—	—	469,966
Reclassification of warrants to liabilities					(27,648,789)			(27,648,789)
Issuance of shares to board member	—	—	2,813	3	5,623	—	—	5,626
Issuance of shares for convertible debenture conversion	—	—	167,174	167	534,503	—	—	534,670
Issuance of shares for cashless exercise of warrant	—	—	90,566	91	(91)	—	—	—
Net Loss to December 31, 2005	—	—	—	—	—	—	(9,393,778)	(9,393,778)
Balance at December 31, 2005	—	$—	23,440,695	$23,441	$(10,463,008)	$(21,585)	$(23,153,577)	$(33,614,729)

ADVANCED CELL TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
CHANGE IN CASH AND CASH EQUIVALENTS

	Twelve Months Ended December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,393,778)	$(2,538,659)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	107,388	141,458
Bad debt	51,512	128,684
Amortization of deferred charges	119,762	91,589
Amortization of deferred revenue	(332,507)	(325,987)
Amortization of deferred debt issuance costs	207,029	—
Gain on sale of equipment	—	(146,873)
Gain on settlement of debt	(1,052,814)	(142,627)
Gain on settlement of lease	—	(6,579)
Shares issued for services	15,000	—
Equity instruments issued for compensation	1,696,695	—
Amortization of discounts	3,001,734	—
Change in the value of derivatives	(3,959,289)	—
Non-cash finance cost	—	50,983
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(82,238)	228,303
Prepaid expenses	(141,740)	33,384
Other current assets	—	5,000
Deposits	(87,238)	39,068
Increase (decrease) in:
Accounts payable and accrued expenses	1,432,389	1,084,789
Interest payable	112,644	201,602
Capital Leases	109,924	—
Deferred revenue	—	150,000
Advances to Stockholder	(315,418)	(159,806)
Other advances	—	130,000
Net cash used in operating activities	(8,510,945)	(1,035,671)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equipment	—	158,013
Cash acquired in acquisition	10,000	—
Purchases of property and equipment	(603,735)	(30,381)
Net cash provided by (used) in investing activities	(593,735)	127,632
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from preferred unit subscriptions, net of cost	3,658,930	4,163,999
Proceeds from exercise of warrants	7,871	—
Proceeds from convertible debentures, net of costs	16,203,713	—
Payments on notes and leases	(250,000)	(35,151)
Settlement payment	(332,524)	—
Cash overdraft	(1,409)	1,409
Proceeds from issuance of notes	—	450,000
Net cash provided by (used in) financing activities	19,286,581	4,580,257
Net increase in cash	10,181,901	3,672,218
Cash and cash equivalents, beginning of period	$3,676,000	$3,782
Cash and cash equivalents, end of period	$13,857,901	$3,676,000
Cash paid for:
Interest	$1,247	2,024
Income taxes	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

Supplemental schedule of non-cash financing and investing activities:

During the twelve months ended December 31, 2005:

105,177 Preferred Units, valued at $89,400, were issued in partial settlement of accounts payable.

616,124 shares of common stock, and 306,062 common stock purchase warrants, were issued upon conversion of $500,000 of notes payable and $23,708 of accrued interest.

469,247 shares of common stock, and 234,629 common stock purchase warrants, valued at an aggregate of $398,860, were issued in consideration of services related to the Preferred Unit Offering.

Sale of preferred units for cash net of costs of offering of approximately $576,000 included approximately $379,000 of non cash charges related primarily to Black Scholes values of warrants granted in connection with the financing.

A note for $150,000 was issued as a part of a settlement of a note payable of $339,000 and related accrued interest of $53,675.

Warrants to purchase 422,727 shares of common stock at $2.20 per share were issued in September 2005 related to the settlement of ACT Group matters.

9,411,778 shares of preferred stock converted to 9,411,778 shares of common stock in the Merger.

Approximately 350,000 shares of common stock were retired, and net intercompany amounts of approximately $600,000 due to ACT Group, Inc were extinguished, in final settlement of litigation between ACT Group, Inc and third parties.

Approximately 195,000 shares of common stock were issued in settlement of accounts payable of approximately $1,428,000.

Approximately $195,000 of fixed assets were acquired through a financing arrangement with the Company’s landlord.

Approximately $27,700,000 of warrant derivatives were reclassified from equity to liabilities.

Approximately 2,800 shares of common stock were issued to a director as compensation for board fees.

Convertible debentures with a principal face of $384,500 were converted into 167,174 shares of common stock at $2.30 per share.

The accompanying notes are an integral part of these consolidated financial statements.

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005

1.                 ORGANIZATIONAL MATTERS

Organization

On January 31, 2005, Advanced Cell Technology, Inc. (formerly known as A.C.T. Holdings, Inc.) (the “Company”) completed a Merger with Advanced Cell, Inc. (formerly known as Advanced Cell Technology, Inc.), a Delaware corporation (“ACT”), pursuant to which a wholly-owned subsidiary of the Company merged with and into ACT, with ACT remaining as the surviving corporation and a wholly-owned subsidiary of the Company. Upon the completion of the Merger, the Company ceased all of its pre-Merger operations and adopted the business of ACT.

Prior to the Merger, the Company had minimal business, operations, revenues and assets, and had been involved in an industry entirely unrelated to the business of ACT. Therefore, the acquisition of ACT by the Company represented a complete change in the nature of the Company’s business and operations, and changed the nature of any prior investment in the Company.

The transaction has been accounted for as a recapitalization of ACT, the accounting acquirer. The historical financial statements presented for periods prior to the merger are those of ACT. The consolidated accounts of the Company have been included from January 31, 2005. All comparisons of financial results for periods prior to the Merger are to the financial results of ACT.

On November 18, 2005, a majority of the Company’s stockholders approved the reincorporation of the Company from the state of Nevada to the state of Delaware pursuant to a merger of the Company with and into a newly formed Delaware corporation, followed by a “roll up” merger to combine the operating subsidiary with the Company.

Nature of Business

The Company is a biotechnology company focused on developing and commercializing human stem cell technology in the emerging fields of regenerative medicine and stem cell therapy. Principal activities to date have included obtaining financing, securing operating facilities and conducting research and development. The Company has no therapeutic products currently available for sale and does not expect to have any therapeutic products commercially available for sale for a period of years, if at all. The Company’s ability to continue as a going concern is dependent upon its ability to raise additional capital or reduce operating expenses to ensure that existing cash balances and available finances are adequate to continue operations of the business. Management believes that cash balances, operating plans, and discretionary spending decisions provide adequate alternatives to ensure continuity of the Company as a going concern.

2.                 SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates   These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Specifically, our management has estimated the expected economic life and value of our licensed technology, our net operating loss for tax purposes and our stock, option and warrant expenses related to

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

2.      SIGNIFICANT ACCOUNTING POLICIES (Continued)

compensation to employees and directors, consultants and investment banks. Actual results could differ from those estimates.

Fair Value of Financial Instruments   For certain of our financial instruments, including accounts receivable, account payable, accrued expenses, interest payable, bank overdraft, advances payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturities.

Cash and Equivalents   Cash equivalents are comprised of certain highly liquid investments with maturity of three months or less when purchased. We maintain our cash in bank deposit accounts, which at times, may exceed federally insured limits. We have not experienced any losses in such accounts and are at risk.

Equipment   We record our equipment at historical cost. We expense maintenance and repairs as incurred. Depreciation is provided for on the straight-line method over three to six years. In the case of certain assets acquired under Capital Leases, the assets are recorded net of imputed interest, based upon the net present value of future payments.

Revenue Recognition   Our revenues are generated from license and research agreements with collaborators. Licensing revenue is recognized ratably over the shorter of the life of the license or the estimated economic life of the patents related to the license. Deferred revenue represents the portion of the license and other payments received that has not been earned. Costs associated with the license revenue are deferred and recognized over same term as the revenue. Reimbursements of research expense pursuant to grants are recorded in the period during which collection of the reimbursement becomes assured, because the reimbursements are subject to approval.

Intangible and Long-Lived Assets   We follow SFAS No. 144, “Accounting for Impairment of Disposal of Long-Lived Assets,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying account of fair value less cost to sell. During the years ended December 31, 2005 and 2004, no impairment loss was recognized.

Research and Development Costs   Research and development costs consist of expenditures for the research and development of patents and technology, which are not capitalizable. Our research and development costs consist mainly of payroll and payroll related expenses, research supplies and research grants. Reimbursements of research expense pursuant to grants are recorded in the period during which collection of the reimbursement becomes assured, because the reimbursements are subject to approval.

Valuation of Derivative Instruments   FAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” requires bifurcation of embedded derivative instruments and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses a variety of valuation techniques including Black Scholes models, Binomial Option Pricing models, Standard Put Option Binomial models and net present values of certain penalty amounts. Derivative liabilities are

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

2.      SIGNIFICANT ACCOUNTING POLICIES (Continued)

adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as Adjustments to Fair Value of Derivatives. In addition, the fair value of freestanding derivative instruments such as warrants are valued using Black Scholes models.

Stock Based Compensation   SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of the grant or the date at which the performance of the services is completed and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation to employees. We have elected to use the intrinsic value based method for grants to our employees and directors and have disclosed the pro forma effect of using the fair value based method to account for our stock-based compensation to employees.

The Company uses the fair value method for equity instruments granted to non-employees and uses the Black Scholes model for measuring the fair value. The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the periods in which the related services are rendered.

Pro Forma Information

Employee and Director Common Share Purchase Options   Pro forma information regarding the effects on operations of employee and director common share purchase options as required by SFAS No. 123 and SFAS No. 148 has been determined as if the Company had accounted for those options under the fair value method. Pro forma information is computed using the Black Scholes method at the date of grant of the options. Pro forma information is computed using the Black Scholes method at the date of grant of the options based on the following assumptions ranges for the three month period ended December 31, 2005: (1) risk free interest rate of 4.35%; (2) dividend yield of 0%; (3) expected volatility factor of 74%; and (4) an expected life of the options of 2-4 years. The foregoing option valuation model requires input of highly subjective assumptions.

Because common share purchase options granted to employees and directors have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value of estimate, the existing model does not in the opinion of our management necessarily provide a reliable single measure of fair value of common share purchase options we have granted to our employees and directors.

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

2.      SIGNIFICANT ACCOUNTING POLICIES (Continued)

Pro forma information relating to employee and director common share purchase options is as follows:

	For the Twelve Months Ended December 31, 2005	For The Twelve Months Ended December 31, 2004
Net loss as reported	$(9,393,778)	$(2,538,659)
Current period expense calculated under APB 25	—	—
Stock compensation calculated under SFAS 123	(495,048)	(4,512)
Pro forma net loss	$(9,888,826)	$(2,543,171)
Basic and diluted historical loss per share	$(0.43)	$(0.30)
Pro forma basic and diluted loss per share	$(0.45)	$(0.30)

Effective January 1, 2006, the Company will adopt the accounting proscribed in SFAS 123R for employee and director common share purchase options. Management is currently evaluating the impact SFAS 123R will have on our consolidated financial statements.

Net Loss Per Share   We use SFAS No. 128, “Earnings Per Share” for calculating the basic and diluted loss per share. We compute basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

For the twelve months ended December 31, 2005, 40,104,105 potential shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would reduce net loss per share. There were no potentially dilutive shares at December 31, 2004.

Recent Accounting Pronouncements

In February 2006, the FASB issued FASB Statement No. 155, “Accounting for Certain Hybrid Instruments.” This standard amends the guidance in FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” Statement 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. Management is currently evaluating the impact FASB 155 will have on our consolidated financial statements.

In September 2005, the Emerging Issues Task Force, or EITF, reached a consensus on Issue 05-8, “Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature” EITF Issues No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” and No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” providing guidance on how companies should bifurcate convertible debt issued with a beneficial conversion feature into a liability and an equity component. For income tax purposes, such as an instrument is only recorded as a liability. A question has been raised as to whether a basis

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

2.      SIGNIFICANT ACCOUNTING POLICIES (Continued)

difference results from the issuance of convertible debt with a beneficial conversion feature and, if so, whether the basis difference is a temporary difference. We do not expect the provisions of this consensus to have a material impact on our financial position, results of operations or cash flows.

In November 2004, the Emerging Issues Tax Force or EITF reached final consensus on Issue 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share.” Contingently convertible debt instruments, commonly referred to as Co-Cos, are structured financial transactions that combine the features of contingently issuable shares with a convertible debt instrument. Co-Cos are convertible into common shares of the issuer after the common stock price has exceeded a predetermined threshold for a specified time period (market price trigger). The issue is when the dilutive effect of Co-Cos should be included in diluted earnings per share. Management does not expect the implementation of this new standard to have a material impact on our financial position, results of operations and cash flows.

In September 2005, the Emerging Issues Task Force or EITF discussed Issue 05-4, The Effect of a Liquidated Damages Clause on a Freestanding Instrument Subject to EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.’ “Issuance of a registration rights agreement with a liquidated damages clause is common when equity instruments, stock purchase warrants, and financial instruments that are convertible into equity securities are issued. The agreement requires the issuer to use its “best efforts” to file a registration statement for the resale of the equity instruments or the shares of stock underlying the stock purchase warrant or convertible financial instrument and have it declared effective by the end of a specified grace period. The issuer may also be required to maintain the effectiveness of the registration statement for a period of time or pay a liquidated damage penalty to the investor each month until the registration statement is declared effective. Given the potential significance of the penalty, a question arises as to the effect, if any, this feature has on the related financial instruments if they are subject to the scope of Issue 00-19. The Company took the provisions of this issue into account in their accounting for the period.

In September 2005, the Emerging Issues Task Force, or EITF, reached a consensus on Issue 05-7, “Accounting for Modifications to Conversion Options Embedded in Debt Securities and Related Issues.” EITF Issue No 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments,” provides guidance on whether modifications of debt results in an extinguishment of that debt. In certain situations, companies may change the terms of a conversion option as part of a debt modification, which may result in the following circumstances: (a) the change in the conversion options’ terms causes the fair value of the conversion options to change but does not result in the modification meeting the condition in Issue 96-19 that would require the modification to be accounted for as an extinguishment of debt, and (b) the change in the conversion options’ terms did not result in separate accounting for the conversion option under Statement 133. When both of these circumstances exist, questions have arisen regarding whether (a) the modification to the conversion option, which changes its fair value, should affect subsequent interest expense recognition related to the debt and (b) a beneficial conversion feature related to a debt modification should be recognized by the borrower if the modification increases the intrinsic

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

2.      SIGNIFICANT ACCOUNTING POLICIES (Continued)

value of the debt. We do not expect the provisions of this consensus to have a material impact on our financial position, results of operations or cash flow.

In June 2005, the Emerging Issues Task Force, or EITF, reached a consensus on Issue 05-2, “The Meaning of “Conventional Convertible Debt Instrument” in EITF Issue 00-19” Paragraph 4 of Issue 00-19 states that “the requirements of paragraphs 12-32 of this issue do not apply if the hybrid contract is a conventional convertible debt instrument in which the holder may only realize the value of the conversion option by exercising the option and receiving the entire proceeds in a fixed number of shares or the equivalent amount of cash (at the discretion of the issuer).” The term “conventional convertible debt instrument” is not defined in Issue 00-19 and, as a result, questions have arisen regarding when a convertible debt instrument should be considered “conventional” for purposes of Issue 00-19. A question has also arisen related to whether conventional convertible preferred stock should be treated similar to conventional convertible debt. We do not expect the provisions of this consensus to have a material impact on our financial position, results of operations or cash flows.

In June 2005, the Emerging Issues Task Force, or EITF, reached a consensus on Issue 05-6, “Determining the Amortization Period for Leasehold Improvements,” which requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase EITF 05-6 is effective for periods beginning after July 1, 2005. We do not expect the provisions of this consensus to have a material impact on our financial position, results of operations or cash flows.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”) FIN 47 provides guidance relating to the identification of any financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. FIN 47 also defined when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The Company will adopt FIN 47 beginning the first quarter of fiscal year 2006 and does not believe the adoption will have a material impact on its consolidated financial position or results of operations or cash flows.

In May 2005, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and SFAS Statement No. 3 SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effect of change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle.

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

2.      SIGNIFICANT ACCOUNTING POLICIES (Continued)

SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is used. Management does not expect the implementation of this new standard to have material impact on our financial position, results of operations and cash flows.

In March 2005, the SEC released Staff Account Bulletin No. 107, “Share-Based Payment” (“SAB 107”), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff’s views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. Management is currently evaluating the impact SAB 107 will have on our consolidated financial statements.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.” The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The FASB believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes this statement produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS 153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company’s overall results of operations or financial position.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment.” SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employees share purchase plans. SFAS 123(R) replaces FASB Statement No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

2.      SIGNIFICANT ACCOUNTING POLICIES (Continued)

financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. SFAS 123(R) is applicable for ACT effective the first interim period that starts after December 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and believes that the impact may be significant to the Company’s overall results of operations and financial position (a pro forma effect, as estimated by management, is disclosed earlier in this note).

In December 2004, the FASB issued SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions, an amendment of FASB Statements No. 66 and 67 (SFAS 152)”. The amendments made by Statement 152 amend FASB Statement No. 066, “Accounting for Sales of Real Estate,” to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, “Accounting for Real Estate Time-Sharing Transaction.” This Statement also amends FASB Statement No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects,” to state that the guidance for (1) incidental operations and (2) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs in subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company’s overall results of operations or financial position since the Company does not enter into such transactions.

In December 2004, the FASB issued two FASB Staff Positions—FSP FAS 109-1, Application of FASB Statement 109 “Accounting for Income Taxes” to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2, Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4.” The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe that impact will be significant to the Company’s overall results of operations or financial position since the Company currently does not have any manufacturing operations or inventory.

In March 2004, the FASB approved the consensus reached on the Emerging Issues Task Force (EITF) Issued No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. The accounting provisions of EITF 03-1 are effective for all reporting periods

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

2.      SIGNIFICANT ACCOUNTING POLICIES (Continued)

beginning after June 15, 2004, while the disclosure requirements for certain investments are effective for annual periods ending after December 15, 2003, and for other investments such disclosure requirements are effective for annual periods ending after June 15, 2004.

In December 2003, the SEC issued Staff Accounting Bulletin (“SAB”) No. 104 (“SAB No. 104”), “Revenue Recognition.” SAB No. 104 supersedes SAB No. 101, “Revenue Recognition in Financial Statements.” SAB No. 104, which was effective upon issuance, rescinded certain guidance contained in SAB No. 101 related to multiple element revenue arrangements, and replaced such guidance with that contained in EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverable.” Additionally, SAB No. 104 rescinded the SEC’s Revenue Recognition in Financial Statements Frequently Asked Questions and Answers issued with SAB No. 101. The revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104, and therefore the adoption of SAB No. 104 did not have a material effect on the Company’s results of operations or financial conditions.

In January 2003, the FASB issued FASB Interpretation No. (“FIN”) 46, “Consolidation of Variable Interest Entities” (“FIN 46”). In December 2003, FIN 46 was replaced by FASB interpretation No. 46(R) “Consolidation of Variable Interest Entities.” FIN 46(R) clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46(R) requires an enterprise to consolidate a variable interest entity if that enterprise will absorb a majority of the entity’s expected losses, is entitled to receive a majority of the entity’s expected residual returns, or both FIN 46(R) is effective for entities being evaluated under FIN 46(R) for consolidation no later than the end of the first reporting period that ends after March 15, 2004. The Company does not currently have any variable interest entities that will be impacted by adoption of FIN 46(R).

3.                 DEFERRED ROYALTY FEES

Deferred royalty fees represent cash fees paid by the Company for certain licenses that have been capitalized. Such licenses are utilized in connection with the Company’s operations, and are also sublicensed to third parties.

The following table summarizes the annual amounts of these fees that are amortized to cost of revenue to appropriately match with both sublicense fee income and the period in which the technology is utilized.

Amortization in 2006	$119,762
Amortization in 2007	119,762
Amortization in 2008	119,762
Amortization in 2009	119,762
Amortization in 2010 and beyond	239,526
Total Deferred Royalty Fees	718,574
Less current portion	(119,763)
Long Term Deferred Royalty Fees	$598,811

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

4.                 PROPERTY AND EQUIPMENT

Our property and equipment as of December 31, 2005 is as follows:

Machinery and equipment	$1,296,101
Computers and office equipment	276,650
Leasehold improvements	21,451
Furniture and fixtures	35,400
Total property and equipment	1,629,602
Accumulated depreciation	822,191
Property and equipment, net	$807,411

Depreciation expense amounted to $107,388 and $141,458 during the twelve months ended December 31, 2005 and 2004, respectively. Accumulated depreciation at December 31, 2005 includes approximately $50,000 related to leased assets with a book value of approximately $52,000.

5.                 CONVERTIBLE DEBENTURES

On September 15, 2005, we entered into a Securities Purchase Agreement with accredited investors for the issuance of an aggregate of $22,276,250 principal amount of convertible debentures with an original issue discount of $4,526,250 representing approximately 20.3%. In connection with the closing of the sale of the debentures, we received gross proceeds of $17,750,000. The convertible debentures are convertible at the option of the holders into 9,685,326 shares of Common Stock at a fixed conversion price of $2.30 per share, subject to anti-dilution and other customary adjustments. In connection with the Securities Purchase Agreement, we also issued warrants to purchase an aggregate of 4,842,663 shares of our Common Stock. The term of the warrants is five years and the exercise price is $2.53 per share, subject to anti-dilution and other customary adjustments. The investors have contractually agreed to restrict their ability to convert the convertible debentures, exercise the warrants and exercise the additional investment right and receive shares of our Common Stock such that the number of shares of our Common Stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our Common Stock.

The Securities Purchase Agreement provides for additional investment in debentures under certain conditions. If within six months of the effective date of the Registration Statement related to registration of shares underlying the initial issuance, October 2005, the Company satisfies certain conditions set forth in the Securities Purchase Agreement, including listing of the Company on AMEX or NASDAQ Capital Markets, stock trading price in excess of conversion price, and achievement of minimum trading volumes, the Company can require the Purchasers to purchase at a second closing $11,138,125 principal amount of additional debentures for a discounted purchase price of $8,875,000. To the extent the Company has not exercised this right within the six month period, the convertible debenture holders have the right to purchase additional debentures, up to their pro rata share, less any shares required to be purchased by the Company. Twelve months following the effective date of the registration statement, any debentures not yet purchased shall be available to investors to purchase in excess of their individual pro rata share. Additional debentures issued pursuant to the agreement will have a conversion price equal to the lesser of $2.30 per share or the five day average of closing prices immediately prior to exercise of the right to additional

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

5.      CONVERTIBLE DEBENTURES (Continued)

investment of the debentures. Warrants issued pursuant to the additional investment will have an exercise price equal to the lesser of $2.53 or 110% of the conversion price. Other terms and conditions related to additional debentures issued will be the same as those specified for the debentures sold at the initial closing.

The agreements entered into provide that the Company will pay certain cash amounts as liquidated damages in the event that the Company does not maintain an effective registration statement, or if the Company fails to timely execute stock trading activity. In addition, the agreements provide that the Company shall meet other milestones, including settlement of ACT Group litigation, and liquidation of ACT Group, as described in Note 12, formation of a majority independent Board of Directors, and merger of the Company and ACT, substantially all of which have been satisfied.

Under the terms of the agreements, principal amounts owed under the debentures become due and payable commencing six months following closing of the transaction. At that time, and each month thereafter, the Company is required to either repay  1/30 of the outstanding balance owed in cash, or convert the amount due into common stock at the lesser of $2.30 per share or 85% of the prior ten days’ average closing stock price, immediately preceding the redemption. The agreements also provide that the Company may force conversion of outstanding amounts owed under the debentures into common stock, if the Company has met conditions and milestones identified above, and, additionally, has a stock price for 20 consecutive trading days that exceeds $4.60 per share.

Of the total proceeds from the issuance of the debentures, $5,747,297 was initially allocated to the freestanding warrants associated with the debentures based upon the fair value of the Warrants. The assumptions used in the Black Scholes model for determining the initial fair value of the warrants were as follows: (1) dividend yield of 0%; (2) expected volatility of 64%, (3) risk-free interest rate of 3.99%, and (4) expected life of 5 years. In accordance with FAS 133 “Accounting for Derivative Instruments and Hedging Activities”, EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock” and EITF 05-04 “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19”, the amounts allocated to the warrant represent a derivative liability that has been recorded in the accompanying balance sheet. The carrying value of warrant derivative at December 31, 2005 has been adjusted to reflect its “fair value” of $5,554,844 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%; (2) expected volatility of 74%, (3) risk-free interest rate of 4.35%, and (4) expected remaining life of 4.75 years. During the year ended December 31, 2005, a decrease in the fair value of the warrant liability of approximately $192,000 was recorded through results of operations as a credit to Adjustment to Fair Value of Derivatives.

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

5.      CONVERTIBLE DEBENTURES (Continued)

The agreement included a number of other embedded derivative instruments that required separate valuation in accordance with the requirements of FAS 133, EITF 05-04 and related accounting literature. The following summarizes the fair values of embedded derivatives at the transaction date of September 15, 2005 and December 31, 2005, followed by a description of the valuation methodology utilized to determine fair values:

Embedded Derivative Liability (Asset)	Initial Fair value September 15, 2005	Fair value December 31, 2005
Conversion Feature	$7,317,206	$6,057,088
Anti-dilution protection	1,585,255	1,755,878
Default provisions	96,067	94,886
Right to provide future financing	159,960	185,968
Company right to force conversion	(1,561,618)	(1,226,746)
	$7,596,870	$6,867,074

The fair value of the derivative for the conversion feature was valued as an American call option using the Binomial Option Pricing Model with the following inputs: (1) closing stock price as of the valuation date of $2.20 at September 15, 2005 and $2.00 at 12.31.05 (2) exercise price equal to the $2.30 conversion price (3) volatility based upon the Company’s stock trading of 64% at September 15, 2005 and 74% at December 31, 2005 (4) Treasury note rates with terms commensurate with the remaining term of the Notes of 3.9% at September 15, 2005 and 4.37% at December 31, 2005 and (5) duration of the note as an amortizing debenture of approximately 1.7 years at September 15, 2005 and 1.4 years at December 31, 2005 based upon present values.

The fair value of the derivative for anti-dilution protection was valued using a standard put option binomial model, adjusted for the probability of subsequent financing at prices below the principal’s conversion option with the following inputs: (1) closing stock price as of the valuation date of $2.20 at September 15, 2005 and $2.00 at December 31, 2005 (2) exercise price equal to the $2.30 conversion price (3) volatility based upon the Company’s stock trading of 64% at September 15, 2005 and 74% at December 31, 2005 (4) Treasury note rates with terms commensurate with the remaining term of the Notes of 3.9% and (5) duration of the note as an amortizing debenture of approximately 1.7 years based upon present values.

The fair value of the derivative for contractual default provisions was determined by taking the monthly amortization schedule, and multiplying the result by the contractual penalty of 120%. The present value of this penalty was then adjusted by the estimated probability of default for each valuation date.

The fair value of the derivative for the investors’ option to provide future financing was determined using a Black-Scholes Option Pricing Model with the following inputs: (1) The stock and exercise price was based on the maximum amount of additional investment of $8,875,000 (2) Volatility of 2% was based on the historical volatility of government and high yield bond indices (3) Risk free rate of 3.9% was based on Treasury notes and (4) time to maturity was based upon the six month option period.

The fair value of the derivative asset related to the Company’s right to force conversion was based upon a binomial option pricing model with the following inputs: (1) closing stock price at the valuation

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

5.      CONVERTIBLE DEBENTURES (Continued)

dates of $2.20 at September 15, 2005 and $2.00 at December 31, 2005 (2) exercise price of $4.60 per share which is required for the forced conversion (3) volatility based upon the Company’s stock trading of 64% at September 15, 2005 and 74% at December 31, 2005 (4) Treasury note rate with terms commensurate with the remaining term of the Notes of 3.9% and (5) duration of the note as an amortizing debenture of approximately 1.72 years based upon present values.

During the year ended December 31, 2005, a decrease in the fair value of the embedded derivative amounts of approximately $730,000 was recorded through results of operations as Adjustment to Fair Value of Derivatives.

During the year ended December 31, 2005, the Company recorded approximately $2,985,000 as Interest Expense for amortization of discounts for original issue discount, discount for warrant derivative, and other embedded derivatives identified above.

In connection with this financing, we paid cash fees to a broker-dealer of $1,065,000 and issued a warrant to purchase 1,162,239 shares of Common Stock at an exercise price of $2.53 per share. The initial fair value of the warrant was estimated at approximately $1,379,000 using the Black Scholes pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 64%, (3) risk-free interest rate of 3.99%, and (4) expected life of 5 years. Cash fees paid, and the initial fair value of the warrant, have been capitalized as debt issuance costs and are being amortized over 36 months under the effective interest rate method. Interest expense for the year ended December 31, 2005 was approximately $207,000.

In December 2005 debentures with a face value of $384,500 were converted into 167,174 shares at $2.30 per share. These conversions along with the pro rata portion of the conversion feature embedded derivative of approximately $150,000, resulted in an increase to stockholders’ equity of approximately $535,000. As a result of these conversions, approximately $275,000 of unamortized discounts related to amounts converted was charged to interest expense.

The following table summarizes Convertible Debentures and embedded derivatives outstanding at December, 2005:

Convertible debentures at face	$21,891,750
Discounts on debentures:
Original issue discount	(3,693,261)
Conversion feature derivative	(5,986,385)
Warrant derivative	(4,701,927)
Other derivatives	(228,786)
Net convertible debentures	7,281,391
Embedded derivatives	6,867,074
Convertible debentures and embedded derivatives	14,148,465
Less current portion	(5,144,896)
Convertible debentures and embedded derivatives- long term	$9,003,569

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

6.                 CONVERTIBLE NOTES PAYABLE

During 2004, we issued promissory notes aggregating $500,000 face value for cash proceeds of $450,000 and the assumption of $50,000 of debt owed by our parent to one of the investors. As a result of the assumption of the $50,000 of debt, we have recorded a financing cost in that amount. The notes bear interest at 10% per year. $350,000 of notes matured on December 31, 2004 and $150,000 matured on September 30, 2005. As outlined in Note 10, the balances outstanding relating to these convertible notes payable were converted to common stock in January 2005.

As additional consideration for the purchase of the notes, we granted to the note holders warrants entitling them to purchase 700,000 common shares at an exercise price of $0.05. Warrants for 300,000 shares were exercisable immediately upon issuance and expire two years from the date of issue. Warrants for 400,000 shares are exercisable on or after February 1, 2006 and expire February 1, 2008. The fair value of the warrants was estimated at $0, using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 0%, (3) risk-free interest rate of 2.75%, and (4) expected life of 2 years. Pursuant to EITF 98-6 and EITF 00-27, there has been no allocation of the proceeds of the notes to the warrants and no beneficial conversion feature, because the conversion rate is unknown at the date of issue and is presumed to be at market value.

During the first quarter of 2005, the $500,000 of notes, plus accrued interest of $23,708, were converted into investment units consisting of 616,124 shares of common stock, plus 308,063 common stock purchase warrants, exercisable at $1.27 per share.

7.                 NOTES PAYABLE—OTHER

In September 2005, as more fully described in Note 12—ACT Group Settlement, the Company entered into $600,000 of convertible promissory notes payable with certain parties in connection with settlement of various legal proceedings related to ACT Group and the Company. The notes bear interest at 7.5% and are due July 2006. The notes provide for an optional partial payment of $150,000 before July 2006. If the Company makes such optional payment, the balance due under the notes will be extended to January 2007. If the Company fails to make the optional payment, or has not paid the note in full by January 2007, the interest rate on the note increases to 12%. The holders of the notes have the right, but not the obligation, to convert any part, or all of the outstanding principal and accrued interest under the notes into shares of Common Stock at $2.20 per share. The promissory note agreements provide for a reduction in the exercise price in the event there is a dilutive financing event.

We analyzed the convertible promissory notes payable and determined that the conversion option and the anti-dilution provisions represent embedded derivative instruments under the provisions of FAS 133, “Accounting for Derivative Instruments and Hedging Activities”. Accordingly, we separately valued these instruments and recorded discounts offsetting Notes Payable—Other.

The fair value of the derivative for the conversion option was valued as an American call option using the binomial option pricing model with the following inputs: (1) closing stock price of $2.00 (2) exercise price equal to the $2.20 conversion price (3) volatility based upon the Company’s stock trading of 74% (4) Treasury note rates with terms commensurate with the remaining term of the Notes of 4.37% and (5) duration of the note as an amortizing debenture of approximately 1.4 years based upon present values. At December 31, 2005 a decrease in the fair value of the derivative for the conversion option of

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

7.      NOTES PAYABLE—OTHER (Continued)

approximately $24,000 was recorded through results of operations as Adjustments to Fair Value of Securities.

The fair value of the derivative for anti-dilution protection was valued using a standard put option binomial model, adjusted for the probability of subsequent financing at prices below the principal’s conversion option with the following inputs: (1) closing stock price of $2.00 (2) exercise price equal to the $2.20 conversion price (3) volatility based upon the Company’s stock trading of 74% (4) Treasury note rates with terms commensurate with the remaining term of the Notes of 4.37% and (5) duration of the note as an amortizing debenture of approximately 1.4 years based upon present values. At December 31, 2005 an increase in the fair value of the derivative for anti-dilution protection of approximately $8,000 was recorded through results of operations as Adjustments to Fair Value of Securities.

During the year ended December 31, 2005 the Company recorded interest expense related to amortization of discounts of approximately $25,000 in Interest Expense.

On July 1, 2003, we issued a promissory note with a face amount of $339,000 to a law firm as a payment of fees due them. The note bears interest at a rate of 10% per year. The note was due on October 1, 2003. During the first quarter of 2005, the note, plus accrued interest of $53,675, was settled through (i) the issuance of 105,177 shares of preferred stock and 52,589 warrants pursuant to the preferred stock offering described in Note 10, valued at $89,400, (ii) a cash payment of $100,000, and (iii) a new note with a face value of $150,000. The new note bears interest at 10%, is due in 3 monthly payments of 50,000 each and matured on May 1, 2005. The balance of the note was paid during the quarter ended June 30, 2005.

On July 8, 2003, we issued a promissory note with a face amount of $272,108 to a law firm as a payment of fees due them. The note bears interest at a rate of 5% per year. The note is payable in monthly installments of $25,000, including interest. The note matured on October 1, 2003. We made payments through January, 2004. At December 31, 2005 there is a remaining principal balance of $170,249, as well as accrued interest of $10,833 and accrued late fees of $65,000, included in accrued interest. Late fees accrue at the rate of $2,500 per month.

8.                 NOTE PAYABLE—STOCKHOLDER

On July 12, 2002, we issued a promissory note with a face amount of $1,000,000 to our majority stockholder as a repayment of advances received from the stockholder. The note bears interest at a rate of 12% per year. The note matured on December 31, 2005. As discussed more fully in Note 12—ACT Group Settlement, the balance due on this Note Payable, and related accrued interest were forgiven in connection with the ACT Group Settlement.

9.                 RECLASSIFICATION OF EQUITY TRANSACTIONS

As described more fully in Note 5—Convertible Debentures, the provisions of our convertible debenture financing completed in September 2005 permit the Company to make its monthly redemption in shares rather than cash upon satisfaction of certain conditions. Under the terms of the debenture agreement, the price per share is variable dependent upon the actual closing price of the Company’s common stock. Accordingly, the total number of shares to retire outstanding principal is variable and the

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

9.                 RECLASSIFICATION OF EQUITY TRANSACTIONS (Continued)

Company can not be assured that there are adequate authorized shares to settle all contractual obligations under the debenture agreement, and other option and warrant agreements outstanding.

Accordingly, in accordance with the provisions of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock” the Company has reviewed all instruments previously recorded as permanent equity under EITF 00-19 which are described in detail in Note 10—Stockholders’ Equity Transactions. As of September 15, 2005, the closing date of the convertible debenture financing, a $25,600,000 increase in the fair value of instruments previously recorded as permanent equity with a value of zero was recorded based upon fair values computed under a Black Scholes model with the following assumptions: (1) dividend yield of 0% (2) expected volatility of 64% (3) risk-free interest rate of approximately 3.9% and (4) expected life and exercise prices consistent with each individual instrument.

The accumulated fair value of these and other instruments at September 15, 2005 of approximately $27,700,000, after the increase to fair value described above, was reclassified from equity to Warrant Derivative liability in accordance with the requirements of EITF 00-19.

At December 31, 2005 the fair value of each instrument was again computed under a Black Scholes model with the following assumptions: (1) dividend yield of 0% (2) expected volatility of 74% (3) risk-free interest rate of approximately 4.4% and (4) expected life and exercise prices consistent with each individual instrument. These calculations resulted in an aggregate value of derivative instruments of approximately $24,600,000. As a result, for the year ended December 31, 2005 the Company recorded approximately $3,100,000 as a credit to Adjustment to Fair Value of Derivatives.

10.          STOCKHOLDERS’ EQUITY TRANSACTIONS

We are authorized to issue two classes of capital stock, to be designated, respectively, Preferred Stock and Common Stock. The total number of shares of Preferred Stock we are authorized to issue is 50,000,000, par value $0.001 per share. The total number of shares of Common Stock we are authorized to issue is 100,000,000, par value $0.001 per share. We had no Preferred Stock outstanding as of December 31, 2005. We had 23,440,695 shares of Common Stock outstanding as of December 31, 2005.

In October 2005 the Company issued 500,000 warrants to purchase common stock at $2.53 per share in connection with consulting services provided during the quarter. The warrants have been valued at $615,868, using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 64%, (3) risk-free interest rate of 4.23%, and (4) expected life of 5 years. At December 31, 2005 the fair value of this warrant was again computed under a Black Scholes model with the following assumptions: (1) dividend yield of 0% (2) expected volatility of 74% (3) risk-free interest rate of 4.35%, and (4) expected remaining life of approximately 4.75 years. These calculations resulted in a reduction to fair value of approximately $42,000 recorded as Adjustment to Fair Value of Derivatives.

In October 2005 the Company issued 150,000 warrants to purchase common stock at $2.53 per share in connection with consulting services provided during the quarter. The warrants have been valued at $154,493, using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 64%, (3) risk-free interest rate of 4.23%, and (4) expected life of 4 years. At December 31, 2005 the fair value of this warrant was again computed under a Black Scholes model with

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

10.          STOCKHOLDERS’ EQUITY TRANSACTIONS (Continued)

the following assumptions: (1) dividend yield of 0% (2) expected volatility of 74% (3) risk-free interest rate of 4.37%, and (4) expected remaining life of approximately 3.9 years. These calculations resulted in a reduction to fair value of approximately $1,000 recorded as Adjustment to Fair Value of Derivatives.

In October 2005 the Company issued 2,813 shares of common stock to a director as compensation for board fees.

In November 2005 the Company issued 174,075 warrants to purchase common stock at $2.54 per share in connection with consulting services provided during the quarter. The warrants have been valued at $192,475, using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 76%, (3) risk-free interest rate of 4.33%, and (4) expected life of 4 years. At December 31, 2005 the fair value of this warrant was again computed under a Black Scholes model with the following assumptions: (1) dividend yield of 0% (2) expected volatility of 74% (3)  risk-free interest rate of 4.37%, and (4) expected remaining life of approximately 3.9 years. These calculations resulted in a reduction to fair value of approximately $12,000 recorded as Adjustment to Fair Value of Derivatives.

As described more fully in Note 12—ACT Group Settlement, the Company issued warrants to purchase 422,727 shares of common stock at $2.20 per share. The warrant agreement provides for a reduction in the exercise price in the event there is a dilutive financing event. The warrant has been valued at $469,966, using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 65%, (3) risk-free interest rate of 2.85%, and (4) expected life of 3.5 years.

In September 2005 the Company issued 83,000 warrants to purchase common stock at $2.20 per share in connection with consulting services provided during the quarter. The warrants have been valued at $105,907, using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 65%, (3) risk-free interest rate of 4.149%, and (4) expected life of 5 years.

In September 2005, the Company reached settlement agreements and releases with two previous legal firms that the Company owed amounts to. Pursuant to the settlement agreements, an aggregate of 195,000 shares of common stock were issued as full satisfaction of amounts owed. Shares issued pursuant to this settlement were valued at fair value based upon the market price of the Company’s stock on the date of the settlement and the settlement resulted in the Company recording a Gain on Settlement of Debt of approximately $966,000.

On January 31, 2005, the Company closed the Merger described in Note 1. As a result of the Merger, all of the outstanding shares of the capital stock of ACT were converted, on a pro rata basis, into approximately 18,000,000 shares of the Company’s Common Stock. In addition, all outstanding options and warrants to acquire shares of the capital stock of ACT were converted into the right to receive shares of the Company’s Common Stock, and the Company has adopted the ACT stock option plans and all options granted thereunder.

On or about January 27, 2005, the Company issued 616,124 shares of its common stock and granted associated warrants to purchase 308,062 shares of common stock at a per share price of $1.27 to five holders of $500,000 aggregate principal amount of short-term promissory notes, plus interest of $23,708 in exchange for and in retirement of the notes. The fair value of the warrants was estimated at $0, using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

10.          STOCKHOLDERS’ EQUITY TRANSACTIONS (Continued)

follows: (1) dividend yield of 0%; (2) expected volatility of 0%, (3) risk-free interest rate of 3.25%, and (4) expected life of 2 years.

On or about January 15, 2005, the Company issued 17,647 shares of common stock, valued at then current fair market value based upon the value of the Company’s stock of $15,000, in consideration of accounting services provided to the Company.

During the period beginning January 3, 2005 through January 31, 2005, ACT completed a preferred unit offering in which ACT sold 4,705,890 investment units to a group of accredited investors (within the meaning of Rule 501 of Regulation D) for total consideration of $8,000,000. ACT received gross cash proceeds of $7,910,600 and the balance of $89,400 was for payment of non-Merger related legal fees which resulted in a gain on settlement of debt of approximately $87,000. The completion of the offering resulted in the issuance of 9,411,788 shares of ACT’s Series A Preferred Stock and associated warrants to purchase 4,705,890 shares of common stock at a per share price of $1.27. In consideration of services rendered in connection with the preferred unit offering, ACT paid consultants to the preferred unit offering 469,247 investment units, which resulted in the issuance by the Company of 469,247 shares of Common Stock and associated warrants to purchase 234,629 shares of common stock at a per share price of $1.27, the value of the Company’s stock on the date of issue. All preferred shares issued pursuant to the preferred offering were converted into common stock prior to the Merger.

On December 30, 2004, ACT granted warrants to purchase 1,833,260 shares of common stock at a per share price of $0.85 and warrants to purchase 1,291,615 shares of common stock at a per share price of $2.00. These warrants are exercisable on or after December 30, 2005 and lapse if unexercised on December 30, 2014. The warrants were granted as a portion of the consideration for services provided in connection with the Merger. The recipients of the warrants received other fair value consideration for services rendered, with warrants providing incentive compensation, the value of which is not readily determinable or separable from the overall compensation arrangement; therefore, the Company has utilized a Black Scholes analysis as the most readily determinable measure of value. The warrants have been valued at $0, using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 0%, (3) risk-free interest rate of 2.75%, and (4) expected life of 3 years.

On December 13, 2004, ACT granted warrants to purchase 1,954,000 shares of common stock at a per share price of $0.25. Of these warrants, 1,488,000 are exercisable on February 1, 2006 and lapse if unexercised on December 13, 2014 and 466,000 are exercisable immediately upon issuance and lapse if unexercised on December 13, 2006. The warrants were granted as a portion of the consideration for services provided. The recipients of the warrants received other fair value consideration for services rendered, with warrants providing incentive compensation, the value of which is not readily determinable or separable from the overall compensation arrangement; therefore, the Company has utilized a Black Scholes analysis as the most readily determinable measure of value. The warrants have been valued at $0, using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 0%, (3) risk-free interest rate of 2.75%, and (4) expected life of 3 years.

On November 30, 2004, ACT granted warrants to purchase 100,000 shares of common stock at a per share price of $0.25. The warrants are exercisable on or after April 1, 2005 and lapse if unexercised on April 1, 2010. The recipient received the warrants as part of a negotiated settlement package, including

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

10.          STOCKHOLDERS’ EQUITY TRANSACTIONS (Continued)

other consideration, the value of which is not readily determinable or separable from the overall severance package; these warrants were exercised during October 2005, resulting in the issuance of 90,566 common shares; therefore, the Company has utilized a Black Scholes analysis as the most readily determinable measure of value. The warrants have been valued at $0, using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 0%, (3) risk-free interest rate of 2.75%, and (4) expected life of 3 years.

On November 26, 2004, ACT granted warrants to purchase 250,000 shares of common stock at a per share price of $0.05. The warrants are exercisable immediately upon issuance and lapse if unexercised on November 26, 2006. The warrants were granted as consideration for the early release of funds from escrow, related to the preferred unit offering. The warrants have been valued at $983, using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 0%, (3) risk-free interest rate of 2.75%, and (4) expected life of 2 years.

11.          OPTIONS OUTSTANDING

Stock Plans

On August 12, 2004, ACT’s Board of Directors approved the establishment of the 2004 Stock Option Plan (the “2004 Stock Plan”). Stockholder approval was received on December 13, 2004. The total number of common shares available for grant and issuance under the plan may not exceed 2,800,000 shares, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the Board of Directors or a committee established by the Board of Directors. At December 31, 2005 and 2004, ACT had granted 2,604,000 common share purchase options under the plan.

On December 13, 2004, ACT’s Board of Directors and stockholders approved the establishment of the 2004 Stock Option Plan II (the “2004 Stock Plan II”). The total number of common shares available for grant and issuance under the plan may not exceed 1,301,161 shares, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the Board of Directors or a committee established by the Board of Directors. At December 31, 2005 and 2004, ACT had granted 1,301,161 common share purchase options under the plan.

On January 31, 2005, the Company’s Board of Directors approved the establishment of the 2005 Stock Incentive Plan (the “2005 Plan”), subject to approval of our shareholders. The total number of common shares available for grant and issuance under the plan may not exceed 9 million shares, plus an annual increase on the fist day of each of the Company’s fiscal years beginning in 2006 equal to 5% of the number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the Board of Directors or a committee established by the Board of Directors. At December 31, 2005, we had granted 8,907,835 common stock purchase options under the plan.

Pursuant to the 2005 Plan, on November 16, 2005, we granted 205,000 common stock purchase options to employees. The options granted have an exercise price of $2.11 per share, the market price of

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

11.   OPTIONS OUTSTANDING (Continued)

the Company’s stock on the date of grant and vest over periods not exceeding 4 years. The fair value of the options was estimated at $250,793 for pro forma purposes using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 74%, (3) risk-free interest rate of 4.35%, and (4) expected life of 4 years.

Pursuant to the 2005 Plan, on November 16, 2005, we granted 10,000 common stock purchase options to consultants. The options granted have an exercise price of $2.11 per share, the market price of the Company’s stock on the date of grant and vest over periods not exceeding 2 years. The fair value of the options was estimated at $8,035 using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 65%, (3) risk-free interest rate of 4.13%, and (4) expected life of 2 years. This initial estimate of fair value will be expensed over the consulting period. In addition to this initial estimate of fair value, the Company calculates additional periodic expense based upon options which vest during the period. This amount, plus amortization of initial fair value, resulted in a total charge of $8,489 in the twelve months ended December 31, 2005.

Pursuant to the 2005 Plan, on September 15, 2005, we granted 500,000 common stock purchase options to employees. The options granted have an exercise price of $2.20 per share, the market price of the Company’s stock on the date of grant and vest over periods not exceeding 4 years. The fair value of the options was estimated at $418,908 for pro forma purposes using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 64%, (3) risk-free interest rate of 4.149%, and (4) expected life of 4 years.

Pursuant to the 2005 Plan, on August 1, 2005, we granted 225,000 common stock purchase options to our employees. The options granted to employees have an exercise price of $2.48 per share, the market price of the Company’s stock on the date of grant and vest over periods not exceeding 4 years. The fair value of the options was estimated at $293,760 for pro forma purposes using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 65%, (3) risk-free interest rate of 4.149%, and (4) expected life of 4 years.

Pursuant to the 2005 Plan, on August 1, 2005, we granted 174,500 common stock purchase options to consultants, and 50,000 common stock purchase options to a director. The options have an exercise price of $2.48 per share, the market price of the Company’s stock on the date of grant and vest over periods not exceeding 2 years. The fair value of the options at the date of grant was estimated at $170,162 for the consultant options and $41,886 for the director options using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 65%, (3) risk-free interest rate of 4.132%, and (4) expected life of 2 years. This initial estimate of fair value will be expensed over the option vesting period. In addition to this initial estimate of fair value, the Company calculates additional periodic expense based upon options which vest during the period. This amount, plus amortization of initial fair value, resulted in a total charge of $95,337 in the twelve months ended December 31, 2005.

Pursuant to the 2005 Plan, on January 31, 2005, we granted 7,273,335 common stock purchase options to our employees. The options granted to employees have an exercise price of $0.85, the value of the Company’s stock on the date of grant per share and vest over periods not exceeding 4 years. The fair value

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

11.   OPTIONS OUTSTANDING (Continued)

of the options was estimated at $385,472 for pro forma purposes using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 0%, (3) risk-free interest rate of 3.25%, and (4) expected life of 2 years.

Pursuant to the 2005 Plan, on January 31, 2005, we granted 535,000 common stock purchase options to consultants. The options have an exercise price of $0.85, the value of the Company’s stock on the date of grant per share and vest over periods not exceeding 4 years. The fair value of the options at the date of grant was estimated at $28,354 using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 0%, (3) risk-free interest rate of 3.25%, and (4) expected life of 2 years. This initial estimate of fair value will be expensed over the option vesting period. In addition to this initial estimate of fair value, the Company calculates additional periodic expense based upon options which vest during the period. This amount, plus amortization of initial fair value, resulted in a total charge of $293,587 in the twelve months ended December 31, 2005.

Aggregate option activity for the 2004 and 2005 stock option plans is as follows:

	Shares Available For Grant	Stock Options Outstanding	Price per share	Weighted Average Exercise Price	Weighted Average Life Remaining
Balance at December 31, 2003	—	—	—	—	—
Additional shares authorized	4,101,161	—	—	—	—
Options granted	(2,592,000)	2,592,000	$0.05	$0.05	8.4 years
Options granted	(1,301,161)	1,301,161	$0.25	$0.25	9.0 years
Stock awards granted	—	—	—	—	—
Options exercised	—	—	—	—	—
Options forfeited	—	—	—	—	—
Balance at December 31, 2004	208,000	3,893,161	$0.05 - $0.25	$0.12	8.6 years
Additional shares authorized	9,000,000	—	—	—
Options granted	(7,808,335)	7,808,335	$0.85	$1.04	9.0 years
Options granted	(1,164,500)	1,164,500	$2.00 - $2.50	$2.29	9.3 years
Stock awards granted	(2,813)	2,813	—	—	—
Options exercised	—	(100,000)	$0.05	$0.05	—
Options exercised	—	(12,083)	$0.85	$0.85	—
Options forfeited	52,917	(52,917)	$0.85	$0.85	—
Balance at December 31, 2005	285,269	12,703,809	$0.05 - $2.48	$0.76	8.9 years

As of December 31, 2005 and 2004, there were 6,320,961 and 1,469,579 exercisable options outstanding at a weighted average exercise price per share of $0.57 and $0.10, respectively.

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

12.          ACT GROUP SETTLEMENT

On September 14, 2005, we entered into a Settlement Agreement (“Settlement Agreement”) with Gary D. Aronson and John S. Gorton (“Plaintiffs”) and our majority shareholder, A.C.T. Group, Inc., a Delaware corporation that recently filed a certificate of dissolution in the state of Delaware (“ACT Group”), Advanced Cell, Inc., a Delaware Corporation, Michael D. West, William M. Caldwell, IV, Anthem Venture Partners and Greg Bonfiglio (referred to collectively with the Company as the “Defendants”). The Settlement Agreement resolves certain disputes relating to the litigation entitled Gary D. Aronson and John Gorton v. A.C.T. Group, Inc., Advanced Cell Technology, Inc., Michael D. West, and Gunnar L. Engstrom pending in Commonwealth of Massachusetts Superior Court, Worcester, C.A. No. 040523B and two companion Contempt Complaints filed by the Plaintiffs against certain of the Defendants, including the Company. The Settlement Agreement extinguished in full ACT Group’s obligations and indebtedness to Plaintiffs, and Plaintiffs dismissed pending claims and actions.

In connection with the Settlement Agreement, the Company made a cash payment of approximately $332,000 to Plaintiffs, entered into a $600,000 Note Payable described in Note 7 above, and granted a warrant to purchase 422,727 shares of the Company’s common stock at $2.20 per share described in Note 9 above.

In connection with the Settlement Agreement, and as a condition to the Company’s entering into the Settlement Agreement, the Company entered into an agreement with ACT Group compensating the Company in full for the obligations the Company incurred under the Settlement Agreement which extinguish in full all amounts due to and from the Company and ACT Group. In addition, as part of the settlement, ACT Group returned 352,153 shares of the Company’s common stock as satisfaction in full of amounts owed to the Company by ACT Group in connection with the Settlement Agreement. The Settlement Agreement, and related agreement entered into with ACT Group, did not result in any charge to operations for the Company in the period ended December 31, 2005 as costs of the settlement incurred by the Company were fully compensated by ACT Group.

13.          COMMITMENTS AND CONTINGENCIES

We are a party to a research collaboration agreement and license agreement with the University of Massachusetts, as amended from time to time (the “UMass License”). Under the UMass License, we were granted certain exclusive rights to license and sublicense certain products and services invented as part of the collaborative effort. The term of the UMass License extends to the later of the expiration of the related patents currently 2021, or April 16, 2006. We are required to pay royalties ranging from 2.5% to 4.5% of net sales of licensed products and services, as defined. Minimum royalties of $45,000 per year must be paid to UMass. For 2005 and 2004, we have paid only the minimum royalty required. Additionally, we are required to pay sublicense fees of 18% for sublicense income, as defined. We are required to spend a minimum annual amount of $200,000 on research and development.

During 2004, we entered into license agreements with two parties, the terms of which provide for the initial payment of the license fee through an aggregate of six promissory notes totaling $1,400,000. The notes mature as follows: $333,333 on December 1, 2005; $666,667 on December 1, 2006; and $400,000 on June 1, 2007. There is no stated interest rate for $1,000,000 of notes, the remaining $400,000 bear interest at 10% per year, but only if the notes are not paid at maturity. Because of the uncertainty of the ultimate

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

13.   COMMITMENTS AND CONTINGENCIES (Continued)

collection of the principal amount of the notes, they have not been recorded in the financial statements and will not be recorded until their collectibility is reasonable assured.

The Company entered into a lease for office and laboratory space in Massachusetts commencing December, 2004 and expiring April, 2010 and for office space in California commencing November, 2005 and expiring May 2008. Annual minimum lease payments are as follows:

2005	$245,034
2006	545,546
2007	568,509
2008	386,311
2009	246,146
2010	83,400

During 2005, the Company entered into a lease for laboratory equipment commencing November 29, 2005 and expiring May 31, 2008. Annual minimum lease payments are as follows:

2005	$7,331
2006	87,972
2007	87,972
2008	36,655
219,930
Imputed interest	(25,090)
Net asset value	(194,840)
Less current portion	(86,916)
Long-term commitment under capital lease	$109,924

Rent expense recorded in the financial statements for the twelve month periods ended December 31, 2005 and 2004 was $461,155 and $293,045, respectively.

We have entered into employment contracts with certain executives and research personnel. The contracts provide for salaries, bonuses and stock option grants, along with other employee benefits. The employment contracts generally have no set term and can be terminated by either party. There is a provision for payments of three months to one year of annual salary as severance if we terminate a contract without cause, along with the acceleration of certain unvested stock option grants.

14.          LEGAL PROCEEDINGS

Geron-Related Proceedings

Campbell et al. v. Stice et al., Patent Interference Nos. 104,746 and 105,192.   These two interference proceedings were initiated January 30, 2002 at the request of Geron Corporation in an effort to obtain rights to U.S. Patent Nos. 5,945,577 and 6,235,970, which are licensed by the University of Massachusetts exclusively to us. In both proceedings, the Board of Patent Appeals and Interferences issued a decision adverse to us. Both of these decisions are being challenged in proceedings described below. This

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

14.   LEGAL PROCEEDINGS (Continued)

proceeding and the two proceedings discussed immediately below are referred to as the “Geron-Related Proceedings.” Adverse determinations in this matter would proclude the Company from using the intellectual property covered by the Patent.

University of Massachusetts and Advanced Cell Technology, Inc. v. Roslin Institute (Edinburgh), Geron Corporation and Exeter Life Sciences, Inc., U.S. District Court for the District of Columbia. We filed an action on February 18, 2005 in the U.S. District Court for the District of Columbia. We brought this action under 35 U.S.C. 146 to reverse the decision of the Board of Patent Appeals and Interferences regarding a patent to a method of cloning non-human animals. The patent, U.S. Patent No. 5,945,577, is licensed by the University of Massachusetts exclusively to us. No other activities have taken place in this action. The parties are actively engaged in settlement discussions. Adverse determinations in this proceeding would likely have a materially adverse effect on our business.

University of Massachusetts and Advanced Cell Technology, Inc. v. Roslin Institute (Edinburgh), Geron Corporation and Exeter Life Sciences, Inc., U.S. District Court for the District of Columbia. We filed an action on April 7, 2005 in the U.S. District Court for the District of Columbia. We brought this action under 35 U.S.C. 146 to reverse the decision of the Board of Patent Appeals and Interferences regarding a patent to a method of creating embryonic stem cells. The patent, U.S. Patent No. 6,235,970, is licensed by the University of Massachusetts exclusively to us. The parties are actively engaged in settlement discussions. Adverse determinations in this proceeding would likely have a materially adverse effect on our business.

University of Massachusetts v. James M. Robl and Phillippe Collas, Massachusetts Superior Court (Suffolk County). The University of Massachusetts, referred to as UMass, filed a complaint on February 22, 2004 in the Superior Court (Suffolk County) for the Commonwealth of Massachusetts. We are not a party to this litigation; however, a decision adverse to UMass in this litigation could have a materially adverse effect on our business. The complaint alleges the misappropriation by the defendants of valuable inventions in the fields of animal cloning and cell reprogramming, made by the defendants at UMass and with UMass support, that are exclusively licensed to ACT by UMass. The complaint includes counts for declaratory judgment, breach of contract seeking specific performance, injunctive relief and damages, intentional interference with contract and prospective contractual relations, conversion, breach of duty, and breach of the covenant of good faith and fair dealing. ACT has been cooperating with UMass in connection with the prosecution and possible settlement of this litigation. ACT has intervened in the litigation. The parties have reached a tentative settlement, but a definitive settlement agreement has not been agreed upon.

Other Legal Proceedings

Gary D. Aronson and John Gorton v. A.C.T. Group, Inc., Advanced Cell Technology, Inc., Michael D. West, and Gunnar L. Engstrom. Commonwealth of Massachusetts Superior Court, Worcester. C.A. No. 040523B. This proceeding was a claim for breach of contract and failure to pay brought by two of the individuals who held Promissory Notes issued by ACT Group Inc., a Delaware corporation (“ACT Group”). ACT was a named defendant in this proceeding. In April 2004, the court entered an order denying a request for a temporary restraining order and preliminary injunction with respect to our subsidiary ACT. In its order, the Court stated that, based upon the record before the Court at that stage of

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

14.   LEGAL PROCEEDINGS (Continued)

the proceeding, ACT was “not legally responsible” for these ACT Group obligations. In August 2004, the plaintiffs obtained a judgment against ACT Group for $690,040. The Massachusetts Superior Court before which this proceeding was pending entered an Order requiring all 6,811,146 shares of our stock held by ACT Group be placed in escrow pending sale to satisfy this judgment. The Company and certain officers and directors were named as contemnors in a related contempt complaint seeking to enforce the judgment against ACT Group and were ordered to show cause why they should not be held in contempt for allegedly aiding and abetting ACT Group’s alleged contempt. As fully discussed in Note 12, this matter was settled in September, 2005.

15.          INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”. SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at December 31, 2005, operating loss carryforwards of approximately $23,000,000, which may be applied against future taxable income and which expire in various years through 2024. If certain substantial changes in the Company’s ownership should occur, there will be an annual limitation on the amount of net operating loss carryforwards which can be utilized.

The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. A reconciliation of the statutory Federal income tax rate and the effective income tax rate for the years ended December 31, 2005 and 2004 follows:

	December 31, 2005	December 31, 2004
Statutory federal income tax rate	(35)%	(35)%
State income taxes, net of federal taxes	(8)%	(8)%
Non-deductible items	9%	0%
Valuation allowance	34%	43%
Effective income tax rate	0%	0%

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

15.   INCOME TAXES (Continued)

Significant components of deferred tax assets and liabilities are as follows:

	December 31, 2005	December 31, 2004
Deferred tax assets/(liabilities)
Net operating loss carryforwards	$8,050,000	$4,480,000
Deferred interest and finance charges	51,100	121,000
Bad debts	141,050	45,000
Deferred tax assets, net	8,242,150	4,646,000
Valuation allowance	(8,242,150)	(4,646,000)
Net deferred tax assets	$—	$—

16.          SUBSEQUENT EVENTS—UNAUDITED

In January and February 2006 convertible debenture holders converted principal debt in the amount of $668,000 into 290,435 shares of common stock at $2.30 per share. In addition, in March 2006 the Company made its initial redemption pursuant to the terms of the convertible debenture agreement described in Note 5. The terms of the agreement provide for payment in cash, or company stock under certain circumstances. In connection with the redemption, the Company paid approximately $52,000 in cash and authorized issuance of approximately 476,000 shares of common stock to debenture holders redeeming in stock. Such shares are not issued and outstanding until each individual debenture holder formally requests the transfer of shares to their individual brokerage accounts, and accordingly are not outstanding as of March 16, 2006.

On August 28, 2006 our Board of Directors repriced certain warrants issued previously in connection with the financing described in Note 6—Convertible Debentures. The warrants initial exercise price of $2.53 per share was repriced to $0.95 per share and certain of the warrants for 4,541,672 shares of our common stock were exercised generating proceeds to us of approximately $4,314,589. Replacement warrants identical in all respects to the exercised warrants, except for an adjusted strike price of $1.60, were issued to the warrant holders that exercised their warrants. The holders of original warrants that did not participate in the repricing transaction are entitled to an adjustment in the exercise price, as well as the conversion price in related convertible debentures, as applicable, pursuant to antidilution provisions contained in the warrant and debenture agreements.

On August 30, 2006, we entered into a License and Settlement Agreement with the University of Massachusetts (UMASS) and Start Licensing, Inc (Start) relating to the settlement of certain actions which are described in Note 14—Legal Proceedings. The terms of the Agreement include an initial payment to us of $500,000 and milestone payments to us of up to $750,000. In addition, Start, Geron Corporation and Roslin Institute each agree not to sue as under certain patent applications owned by Roslin Institute. In exchange, we and UMASS agreed to dismiss our appeal in these actions with prejudice, transfer control of related UMASS patents to Start and pay certain legal fees. Under the terms of the agreement we retained our rights under the UMASS patents in the human field.

As disclosed in Note 5—Convertible Debentures, we entered into a Securities Purchase Agreement with accredited investors for the issuance of convertible debentures September 15, 2005. Pursuant to the terms of this financing, the purchasers of the debentures had the right to make additional investment

ADVANCED CELL TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

16.   SUBSEQUENT EVENTS—UNAUDITED (Continued)

under substantially the same terms and conditions as this financing. On September 6, 2006, we executed a Securities Purchase Agreement with certain of the same accredited investors for the issuance of an aggregate of $10,981,250 principal amount of convertible debentures with an original issue discount of $2,231,250 representing approximately 20.31%. In connection with the closing of the sale of the debentures, we received gross proceeds of $8,750,000. The convertible debentures are convertible at the option of the holders into 38,129,340 shares of common stock at a fixed conversion price of $0.288 per share, subject to anti-dilution and other customary adjustments. In connection with the Securities Purchase Agreement, we also issued warrants to purchase an aggregate of 19,064,670 shares of our common stock. The term of the warrant is five years and the exercise price is $0.3168 per share, subject to anti-dilution and other customary adjustments.

Principal amounts owed under the debentures become due and payable commencing six months following closing the transaction. At that time, and each month thereafter based upon the investors’ elections, the Company is required to either repay  1/30 of the outstanding balance owed in cash, or convert the amount due into common stock at the lesser of $0.288 per share of 85% of the prior ten days’ average closing stock price, immediately preceding the redemption.

The agreements related to this financing contain provisions that qualify as embedded derivative instruments under SFAS No. 133—Accounting for Derivative Instruments and Hedging Activities. We have previously adopted the accounting provisions of SFAS No. 155—Accounting for Certain Hybrid Financial Instruments, and will record the fair value of these convertible instruments as of the date of closing, and will update the fair value in financial reporting as provided in SFAS No. 155.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.                 Indemnification of Directors and Officers

Article Ten of our certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director. Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Article Ten of our certificate of incorporation also provides that the corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25.                 Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

Type of Expense	Amount
Registration Fees	$1,273
Transfer Agent Fees	$5,000
Costs of Printing and Engraving	$30,000
Legal Fees	$50,000
Accounting Fees	$15,000
Total	$101,273

Item 26.                 Recent Sales of Unregistered Securities

In light of the merger and the complete change of business by the small business issuer following the merger, we have elected to disclose all unregistered sales of equity securities during the previous three years. For the portion of the three-year period prior to the consummation of the merger on January 31, 2005, the disclosure set forth below relates to unregistered sales of equity securities by ACT. For the period January 31, 2005 through December 31, 2006, the disclosure set forth below relates to our unregistered sales of equity securities. The issuances of the equity securities described below were made in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, relating to sales by an issuer not involving a public offering, and/or pursuant to the requirements of one or more of the safe harbors provided in Regulation D under the Securities Act or, in the case of equity compensation to employees, directors and eligible consultants, Rule 701 therewith.

On September 6, 2006, in connection with the closing of the exercise of the additional investment right described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2006, we issued to certain accredited investors an aggregate of $10,981,250 principal amount convertible debentures with an original issue discount of 20.3187%. In connection with the closing of the issuance and sale of convertible debentures, we received gross proceeds of $8,750,000. The convertible debentures are due and payable three years from the date of issuance, unless sooner converted into shares of our common stock. The conversion price of the debentures is $0.288, subject to anti-dilution and other customary adjustments. In connection with the securities purchase agreement, we also issued warrants to purchase an aggregate of 19,064,670 shares of our common stock. The term of the warrants is five years and the exercise price is $0.3168 per share, subject to anti-dilution and other customary adjustments.

On August 30, 2006, we entered into a securities purchase agreement with certain accredited investors for the issuance of an aggregate of $10,981,250 principal amount convertible debentures with an original issue discount of 20.3187%. In connection with the closing of the sale of convertible debentures, we received gross proceeds of $8,750,000. The convertible debentures are due and payable three years from the date of issuance, unless sooner converted into shares of our common stock. The conversion price of the debentures is $0.288, subject to anti-dilution and other customary adjustments. In connection with the securities purchase agreement, we also issued warrants to purchase an aggregate of 19,064,670 shares of our common stock. The term of the warrants is five years and the exercise price is $0.3168 per share, subject to anti-dilution and other customary adjustments.

On August 28, 2006, in connection with the warrant repricing transaction described above, we issued to certain 2005 Purchasers warrants to purchase an aggregate of 4,541,672 shares of our common stock. The term of the warrants is five years and the exercise price is $1.60 per share, subject to anti-dilution and other customary adjustments.

On August 23, 2006, in connection with certain consulting services provided to us, we issued to Trilogy Capital Partners, Inc. 1,050,000 warrants to purchase shares of its common stock, of which 550,000 are immediately vested and exercisable and 500,000 will vest and become exercisable after six months.

On April 21, 2006, we issued a warrant to purchase 20,000 shares of common stock at an exercise price of $2.54 per share to Chad Griffin in connection with consulting services provided to us by Mr. Griffin.

On April 24, 2006, we issued a warrant to purchase 300,000 shares of common stock at an exercise price of $2.54 per share to Stephen Price in connection with consulting services provided to us by Mr. Price.

On March 23, 2006, we issued a warrant to purchase 250,000 shares of common stock at an exercise price of $2.54 per share to MarketByte in connection with investor relation services provided to us.

On March 29, 2006, we issued 163,399 shares of our common stock to TranXenoGen, Inc. in connection with the transactions contemplated by a sublicense agreement entered into by the Company and TranXenoGen, Inc.

On November 4, 2005, we issued a warrant to purchase 174,075 shares of common stock at an exercise price of $2.54 per share to The Investors Relations Group Inc. in connection with investor relation services provided to us.

On October 10, 2005, we issued a warrant to purchase 150,000 shares of common stock at an exercise price of $2.53 per share to Crystal Research Associates in connection with investor relation services provided to us.

On October 5, 2005, we issued a warrant to purchase 500,000 shares of common stock at an exercise price of $2.53 per share to Bristol Capital, LLC in connection with consulting services provided to us.

On September 18, 2005, we issued 20,000 shares of common stock to Torkildson Katz Fonseca Moore & Hetherington in settlement of accounts payable for services provided to the company on a pre-merger basis.

On September 16, 2005, we issued 175,000 shares of common stock to Pillsbury Winthrop Shaw & Pittman in settlement of accounts payable for services provided to the company on a pre-merger basis.

On September 15, 2005, we entered into a securities purchase agreement with certain accredited investors for the issuance of an aggregate of $22,276,250 principal amount convertible debentures with an original issue discount of 20.3187%. In connection with the closing of the sale of convertible debentures, we received gross proceeds of $17,750,000. The convertible debentures are due and payable three years from the date of issuance, unless sooner converted into shares of our common stock. The conversion price of the debentures is $2.30, subject to anti-dilution and other customary adjustments. In connection with the securities purchase agreement, we also issued warrants to purchase an aggregate of 4,842,663 shares of our common stock. The term of the warrants is five years and the exercise price is $2.53 per share, subject to anti-dilution and other customary adjustments.

On September 15, 2005, in connection with this financing described above, we issued a warrant to purchase 1,162,239 shares of common stock at an exercise price of $2.53 per share, to T.R. Winston & Company, LLC.

On September 14, 2005, as part of the settlement agreement relating to the litigation entitled Gary D. Aronson and John Gorton v. A.C.T. Group, Inc., Advanced Cell Technology, Inc., Michael D. West, and Gunnar L. Engstrom pending in Commonwealth of Massachusetts Superior Court, Worcester, C.A. No. 040523B, we issued to Gary Aronson and John Gorton unsecured convertible promissory notes in the aggregate amount of $600,000, bearing interest at the rate of 7.5% per annum and maturing July 1, 2006, referred to as the settlement note. The settlement note may be prepaid at any time without penalty. The holders of the settlement note have the right to convert the settlement note, in whole or in part, into our common stock at the price specified in the settlement warrants. We also issued to Aronson and Gorton warrants to purchase 422,727 shares of our common stock, preferred stock or other non-debt securities issued by us at an exercise price of $2.20 per share of common stock or per share of common stock underlying any preferred stock or other non-debt securities.

On September 14, 2005, we issued a warrant to purchase 50,000 shares of common stock at an exercise price of $2.20 per share to Reinaldo Diaz in connection with consulting services provided to us.

On September 14, 2005, we issued a warrant to purchase 33,000 shares of common stock at an exercise price of $2.20 per share to William Woodward in connection with consulting services provided to us.

On January 31, 2005, our Board of Directors approved the establishment of the 2005 Stock Incentive Plan, referred to as the 2005 Plan, subject to approval of our shareholders. The Board approved stock option grants to employees and consultants totaling 7,808,335 under the 2005 Plan. These grants included 7,273,335 awarded to employees and 535,000 awarded to consultants.

On January 31, 2005, we closed the merger. We filed a Form 8-K on February 4, 2005 reporting that we had completed the merger transaction and the following issuances of unregistered securities in connection therewith. As a result of the merger, all of the outstanding shares of the capital stock of ACT were converted, on a pro rata basis, into the right to receive an aggregate of approximately 18,000,000 shares of our common stock. In addition, all outstanding options and warrants to acquire shares of the capital stock of ACT were converted into the right to receive shares of our common stock, and we have assumed the ACT 2004 Stock Option Plan and the ACT 2004 Stock Option Plan II and all options granted thereunder.

On or about January 27, 2005, ACT issued 616,124 shares of its common stock and granted associated warrants to purchase 308,062 shares of common stock at a per share price of $1.27 to five holders of $500,000 aggregate principal amount of short-term promissory notes, plus interest of $23,708 in exchange for and in retirement of the notes. The issuance of the notes is described below.

On or about January 15, 2005, ACT issued 17,647 shares of common stock to Robert Scherne in consideration of accounting services provided to ACT.

During the period January 3, 2005 through January 31, 2005, ACT completed a preferred unit offering in which ACT sold 4,705,890 investment units to a group of accredited investors (within the meaning of Rule 501 of Regulation D) for total consideration of $8,000,000. The completion of the offering resulted in the issuance of 9,411,788 shares of its Series A Preferred Stock and associated warrants to purchase 4,705,890 shares of common stock at a per share price of $1.27. In consideration of services rendered in connection with the preferred unit offering, ACT paid consultants to the preferred unit offering 469,247 investment units, which resulted in the issuance by ACT of 469,247 shares of Series A Preferred Stock and associated warrants to purchase 234,629 shares of common stock at a per share price of $1.27.

On December 30, 2004, we issued 1,291,615 warrants to consultants and employees with an exercise price of $2.00 per share, and 1,833,260 cashless warrants with an exercise price of $0.85, as reported in the our Form 8-K filed February 4, 2005. All of these warrants are exercisable for a period of 10 years, enjoy “piggy-back” registration rights and may not be exercised for a period of twelve months from the date of issuance.

On December 13, 2004, ACT’s Board of Directors and stockholders approved the establishment of the 2004 Stock Plan II. The total number of common shares available for grant and issuance under the plan may not exceed 1,301,161 shares, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the committee or the Board of Directors or a committee established by the Board of Directors. As of December 31, 2004, ACT had granted 1,301,161 common stock purchase options under the plan to certain employees and consultants of ACT.

On December 13, 2004, ACT granted warrants to certain employees and consultants to purchase 1,954,000 shares of common stock at a price of $0.25 per share in consideration for consulting services provided to ACT.

On November 30, 2004, ACT granted warrants to purchase 100,000 shares of common stock at a per share price of $0.25 to a former executive of the company in connection with the termination of his employment contract. The warrants are exercisable on or after April 1, 2005 and lapse if unexercised on April 1, 2010.

On November 26, 2004, ACT granted to Andwell, LLC warrants to purchase 250,000 shares of common stock at a per share price of $0.05 in connection with the early release of $500,000 of escrowed funds from the ACT preferred unit offering escrow account. The warrants are exercisable immediately upon issuance and lapse if unexercised on November 26, 2006.

During the period August 2004 through October 2004, ACT issued promissory notes aggregating $500,000 face value to certain accredited investors, within the meaning of Rule 501 of Regulation D, for cash proceeds of $450,000 and the assumption of $50,000 of debt owed by ACT Group to one of its creditors. The notes were convertible at the option of the holder into shares of ACT’s capital stock sold in a subsequent financing, at an amount equal to the lowest per share selling price of shares of that stock issued in such financing. As described above, these notes were converted into ACT common stock and warrants on January 27, 2005. As additional consideration for the purchase of the notes, ACT granted to the note holders warrants entitling them to purchase 700,000 common shares at an exercise price of $0.05. Warrants for 300,000 shares were exercisable immediately upon issuance and expire two years from the date of issue. Warrants for 400,000 shares are exercisable on or after February 1, 2006 and expire February 1, 2008.

On August 12, 2004, ACT’s Board of Directors approved the establishment of the 2004 Stock Plan, subject to approval by our stockholders on or before August 12, 2005. Stockholder approval was received on December 13, 2004. The total number of common shares available for grant and issuance under the plan may not exceed 2,800,000 shares, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the committee or the Board of Directors or a committee established by the Board of Directors. At December 31, 2004, we had granted 2,604,000 common share purchase options under the plan.

On September 27, 2003, ACT issued 2,596,967 shares of its common stock to its majority stockholder pursuant to the cashless exercise of 3,051,738 options.

On April 1, 2003, ACT issued 73,263 shares of its common stock to the University of Massachusetts in consideration for a license to certain intellectual property.

On or about February 1, 2002, ACT issued 284,000 shares of its common stock to the University of Massachusetts in consideration for a license to certain intellectual property.

Item 27.                 Exhibits

Please see the Exhibit Index which follows the signature page to this Registration Statement on Form SB-2 and which is incorporated by reference herein.

Item 28.                 Undertakings

The undersigned registrant undertakes that it will:

1.      File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)    Include any prospectus required by section 10(a)(3) of the Act;

(b)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(c)    Include any additional or changed material information on the plan of distribution.

2.      For determining liability under the Act, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

4.      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5.      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Alameda, State of California, on January 25, 2007.

ADVANCED CELL TECHNOLOGY, INC.
By:	/s/ WILLIAM M. CALDWELL, IV
Its:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William M. Caldwell, IV his true and lawful attorney-in-fact and agent, with full power of substitution, for him an in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ WILLIAM M. CALDWELL, IV	January 25, 2007
Name: William M. Caldwell, IV Title: Chief Executive Officer (Principal Executive Officer)
By:	/s/ IVAN WOLKIND	January 25, 2007
Name: Ivan Wolkind Title: Principal Financial and Accounting Officer
By:	/s/ MICHAEL D. WEST	January 25, 2007
Name: Michael D. West, Ph.D. Title: Director
By:	/s/ ALAN C. SHAPIRO	January 25, 2007
Name: Alan C. Shapiro, Ph.D. Title: Director
By:	/s/ ERKKI RUOSLAHTI	January 25, 2007
Name: Erkki Ruoslahti, M.D., Ph.D. Title: Director
By:	/s/ ALAN G. WALTON	January 25, 2007
Name: Alan G. Walton, Ph.D., D.Sc. Title: Director

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger between the Company, A.C.T. Acquisition Corp. and ACT, dated as of January 3, 2005 (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 4, 2005 (File No. 000-50295) and incorporated by reference herein).

2.2

Agreement and Plan of Merger between Advanced Cell Technology, Inc., a Nevada corporation, and Advanced Cell Technology, Inc, a Delaware corporation, dated as of November 18, 2005 (previously filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on November 21, 2005 (File No. 000-50295) and incorporated by reference herein).

2.2

Agreement and Plan of Merger between Advanced Cell Technology, Inc., a Delaware corporation, and ACT, dated as of November 18, 2005 (previously filed as Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed on November 21, 2005 (File No. 000-50295) and incorporated by reference herein).

3.1

Certificate of Incorporation of the Company (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 21, 2005 (File No. 000-50295) and incorporation by reference herein).

3.1.1

Certificate of Amendment to Articles of Incorporation dated April 1, 2004 (previously filed as Exhibit 3.1.1 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

3.1.2

Certificate of Amendment to Articles of Incorporation dated December 30, 2004 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 4, 2005 (File No. 000-50295) and incorporated by reference herein).

3.1.3

Certificate of Amendment to Articles of Incorporation dated June 23, 2005 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 22, 2005 (File No. 000-50295) and incorporated by reference herein).

3.1.4

Certificate of Amendment to Articles of Incorporation dated July 6, 2005 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 7, 2005 (File No. 000-50295) and incorporated by reference herein).

3.2	Bylaws of the Company (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 21, 2005 (File No. 000-50295) and incorporated by reference herein).
3.2.1

Amendment to Bylaws of the Company (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 29, 2004 (File No. 000-50295) and incorporated by reference herein).

4.1	Specimen Stock Certificate (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 21, 2005 (File No. 000-50295) and incorporated by reference herein).
4.2

Form of $0.05 Warrant to Purchase Common Stock of ACT. ACT issued warrants in this form for the purchase of an aggregate of 900,000 shares, including a warrant to purchase 250,000 shares of ACT common stock to Andwell, LLC, an entity affiliated with William Caldwell, IV, the Chief Executive Officer and a director of the Company (previously filed as Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

4.3

Form of $0.25 Warrant to Purchase Common Stock of ACT. ACT issued warrants in this form for the purchase of an aggregate of 1,954,000 shares, including (i) a warrant to purchase 236,000 shares of ACT common stock to Andwell, LLC, an entity affiliated with William Caldwell, IV, the Chief Executive Officer and a director of the Company, (ii) a warrant to purchase 75,000 shares of ACT common stock to Rocket Ventures, an entity affiliated with Jonathan Atzen, a Senior Vice President and the General Counsel of the Company (previously filed as Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

4.4

$0.25 Warrant to Purchase Common Stock of the Company issued to Gunnar Engstrom (previously filed as Exhibit 4.4 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

4.5

Form of $0.85 Warrant to Purchase Common Stock of ACT (previously filed as Exhibit 4.5 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

4.6

Form of $1.27 Warrant to Purchase Common Stock of ACT (previously filed as Exhibit 4.6 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

4.7

Form of $2.00 Warrant to Purchase Common Stock of ACT (previously filed as Exhibit 4.7 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

4.8

Form of Subscription Agreement to Purchase Series A Convertible Preferred Units of ACT (previously filed as Exhibit 4.8 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

4.9

Form of Share Purchase Agreement to purchase common stock of Two Moons Kachinas Corp. (“TMOO”), the predecessor to the Company (previously filed as Exhibit 4.9 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

4.10

Form of Lock-Up Agreement entered into by certain sellers of TMOO common stock (previously filed as Exhibit 4.10 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

4.11

Form of Lock-Up Agreement entered into by certain buyers of TMOO common stock (previously filed as Exhibit 4.11 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

4.12

Investor’s Rights Agreement between ACT and Avian Farms, Inc. dated December 31, 1998 (previously filed as Exhibit 4.12 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

5.1	Opinion of Pierce Atwood LLP.*
9.1

Form of Voting Agreement for shares of common stock of ACT held by certain parties effective as of January 31, 2005 (previously filed as Exhibit 9.1 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000- 50295) and incorporated by reference herein).

10.1

Exclusive Development and License Agreement between GTC Biotherapeutics (f/k/a as Genzyme Transgenics Corporation) and ACT dated June 8, 1999 (previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000- 50295) and incorporated by reference herein).

10.2

Exclusive License Agreement dated April 16, 1996 between the University of Massachusetts and ACT as amended on September 1, 1997, May 31, 2000 and September 19, 2002 (previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.3

Materials and Research Data License Agreement dated January 26, 2001 between Wake Forest University and ACT (previously filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.3.1

July 1, 2002 Assignment to Wake Forest University Health Sciences (previously filed as Exhibit 10.3.1 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.4

Exclusive License Agreement dated February 1, 2002 between the University of Massachusetts and ACT (previously filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.5

Non-Exclusive Sublicense Agreement between ACT and Infigen, Inc. dated August 1, 2003 (previously filed as Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.6

Non-Exclusive License Agreements, dated January 1, 2001 between ACT and PPL Therapeutics (Scotland) Limited (previously filed as Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.7

Nonexclusive License Agreement dated May 1, 2001 between ACT and Immerge BioTherapeutics, Inc. (previously filed as Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.8

Nonexclusive License and Sponsored Research Agreement dated June 29, 2001 between ACT and Charles River Laboratories, Inc. (previously filed as Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.9

Non-Exclusive Sublicense Agreement between Cyagra, Inc., ACT, ACT Group and Goyaike, S.A. dated November 20, 2001 (previously filed as Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.10

Exclusive Sublicense Agreement between ACT, ACT Group and Cyagra, Inc. dated June 28, 2002 (previously filed as Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.11

Non-Exclusive License Agreement dated November 8, 2002 between ACT and Merial Limited (previously filed as Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.12

Non-Exclusive Sublicense Agreement between ACT and Infigen, Inc. dated August 1, 2003 (previously filed as Exhibit 10.12 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.13

Exclusive License Agreement dated October 22, 2003 between ACT and Exeter Life Sciences, Inc. (previously filed as Exhibit 10.13 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.13.1

Letter of Intent between ELS and ACT dated March 16, 2003 (previously filed as Exhibit 10.13.1 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.13.2	Sponsored Research Agreement (previously filed as Exhibit 10.13.2 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.14

Non-Exclusive License Agreement dated January 4, 2002 between ACT and Genetic Savings & Clone (previously filed as Exhibit 10.14 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.15

Non-Exclusive License Agreement dated February 3, 2004 between ACT and Pureline Genetics (previously filed as Exhibit 10.15 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.16

Non-Exclusive License Agreement dated February 3, 2004 between ACT and First Degree Genetics (previously filed as Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.17

Non-Exclusive License Agreement dated February 3, 2004 between ACT and One Degree Genetics (previously filed as Exhibit 10.17 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.18

Option to License Intellectual Property dated December 31, 2003 between ACT and PacGen Cellco, LLC (previously filed as Exhibit 10.18 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.18.1

First Amendment to Option to License Intellectual Property dated February 13, 2004 (previously filed as Exhibit 10.18.1 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.19

Exclusive License Agreement (Infigen IP) dated May 14, 2004 between ACT and PacGen Cellco, LLC (previously filed as Exhibit 10.19 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.19.1	First Amendment to Exclusive License Agreement (Infigen IP) dated August 25, 2005.
10.20

Exclusive License Agreement (UMass IP) dated May 14, 2004 between ACT and PacGen Cellco, LLC (previously filed as Exhibit 10.20 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.20.1	First Amendment to Exclusive License Agreement (UMass IP) dated August 25, 2005.

10.21

Exclusive License Agreement (ACT IP) dated May 14, 2004 between ACT and PacGen Cellco, LLC (previously filed as Exhibit 10.21 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.21.1	First Amendment to Exclusive License Agreement (ACT IP) dated August 25, 2005.
10.22

Agreement to Amend ACT/CELLCO License Agreements dated September 7, 2004 ACT and PacGen Cellco, LLC (previously filed as Exhibit 10.22 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.23

Indemnification Agreement of David Merrell to certain buyers of TMOO common stock dated December 31, 2004 (previously filed as Exhibit 10.23 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.24

Convertible Promissory Note to ACT Group, Inc. dated July 12, 2002 in the amount of $1,000,000 (previously filed as Exhibit 10.24 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.25

Promissory Note issued by ACT to Pierce Atwood LLP dated January 2005 in the amount of $150,000 (previously filed as Exhibit 10.25 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.26

Promissory Note issued by ACT to Pierce Atwood dated July 1, 2003 in the amount of $339,000 (previously filed as Exhibit 10.26 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.27

Promissory Note issued by ACT to Rothwell, Figg, Ernst & Manbeck, P.C. dated July 8, 2003 in the amount of $272,108 (previously filed as Exhibit 10.27 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.28

Forbearance and Stock Purchase Agreement Among Avian Farms, Inc., ACT Group, Inc., ACT and Cima Biotechnology, Inc., dated July 16, 1999, as amended December 23, 1999 (previously filed as Exhibit 10.28 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.29

Securityholders’ Agreement among ACT, ACT Group, Cyagra, Inc. and Goyaike S.A. dated November 20, 2001 (previously filed as Exhibit 10.29 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.30.1

Securityholders’ Agreement among ACT, ACT Group, Cyagra, Inc. and Goyaike S.A. dated July 1, 2002 (previously filed as Exhibit 10.30.1 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.30.2

Collaboration Agreement and Technology License (previously filed as Exhibit 10.30.2 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.30.3

Separation Agreement among ACT, ACT Group, Cyagra, Inc. and Goyaike S.A. (previously filed as Exhibit 10.30.3 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.31

Membership Interest Exchange and Asset Sale Agreement dated May 31, 2000, by and among ACT and Hematech, LLC, et al. (previously filed as Exhibit 10.31 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.31.1

Buyout Option Agreement dated May 31, 2000 between Hematech, LLC and ACT (previously filed as Exhibit 10.31.1 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.32

Space Sublease Agreement dated November, 2004, between BioReliance and ACT, for 381 Plantation Street, Worcester, MA 01605 (previously filed as Exhibit 10.32 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.33

Advanced Cell Technology, Inc. 2004 Stock Option Plan. Pursuant to this option plan, ACT issued options to purchase an aggregate 2,604,000 shares, including (i) options to purchase 1,500,000 shares of ACT common stock to Michael West, the Chairman of the Board of Directors and the Chief Scientific Officer of the Company, and (ii) options to purchase 750,000 shares of ACT common stock to Robert Lanza, the Vice President of Medical and Scientific Development of the Company (previously filed as Exhibit 10.33 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000- 50295) and incorporated by reference herein).

10.34

Advanced Cell Technology, Inc. 2004 Stock Option Plan II. Pursuant to this option plan, ACT issued options to purchase an aggregate 1,301,161 shares, including (i) options to purchase 651,161 shares of ACT common stock to William Caldwell, IV, the Chief Executive Officer and a director of the Company, and (ii) options to purchase 240,000 shares of ACT common stock to Robert Peabody, a director of the Company (previously filed as Exhibit 10.34 to the Registrant’s Quarterly Report on Form 10- QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.35

A.C.T. Holdings, Inc. 2005 Stock Option Plan (previously filed as Appendix A to the Registrant’s preliminary proxy statement on Form PRE-14A filed on May 10, 2005 (File No. 000-50295) and incorporated by reference herein).

10.36

Form of Incentive Stock Option Agreement (previously filed as Exhibit 10.36 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.37

Form of Nonqualified Stock Option Agreement (previously filed as Exhibit 10.37 to the Registrant’s Quarterly Report on Form 10- QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.38

Employment Agreement between ACT and William M. Caldwell, IV dated December 31, 2004 (previously filed as Exhibit 10.38 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.39

Employment Agreement between ACT and Michael D. West dated December 31, 2004 (previously filed as Exhibit 10.39 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.39.1

Amendment No. 1 to Employment Agreement between ACT and Michael D. West dated August 1, 2005 (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 5, 2005 (File No. 000-50295) and incorporated by reference herein).

10.40

Employment Agreement between ACT and Robert Lanza dated February 1, 2005 (previously filed as Exhibit 10.40 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.41

Employment Agreement between the Registrant, ACT and James G. Stewart dated March 13, 2005 (previously filed as Exhibit 10.41 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.41.1

Amendment to Employment Agreement between the Registrant and James G. Stewart dated September 16, 2005 (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 22, 2005 (File No. 000-50295) and incorporated by reference herein).

10.42

Employment Agreement between ACT and Robert Peabody dated February 9, 2005 (previously filed as Exhibit 10.42 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.43

Employment Agreement between ACT and Jonathan Atzen dated April 1, 2005 (previously filed as Exhibit 10.43 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.44

Employment Agreement between ACT and Irina Klimanskaya dated October 1, 2003 (previously filed as Exhibit 10.44 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.45

Employment Agreement between ACT and Sadhana Agarwal dated April 1, 2004 (previously filed as Exhibit 10.45 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.46

Employment Agreement between ACT and James Murai dated February 17, 2005 (previously filed as Exhibit 10.46 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.47

Employment Agreement between ACT and David Larocca dated February 9, 2005 (previously filed as Exhibit 10.47 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.48

Consulting Agreement between ACT and William M. Caldwell, IV dated October 1, 2004 (previously filed as Exhibit 10.48 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.49

Consulting Agreement between ACT and Jonathan Atzen dated January 14, 2005 (previously filed as Exhibit 10.49 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.50

Consulting Agreement between ACT and Stephen Price dated December 31, 2004 (previously filed as Exhibit 10.50 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.50.1

Consulting Agreement between ACT and Stephen Price dated April 28, 2005 (previously filed as Exhibit 10.50.1 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.51

Consulting Agreement between ACT and Chad Griffin dated April 1, 2005 (previously filed as Exhibit 10.51 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.52

Consulting Agreement between ACT and James Stewart dated January 14, 2005 (previously filed as Exhibit 10.52 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.53

Settlement Agreement between ACT and Gunnar Engstrom dated January 28, 2005 (previously filed as Exhibit 10.53 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.54

Confidentiality and Nondisclosure Agreement dated February 3, 1999 between ACT and Robert Lanza, M.D. (previously filed as Exhibit 10.54 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.55

Consulting Agreement dated September 29, 1997 between ACT and Dr. James Robl (previously filed as Exhibit 10.55 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.56

Consulting Agreement dated January 23, 1998 between ACT and Dr. James Robl (previously filed as Exhibit 10.56 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.57

Final Settlement Agreement dated August 6, 1999 between Infigen, Inc., ACT and Steven Stice (previously filed as Exhibit 10.57 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.58

Letter Agreement dated April 20, 2000 between ACT and Dr. Steven L. Stice (previously filed as Exhibit 10.58 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.59

Master Laboratory Services Agreement dated as of January 4, 2001 between White Eagle Laboratories, Inc. and ACT (previously filed as Exhibit 10.59 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.60

Master Study Agreement dated as of December 4, 2000 between Biomedical Research Models, Inc. and ACT (previously filed as Exhibit 10.60 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.61

Agreement Relating to the Transfer of Biological Materials dated as of February 3, 2000 between Wake Forest University and ACT (previously filed as Exhibit 10.61 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.62

Materials Transfer Agreement dated February 16, 2000 between ACT, B.C. Cancer Agency and Dr. Peter Lansdorp (previously filed as Exhibit 10.62 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.63

Materials Transfer Agreement dated January 19, 2000 between ACT, IPK and Anna Wobus (previously filed as Exhibit 10.63 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.64

Materials Transfer Agreement dated February 23, 2000 between ACT, Philip Damiani and Carlos T. Moraes (previously filed as Exhibit 10.64 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.65

Material Transfer Agreement dated January 6, 1997 between ACT, University of Massachusetts, University of Colorado and Curtis R. Freed (previously filed as Exhibit 10.65 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000- 50295) and incorporated by reference herein).

10.66

Material Transfer Agreement dated March 20, 2000 between ACT, Charlotte Farin and Peter Farin (previously filed as Exhibit 10.66 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.67

Sponsored Research Agreement dated as of May 15, 2000 between Carl H. Lindner, Jr. Family Center for Research of Endangered Wildlife (CREW) and ACT (previously filed as Exhibit 10.67 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.68

Sponsored Research Agreement dated as of August 9, 2000 between Cornell University and ACT (previously filed as Exhibit 10.68 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.69

Sponsored Research Agreement dated as of December 1, 1999 between ACT and the University of Massachusetts Amherst (previously filed as Exhibit 10.69 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.69.1

Amendment No. 1 to Agreement dated December 1, 1999 (previously filed as Exhibit 10.69.1 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.70

Sponsored Research Agreement dated August 1, 1999 between ACT and UMass (D. Good) (previously filed as Exhibit 10.70 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.71

Term Sheet for Non-Exclusive License Agreement dated as of December 23, 2000 between Immerge BioTherapeutics, Inc. and ACT, as amended by First Amendment to Term Sheet dated March 14, 2001 (previously filed as Exhibit 10.71 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.72

Withdrawal, Termination, Assignment and Assumption Agreement dated March 14, 2001 by and among ACT, BioTransplant, Inc., Immerge BioTherapeutics, Inc. and Infigen, Inc. (previously filed as Exhibit 10.72 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.73

Consulting Agreement between ACT and Karen Chapman dated January 15, 2005 (previously filed as Exhibit 10.73 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.74

Research Collaboration Agreement between ACT and The Burnham Institute dated May 23, 2005 (previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-QSB filed on August 15, 2005 (File No. 000-50295) and incorporated by reference herein).

10.75

Securities Purchase Agreement dated September 15, 2005 (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 19, 2005 (File No. 000-50295) and incorporated by reference herein).

10.76

Registration Rights Agreement dated September 15, 2005 (previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on September 19, 2005 (File No. 000-50295) and incorporated by reference herein).

10.77

Form of Common Stock Purchase Warrant (previously filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on September 19, 2005 (File No. 000-50295) and incorporated by reference herein).

10.78

Form of Amortizing Convertible Debenture (previously filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on September 19, 2005 (File No. 000-50295) and incorporated by reference herein).

10.79	Form of Lock-up Agreement (previously filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on September 19, 2005 (File No. 000-50295) and incorporated by reference herein).
10.80

Settlement Agreement dated September 14, 2005 (previously filed as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on September 19, 2005 (File No. 000-50295) and incorporated by reference herein).

10.81

Form of Convertible Promissory Note (Unsecured) (previously filed as Exhibit 10.7 to the Registrant’s Current Report on Form 8- K filed on September 19, 2005 (File No. 000-50295) and incorporated by reference herein).

10.82

Form of Warrant to Purchase Securities (previously filed as Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed on September 19, 2005 (File No. 000-50295) and incorporated by reference herein).

10.83

Agreement between Advanced Cell Technology, Inc., Advanced Cell, Inc. and A.C.T. Group, Inc. dated September 15, 2005 (previously filed as Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed on September 19, 2005 (File No. 000-50295) and incorporated by reference herein).

10.84

Agreement between Capital Financial Media, LLC and Advanced Cell Technology, Inc., dated February 9, 2006 (previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 15, 2006 (File No. 000-50295) and incorporated by reference herein).

10.85

Sublease Agreement between Avigen, Inc. and Advanced Cell Technology, Inc., dated November 29, 2005. (previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 15, 2006 (File No. 000-50295) and incorporated by reference herein).

10.86

Exclusive Sublicense Agreement between Advanced Cell Technology, Inc. and TranXenoGen, Inc., dated March 29, 2006 (previously filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-QSB filed on May 15, 2006 (File No. 000-50295) and incorporated by reference herein).

10.87

Non-Exclusive License Agreement between Kirin Beer Kabushiki Kaisha, Aurox, LLC, Hematech, LLC, and Kirin SD, Inc., and Advanced Cell Technology, Inc., dated May 9, 2006 (previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-QSB filed on August 11, 2006 (File No. 000-50295) and incorporated by reference herein).

10.88

Exclusive License Agreement between Kirin Beer Kabushiki Kaisha, Aurox, LLC, Hematech, LLC, and Kirin SD, Inc., and Advanced Cell Technology, Inc., dated May 9, 2006 (previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-QSB filed on August 11, 2006 (File No. 000-50295) and incorporated by reference herein).

10.89

Purchase Agreement between Kirin SD, Inc. and Advanced Cell Technology, Inc. dated May 9, 2006(previously filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-QSB filed on August 11, 2006 (File No. 000-50295) and incorporated by reference herein).

10.90

Consulting Agreement between Advanced Cell Technology, Inc. and James G. Stewart dated August 17, 2006 (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 18, 2006 (File No. 000-50295) and incorporated by reference herein).

10.91

Securities Purchase Agreement dated August 30, 2006 (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 8, 2006 (File No. 000-50295) and incorporated by reference herein).

10.92

Registration Rights Agreement dated September 15, 2005 (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 8, 2006 (File No. 000-50295) and incorporated by reference herein).

10.93

Form of Common Stock Purchase Warrant (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 8, 2006 (File No. 000-50295) and incorporated by reference herein).

10.94

Form of Amortizing Convertible Debenture (previously filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on September 8, 2006 (File No. 000-50295) and incorporated by reference herein).

10.95	Form of Lock-up Agreement (previously filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on September 8, 2006 (File No. 000-50295) and incorporated by reference herein).
10.96

Amendment No. 1, dated as of January 11, 2007, to the Securities Purchase Agreement, dated August 30, 2006, the Amortizing Convertible Debenture, dated September 6, 2006, and the Registration Rights Agreement, dated August 30, 2006.*

10.97	Amendment No. 1, dated as of January 11, 2007, to the Securities Purchase Agreement, , the Amortizing Convertible Debenture, and the Registration Rights Agreement, each dated August 30, 2006.*
14.1

Code of Ethics for Designated Senior Financial Managers (previously filed as Exhibit 14.1 to the Registrant’s Current Report on Form 8-K filed on August 5, 2005 (File No. 000-50295) and incorporated by reference herein).

14.2	Code of Business Conduct and Ethics (previously filed as Exhibit 14.2 to the Registrant’s Current Report on Form 8-K filed on August 5, 2005 (File No. 000-50295) and incorporated by reference herein).
16.1

Letter from Pritchett, Siler & Hardy, P.A. regarding change in independent accountants (previously filed as Exhibit 16.1 to the Registrant’s Current Report on Form 8-K filed on May 10, 2005 (File No. 000-50295) and incorporated by reference herein).

23.1	Consent of Stonefield Josephson, Inc.*
23.2	Consent of Pierce Atwood LLP (included in Exhibit 5.1 filed herewith).*

*                    Filed herewith.